UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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WALKER & DUNLOP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WALKER & DUNLOP, INC.

7501 Wisconsin Avenue, Suite 1200E

Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2015

10:00 a.m. Eastern Daylight Time

Dear Stockholder:

You are cordially invited to attend our 2015 annual meeting of stockholders to be held on Thursday, June 4, 2015, at 10:00 a.m., Eastern Daylight Time, at

Hilton Garden Inn

7301 Waverly Street

Bethesda, Maryland 20814

for the following purposes:

1.	To elect eight directors from the nominees named in this proxy statement to serve one-year terms expiring at the 2016 annual meeting of stockholders;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	To (i) approve adoption of the Company’s 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”), which constitutes an amendment to and restatement of the Company’s 2010 Equity Incentive Plan, as amended (the “2010 Equity Incentive Plan”) and that would increase the number of shares reserved under, modify individual limits of categories of awards under, add additional performance measures applicable to, extend the termination date of, and make certain other related technical amendments to, the 2010 Equity Incentive Plan, and (ii) re-approve certain material terms and conditions relating to performance-based compensation under the 2015 Equity Incentive Plan (together, the “Plan Amendment Proposal”); and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Only stockholders of record at the close of business on April 6, 2015 will be entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS FOR VOTING ACCOMPANYING THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR, IF YOU REQUESTED PRINTED COPIES OF THE PROXY MATERIALS, YOUR PROXY OR VOTING INSTRUCTION CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE, AS DISCUSSED IN THIS PROXY STATEMENT.

By Order of the Board of Directors

Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel and Secretary

Bethesda, Maryland

April 16, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 4, 2015:

The Proxy Statement and Annual Report to Stockholders are available free of charge at http://www.edocumentview.com/WD.

i

Employment and Separation Agreements	46
Management Stock Purchase Plan (MSPP)	48
Potential Payments Upon Termination	49
Director Compensation	52
Equity Compensation Plan Information	53
Compensation Committee Interlocks and Insider Participation	53
Proposal 3: Adoption of the Company’s 2015 Equity Incentive Plan and Re-Approval of Material Terms and Conditions Relating to Performance-Based Compensation	54
Material Amendments included in the 2015 Equity Incentive Plan	55
Re-approval of Material Terms and Conditions Relating to Performance-Based Compensation	55
Summary of the Material Terms of the 2015 Equity Incentive Plan	59
Summary of U.S. Federal Income Tax Consequences	64
New Awards	65
Registration with the SEC	65
VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	66
Section 16(a) Beneficial Ownership Reporting Compliance	68
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	69
Related Party Transaction Policies	69
2010 Registration Rights Agreement	69
Amendment of 2010 Registration Rights Agreement	70
2012 Registration Rights Agreement	70
Column Voting Agreement	71
CWFS’ Designation and Election of Directors	71
Column Indemnification Agreements	71
Column Stock Repurchase	73
CMBS Partnership	73
Servicing Fees	73
CoStar Information Subscriptions	74
OTHER MATTERS	75
Other Matters to Come Before the 2015 Annual Meeting	75
Stockholder Proposals and Nominations for the 2016 Annual Meeting	75
ANNEX A	A-1

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WALKER & DUNLOP, INC.

7501 Wisconsin Avenue, Suite 1200E

Bethesda, Maryland 20814

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why is this proxy statement being made available?

We have made this proxy statement available to you because you own shares of common stock of Walker & Dunlop, Inc. This proxy statement contains information related to the solicitation of proxies for use at our 2015 annual meeting of stockholders, to be held at 10:00 a.m., Eastern Daylight Time, on Thursday, June 4, 2015 at Hilton Garden Inn, 7301 Waverly Street, Bethesda, Maryland for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Walker & Dunlop, Inc. on behalf of our Board of Directors. Unless otherwise stated, as used in this proxy statement, the terms “we,” “our,” “us” and the “Company” refer to Walker & Dunlop, Inc. The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders beginning on or about April 22, 2015.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we are permitted to furnish our proxy materials over the internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. The Notice of Internet Availability of Proxy Materials instructs you on how to access and review the proxy statement and 2014 Annual Report to Stockholders over the internet. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting.

If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

What information is presented in this proxy statement?

The information contained in this proxy statement relates to the proposals to be voted on at the annual meeting of stockholders, the voting process, our Board of Directors and Board committees, the compensation of our directors and our executive officers for the fiscal year ended December 31, 2014, and other required information.

Who is entitled to vote at the annual meeting?

Only holders of record of our common stock at the close of business on April 6, 2015, the record date for the annual meeting of stockholders, are entitled to receive notice of the annual meeting and to vote at the annual meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.

When you vote by following the instructions in the Notice of Internet Availability of Proxy Materials or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, you appoint Richard M. Lucas and William M. Walker as your representatives to vote your common stock at the annual meeting. Messrs. Lucas and Walker, or either of them, will vote your common stock as you instruct. Accordingly, your common stock will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, in advance.

Who can attend the annual meeting?

If you are a holder of our common stock at the close of business on April 6, 2015, the record date for the annual meeting, or a duly appointed proxy, you are authorized to attend the annual meeting. You will need to present proof of stock ownership and valid picture identification, such as a driver’s license or passport, before being admitted. If your common stock is held beneficially in the name of a bank, broker or other holder of record (i.e., street name), you must present proof of your ownership by presenting a bank or brokerage account statement reflecting your ownership as of the record date.

Cameras, recording equipment and other electronic devices will not be permitted at the annual meeting. For directions to the annual meeting of stockholders, contact Investor Relations at (301) 634-2143.

What are the voting rights of stockholders?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

How do I vote?

If you hold your shares of common stock directly (i.e., not in a bank or brokerage account), you may vote by attending the meeting and voting in person or you may provide your proxy via Internet, telephone or mail in accordance with the instructions provided on the Notice of Internet Availability of Proxy Materials or, if you requested printed copies of the proxy materials, your proxy or voting instruction card.

If your shares of common stock are held in street name, you should follow the voting instructions provided to you by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by the internet or by telephone to your broker or nominee. If you provide specific instructions, your broker or nominee should vote your shares of common stock as directed. Additionally, if you want to vote in person and hold your shares in street name, you will need a “legal proxy” from your broker to vote at the annual meeting. Contact your broker or nominee for specific information on how to obtain a legal proxy in order to attend and vote your shares at the meeting.

How are votes counted?

If your vote is made in accordance with the instructions in the Notice of Availability of Proxy Materials or, if you requested printed copies of the proxy materials, your proxy or voting instruction card, and not revoked, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as directed by you. If you return a signed proxy card but fail to indicate your voting preferences, the persons designated as proxy holders will vote the shares of common stock represented by that proxy as recommended by the Board. The Board recommends a vote “FOR” the election of all nominees for our Board of Directors named in this proxy statement (Proposal 1); “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year (Proposal 2); and “FOR” the Plan Amendment Proposal (Proposal 3).

In the election of directors (Proposal 1), you may either vote “FOR ALL” the nominees or to “WITHHOLD” your vote with respect to all, one or more of the nominees. Regarding the ratification of our independent registered public accounting firm (Proposal 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Regarding the Plan Amendment Proposal (Proposal 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you withhold your vote with respect to any director nominee or abstain from voting on the ratification of our independent registered public accounting firm or the Plan Amendment Proposal, your shares of common stock will be counted as present, including for purposes of establishing a quorum. Abstentions and broker non-votes will not count as votes cast with respect to a proposal.

Will my shares of common stock be voted if I do not provide my proxy and I do not attend the annual meeting?

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1). Under applicable rules, the bank or broker that holds your shares does not have the ability to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 2). They will not have discretion to vote uninstructed shares on the Plan Amendment Proposal (Proposal 3). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

May I change my vote?

Yes. You may change or revoke a previously granted proxy at any time before it is exercised by either (i) submitting a later-dated proxy, in person at the annual meeting or by mail, or (ii) delivering instructions to our Secretary at our principal executive offices located at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814. Please note that attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.

If your shares of common stock are held in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker as described above.

What will constitute a quorum at the annual meeting?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on April 6, 2015 will constitute a quorum, permitting the stockholders to conduct business at the annual meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the annual meeting, including for purposes of determining the presence of a quorum at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

As of April 6, 2015, there were 30,288,000 shares of common stock outstanding and entitled to vote at the annual meeting.

How many votes are needed to approve each of the proposals?

Directors are elected by a plurality of the votes cast. Therefore, the eight nominees for election to the Board who receive the most votes will be elected (Proposal 1). Ratification of our independent registered public accounting firm (Proposal 2) and the Plan Amendment Proposal (Proposal 3) will require the affirmative vote of the holders of a majority of the votes cast.

Will any other matters be voted on?

As of the date of this proxy statement, we do not know of any other matters that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the annual meeting and call for a stockholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons’ out-of-pocket expenses.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, by contacting the Secretary.

How can I obtain a copy of the 2014 Annual Report and the Annual Report on Form 10-K for the year ended December 31, 2014?

You may access, read and print copies of the proxy materials for this year’s annual meeting, including our proxy statement, form of proxy card, and annual report to stockholders, at the following Web address: http://www.edocumentview.com/WD.

We file annual, quarterly, and current reports; proxy statements; and other information with the SEC. You may read and copy any reports, statements, or other information we file with the SEC on the Web site maintained by the SEC at www.sec.gov. At the written request of any stockholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K by following the instructions on the Notice of Internet Availability of Proxy Materials or by mailing a written request to: Walker & Dunlop, Inc., Attention: Investor Relations, 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814.

You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Proposal 1:    Election of Directors for a One-Year Term Expiring at the 2016 Annual Meeting of Stockholders

Our Board of Directors, or the Board, is currently comprised of eight directors, each with terms expiring at the 2015 annual meeting. Our Nominating and Corporate Governance Committee has recommended to our Board the eight nominees set forth below, all of whom are currently serving as directors of the Company, for re-election to serve as directors for one-year terms until the 2016 annual meeting and until their successors are duly elected and qualified. Following the Nominating and Corporate Governance Committee’s recommendation, our Board has nominated those persons set forth below.

Based on its review of the relationships between the director nominees and the Company, and as discussed in greater detail below, the Board has affirmatively determined that if these nominees are elected, the following six directors are “independent” directors under the rules of the New York Stock Exchange, or NYSE: Alan J. Bowers, Andrew C. Florance, Cynthia A. Hallenbeck, Michael D. Malone, John Rice and Dana L. Schmaltz.

The Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board, or the Board may, as permitted by our bylaws, further decrease the size of our Board.

Vote Required

The affirmative vote of a plurality of all the votes at the annual meeting is necessary for the election of a director. Accordingly, the eight individuals with the highest number of affirmative votes will be elected as directors. Cumulative voting in the election of directors is not permitted. For purposes of the election of directors, shares that are withheld and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast with respect to a proposal, and will have no effect on the result of the vote.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH BELOW.

Nominees for Election for a One-Year Term Expiring at the 2016 Annual Meeting of Stockholders

The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.

Name	Age	Title
William M. Walker	48	Chairman of the Board of Directors, President and Chief Executive Officer
Howard W. Smith, III	56	Executive Vice President, Chief Operating Officer and Director
Alan J. Bowers	60	Lead Director
Andrew C. Florance	51	Director
Cynthia A. Hallenbeck	58	Director
Michael D. Malone	61	Director
John Rice	48	Director
Dana L. Schmaltz	48	Director

Set forth below are descriptions of the backgrounds and principal occupations of each of our nominees for director, and the period during which he or she has served as a director.

William M. Walker is our Chairman, President and Chief Executive Officer. Mr. Walker has been a member of our Board since July 2010 and a board member of Walker & Dunlop, LLC, our operating company, or its predecessors since February 2000. In September 2003, Mr. Walker became the executive vice president and chief operating officer of Walker & Dunlop and has served as the president of Walker & Dunlop since January 2005 and as the chief executive officer since January 2007. Prior to joining Walker & Dunlop, Mr. Walker was on the management team at TeleTech, a global business process outsourcing company, from 1998 to 2003. At TeleTech, he held several senior management positions, including president of the company’s European and Latin American divisions. Prior to TeleTech, Mr. Walker was a consultant at Newbridge Latin America where he was responsible for private equity transactions in the aviation, water, and apparel industries. Prior to Newbridge Latin America, Mr. Walker was the general manager of ALTA, a regional airline based in Argentina, from August 1995 to October 1996. Mr. Walker currently serves on the boards of The Mortgage Bankers Association of America and the Sustainable Technologies Fund, a Swedish clean-tech venture capital firm. He is a member of the Young Presidents Organization and the Urban Land Institute. Mr. Walker served as chairman of the board of directors of the District of Columbia Water and Sewer Authority from 2008 until 2012. He also served on the board of directors of Transcom Worldwide S.A., a publicly traded European outsourcing company, from 2004 to 2006 and served as its chairman of the board from 2006 to January 2012. Mr. Walker received his Bachelor of Arts in Government from St. Lawrence University and his Masters in Business Administration from Harvard University.

Mr. Walker brings to our Board more than 20 years of leadership experience. Mr. Walker possesses in-depth knowledge of our industry, offers valuable insight into our business and provides the leadership, general management and vision that help us compete successfully.

Howard W. Smith, III is our Executive Vice President and Chief Operating Officer and one of our directors. Mr. Smith has been a member of our Board since July 2010. Mr. Smith joined Walker & Dunlop in November 1980 and has been a member of the management team since 1988. Mr. Smith has served as the executive vice president, chief operating officer and a board member of Walker & Dunlop, LLC or its predecessors since 2004. As Executive Vice President and Chief Operating Officer, Mr. Smith is responsible for our Multifamily, FHA Finance, Healthcare Finance, Capital Markets, Marketing and Information Technology groups. Mr. Smith is a member of the board of directors of the National Multi Housing Council and Episcopal High School in Alexandria, Virginia. He also served as the chairman of the Fannie Mae DUS Peer Group advisory council from 2007 to 2008 and again from 2009 to 2010. Mr. Smith received his Bachelor of Arts in Economics from Washington & Lee University.

Mr. Smith brings to our Board more than 30 years of experience in the commercial real estate finance industry. He has extensive knowledge of our operations, having spent his entire career at Walker & Dunlop. In his capacity as Executive Vice President and Chief Operating Officer, Mr. Smith also provides our Board with management’s perspective on our business operations and conditions, which is crucial to our Board’s performance of its oversight function.

Alan J. Bowers is one of our directors and serves on the Nominating and Corporate Governance Committee (Chairman) and the Audit Committee, and is our Lead Director. Mr. Bowers has been a member of our Board since December 2010. Mr. Bowers currently serves on the board and as audit committee chairman of La Quinta Inns & Suites, a publicly traded hotel chain and American Achievement Corp., a privately held manufacturer and distributer of graduation products. Mr. Bowers is also a board member of Quadel Consulting Corp., a privately held government contract manager and consulting firm. Prior to Mr. Bowers’ retirement in 2005, Mr. Bowers was the president and chief executive officer and a board member of Cape Success, LLC, a private equity-backed staffing service and information technology solutions business, from 2001 to 2004. Mr. Bowers was also the president and chief executive officer and a board member of MarketSource Corporation, a marketing and sales support service firm, from 2000 to 2001, and of MBL Life Assurance Corporation, a life insurance firm, from 1995 to 1999. Mr. Bowers previously served on the boards and as audit committee chairman of Refrigerated Holdings, Inc., a temperature controlled logistics firm from January 2009 to April 2013; Roadlink Inc., a trucking and logistics firm from February 2010 to April 2013; and Fastfrate Holdings, Inc., a Canadian trucking and logistics firm from July 2008 to June 2011, each a privately held company. Mr. Bowers has been a certified public accountant since 1978 and served as staff auditor, audit partner and managing partner, serving a diverse client base during his tenure at Coopers & Lybrand, L.L.P. from 1978 to 1995 and a staff accountant with Laventhol & Horwath, CPAs from 1976 to 1978. Mr. Bowers received his Bachelor of Science in Accounting from Montclair State University and his Masters in Business Administration from St. John’s University.

Mr. Bowers brings to our Board over 30 years of experience in accounting and executive management, including experience on the audit committees of private companies and a Securities & Exchange Commission (“SEC”) registrant. Mr. Bowers’ accounting expertise and diverse corporate management experience are assets to our Board.

Andrew C. Florance is one of our directors and serves on our Nominating and Corporate Governance Committee. Mr. Florance has been a member of our Board since November 2012. Mr. Florance has been the president and chief executive officer of CoStar Group, Inc. (“CoStar”) since he founded CoStar in 1987. He also serves on the board of directors of CoStar. CoStar is a publicly traded leading provider of commercial real estate information and analytic services, which conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Mr. Florance is the recipient of numerous awards recognizing his accomplishments as an entrepreneur and corporate leader, including: Cornell Real Estate Review’s Real Estate Industry Executive of the Year for 2009; the U.S. Environmental Protection Agency’s ENERGY Star award for excellence in 2009; Transwestern’s 2007 Public Company Trendsetter of the Year for revolutionizing the way the commercial real estate industry gathers, analyzes and uses information on commercial property and markets; and Ernst & Young’s Entrepreneur of the Year award in 2000 for his pioneering work in real estate information services. He serves on the board of directors of ARES, an association of real estate thought leaders, and as a trustee of the Shakespeare Theatre Company in Washington, D.C. He also serves on the governing board for Beauvoir, the National Cathedral Elementary School. Mr. Florance received a B.A. in economics from Princeton University.

Mr. Florance brings to our Board significant knowledge and understanding of the commercial real estate and information services industries and extensive executive leadership experience. Mr. Florance’s knowledge and experience are assets to our Board.

Cynthia A. Hallenbeck is one of our directors and serves on the Audit Committee (Chairman) and Compensation Committee. Ms. Hallenbeck has been a member of our Board since December 2010. Ms. Hallenbeck joined the Environmental Defense Fund (“EDF”) in January, 2014 as its chief financial officer and treasurer. EDF’s mission is to preserve the natural systems on which all life depends and, guided by science and economics, finds practical and lasting solutions to the most serious environmental problems. Previously, Ms. Hallenbeck served as the chief executive officer of Alceryn, Inc., a private consulting firm that she founded in 2010, where her most significant engagement was as the acting chief financial and administrative officer of the Council for Economic Education. Ms. Hallenbeck served as the vice president of finance and operations of the Arcus Foundation from January 2012 to October 2012. Prior to founding Alceryn, Inc., Ms. Hallenbeck worked at Citigroup, Inc. from 2002 to 2008, where she served in a number of divisions in various capacities, including as chief financial officer of Citigroup’s corporate treasury department from 2002 to 2005, an internal consultant for Citigroup’s office of the chief administrative officer from 2006 to 2007 and chief operating officer of global legal support from 2007 to 2008. Prior to her service with Citigroup, Ms. Hallenbeck spent over 14 years at Merrill Lynch & Co., Inc. in a variety of finance, treasury and accounting roles including treasurer of its global futures business and chief financial officer of its securities financing group. Ms. Hallenbeck also worked with GTE Corporation (currently Verizon Communications, Inc.), a telecommunications company, from 1985 to 1987, where she served as a manager in its financial strategies division, and also with Manufacturers Hanover Trust, a banking institution, from 1979 to 1983, where she served as assistant vice president and a thrift industry specialist. Ms. Hallenbeck has served on the audit committee of the Clinton Health Access Initiative since September 2013. Ms. Hallenbeck is also a member of the non-profit Junior League of the City of New York, where she most recently served as chairperson of its audit committee from 2004 to 2008. Ms. Hallenbeck was a member of the board of the non-profit Global HIV Vaccine Enterprise and served as its treasurer, from January 2009 to September 2012. Ms. Hallenbeck received her Bachelor of Arts in Economics from Smith College and her Masters in Business Administration from Harvard University.

Ms. Hallenbeck brings to our Board over 30 years of experience in financial management and accounting, including extensive management experience on the executive management teams of several private and public companies and service on the audit committees of several organizations. Ms. Hallenbeck’s accounting expertise and management experience are assets to our Board.

Michael D. Malone is one of our directors and serves on our Audit Committee and Compensation Committee. Mr. Malone has been a member of our Board since November 2012. Since February 2012, Mr. Malone has been a member of the board of directors of Nationstar Mortgage Holdings Inc. (“Nationstar”), a publicly traded non-bank residential mortgage servicer and an affiliate of Fortress Investment Group LLC (“Fortress”), a global alternative investment and asset management firm. Affiliates of Fortress manage funds which, until March 20, 2015, collectively constituted our then largest stockholder group. Mr. Malone is the chairman of Nationstar’s nominating and corporate governance committee and is a member of its audit and compensation committees. Since October 2014, Mr. Malone has been a member of the board of directors of New Senior Investment Group Inc. (“New Senior”) a publicly traded externally managed real estate investment trust that is primarily focused on investing in senior housing properties. New Senior is managed by a subsidiary of Fortress. Mr. Malone is the chairman of New Senior’s nominating and corporate governance committee and is a member of its audit committee. From February 2008 to February 2012, Mr. Malone served as managing director of Fortress, where he was in charge of the Charlotte, North Carolina office and responsible for the business of the capital formation group in the southeast and southwest regions of the United States. From 2008 to 2013, Mr. Malone served as a member of the board of directors and audit committee, and was co-chairman of the compensation committee of Morgans Hotel Group Co., a publicly traded company that operates, owns, acquires, develops and redevelops boutique hotels. Mr. Malone retired from Bank of America in November 2007, after nearly 24 years of service as a senior executive banker and managing director. Over those years, Mr. Malone worked in and ran a number of investment banking businesses for the bank and its subsidiary, Banc of America Securities, including real estate, gaming, lodging, leisure, and the financial sponsors businesses. Mr. Malone received his Bachelor of Science in General Studies from the University of Kentucky.

Mr. Malone’s extensive experience and expertise in the financial and real estate industries enable him to provide valuable insight into our commercial real estate lending business operations and our strategic direction.

Pursuant to the terms of the Purchase Agreement (the “Purchase Agreement”) dated as of June 7, 2012, among us, Walker & Dunlop, LLC, CWCapital LLC (“CWCapital”) and CW Financial Services LLC (“CWFS”), by which we acquired CWCapital, CWFS, an affiliate of Fortress, had the right (but not the obligation) to designate two nominees (such nominees, the “CWFS Nominees”) for each election as directors to our Board at our annual meeting of stockholders to be held during the 2013 and 2014 calendar years, or at any special meeting of our stockholders held prior to our 2014 annual meeting of stockholders at which our directors were to be elected, or at any taking of action by written consent of our stockholders prior to our 2014 annual meeting of stockholders with respect to which our directors were to be elected, Under the terms of the Purchase Agreement, at or prior to any such director election: (i) our Nominating and Corporate Governance Committee was required to recommend to our Board the nomination of the CWFS Nominees for election to our Board, and (ii) our Board was required to recommend to our stockholders the election of the CWFS Nominees to our Board. Such right has now expired in accordance with the terms of the Purchase Agreement. At each of our 2013 and 2014 annual meetings, CWFS designated Michael D. Malone as the CWFS Nominee.

The Board considered Mr. Malone’s contributions to the Board during 2013 and 2014, as well as his extensive experience and expertise in the financial and real estate industries which enable him to provide valuable insight into our commercial real estate lending business operations and our strategic direction. In light of these considerations, the Board determined to nominate him for re-election to our Board at the June 4, 2015 annual meeting.

John Rice is one of our directors and serves on the Compensation Committee (Chairman) and the Nominating and Corporate Governance Committee, and served as our Lead Director from September 2010 to June 2012. Mr. Rice has been a member of our Board since July 2010 and served as a board member of Walker & Dunlop, LLC from January 2010 to December 2010. Mr. Rice serves as chief executive officer of Management Leadership for Tomorrow, a national non-profit organization that he founded in 2001. Management Leadership for Tomorrow equips under-represented minorities with the skills, coaching and relationships that unlock their potential as senior business and community leaders. Prior to Management Leadership for Tomorrow, Mr. Rice was an executive with the National Basketball Association from 1996 to 2000, where he served as managing director of NBA Japan and as director of marketing for Latin America. Before joining the National Basketball Association, Mr. Rice spent four years with the Walt Disney Company in new business development and marketing, and two years with AT&T. Mr. Rice is also a trustee of the Yale Corporation and serves on President Obama’s Advisory Board for Historically Black Colleges and Universities. He also serves on the boards of several non-profits including the American Management Association. Mr. Rice received his Bachelor of Arts from Yale University and his Masters in Business Administration from Harvard University.

Mr. Rice’s success with his various entrepreneurial ventures, as well as his many years of marketing and talent development experience, provide our Board with valuable business and marketing insights. Additionally, Mr. Rice’s leadership in the non-profit sector is consistent with our commitment to community service.

Dana L. Schmaltz is one of our directors and serves on the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Schmaltz has been a member of our Board since December 2010. Mr. Schmaltz is currently a partner at Yellow Wood Partners, LLC, a private equity firm he founded, which is focused on the consumer products industry. Mr. Schmaltz was the co-founder, director and chief financial officer of Blacksmith Brands, Inc., a privately owned consumer products company that was created in September 2009. As the co-founder and a senior manager of Blacksmith Brands, Mr. Schmaltz was responsible for overseeing the operations of the business with the senior management team, as well as for developing future acquisition opportunities for the company. Prior to founding Blacksmith Brands, Mr. Schmaltz was a managing partner of West Hill Partners, LLC, a Boston-based private equity firm from 2007 to 2009. Prior to that, Mr. Schmaltz was the president of J.W. Childs Associates, LP, a private equity fund, where he focused on investments in the consumer/specialty retail sector. Mr. Schmaltz was a general partner at J.W. Childs from 1997 to 2007. He has also been a director of numerous corporations including Mattress Firm, Inc. from January to June 2007, Fitness Quest, Inc. from 2004 to 2007, Esselte, AB from 2002 to 2007 and NutraSweet from 2000 to 2007. Mr. Schmaltz began his career in the private equity industry at the NTC Group in 1991 and has held various positions at Kidder, Peabody, Inc. and Drexel Burnham Lambert. Mr. Schmaltz received his Bachelor of Arts in History from Dartmouth College and his Masters in Business Administration from Harvard University.

Mr. Schmaltz brings to our Board over 20 years of experience in private equity investments, executive management and financial advisory services. Mr. Schmaltz’s investment and management experiences are assets to our Board.

Corporate Governance Information

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. Accordingly, our Board has adopted and maintains the following corporate governance guidelines, codes and charters:

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics;

•	Code of Ethics for Principal Executive Officer and Senior Financial Officers;

•	Charter of the Audit Committee of the Board of Directors;

•	Charter of the Compensation Committee of the Board of Directors; and

•	Charter of the Nominating and Corporate Governance Committee of the Board of Directors.

From time to time, we may revise the above-mentioned corporate governance guidelines, codes and charters in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other constituents. Please visit our website at www.walkerdunlop.com to view or obtain a copy of the current version of any of these documents. We will provide any of the above-mentioned documents, free of charge, to any stockholder who sends a written request to:

Walker & Dunlop, Inc.

Attn: Investor Relations

7501 Wisconsin Avenue, Suite 1200E

Bethesda, Maryland 20814

Director Independence

Our bylaws and Corporate Governance Guidelines conform to the NYSE rules, which require us to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of the company affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards contain the following further restrictions upon a listed company’s director independence:

•	a director who is an employee, or whose immediate family member is an executive officer, of the listed company is not independent until three years after the end of such employment relationship;

•	a director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent;

•	a director who is, or whose immediate family member is, a current partner of a firm that is the company’s internal or external auditor is not independent; a director who is a current employee of such a firm is not independent; a director who has an immediate family member who is a current employee of such a firm and personally works on the company’s audit is not independent; and a director who was, or whose immediate family member was, within the last three years a partner or employee of such a firm and personally worked on the company’s audit within that time is not independent;

•	a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the listed company’s present executive officers at the same time serve or served on the other company’s compensation committee is not independent until three years after the end of such service or the employment relationship; and

•	a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent.

To adequately assess and ensure that (i) at least a majority of our directors qualify as independent and (ii) each of the Board committees is comprised of solely independent directors, the Board assesses annually the independence of all directors and director nominees. In accordance with the independence criteria established by the Board from time to time, our Board considers all facts and circumstances in order to make an affirmative determination as to whether any director has a direct or indirect material relationship to the Company. In assessing the materiality of a director’s or nominee’s relationship with the Company, the Board considers the issues from the director’s or nominee’s standpoint and from the perspective of the persons or organization with which the director or nominee has an affiliation. Our Board has evaluated the status of each current director and former directors Mitchell M. Gaynor and Edmund F. Taylor, who served on our Board until their terms expired at the June 5, 2014 annual meeting, and has affirmatively determined, after considering the relevant facts and circumstances and the independence standards set forth above, that each of Alan J. Bowers, Andrew C. Florance, Cynthia A. Hallenbeck, Michael D. Malone, John Rice and Dana L. Schmaltz is independent, as defined in the NYSE rules, and Mr. Gaynor was independent when he served on our Board in 2014, and that none of these directors has a material relationship with us.

The table below summarizes the potentially material relationships that were considered in connection with the independence determinations. Except for Mr. Taylor’s relationship with Credit Suisse Securities (USA) LLC (“Credit Suisse”), none of the relationships described below were considered material relationships that impacted the applicable director’s independence.

Director	Relationship Type	Description of Relationship
Andrew C. Florance	Immaterial Purchases of Software Subscriptions	The Board has examined subscription payments by us to CoStar and its subsidiaries, where Mr. Florance is its president and chief executive officer and a member of the board of directors. The relationship is described on page 74. The Board determined that the relationship was not material since (i) the amounts involved were significantly less than 0.1% of the consolidated gross revenues of both us and CoStar; (ii) the payments were for commercial real estate information and analytic services used in the ordinary course of our business; and (iii) we have had a relationship with CoStar prior to Mr. Florance’s membership on our Board.

Michael D. Malone	Immaterial Former Contractual Director Designee and Immaterial Business Relationship with New Senior, on whose Board Mr. Malone is a Member

The Board examined Mr. Malone’s designation as the CWFS Nominee in 2013 and 2014. The Board determined that Mr. Malone’s designation as the CWFS Nominee in 2013 and 2014 is immaterial since he is not currently employed by Fortress or any of its affiliates. Additionally, CWFS’ right to nominate a designee for nomination to our Board has expired.

The Board also evaluated Mr. Malone’s independence in light of a financing transaction on a portfolio of loans between Walker & Dunlop, LLC and an affiliate of New Senior, on whose Board Mr. Malone is a member.

Edmund F. Taylor	Material Business Relationship with Credit Suisse	The Board examined our business relationships described on pages 69-73, with Credit Suisse and its affiliates, where Mr. Taylor is a managing director. The Board determined that, while none of such relationships provides an absolute bar to Mr. Taylor’s independence under the NYSE listing standards, the relationships in the aggregate are material, and therefore impaired his independence as a director when he was a member of our Board in 2014.

Board Leadership Structure

Mr. Walker serves as the Company’s Chairman, President and Chief Executive Officer. The Board has determined that combining the Chairman and Chief Executive Officer positions is the appropriate leadership structure for the Company, and believes that combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy.

Nevertheless, the Board understands that the structure of the Board must encourage the free and open dialogue of competing views and provide for strong checks and balances. Specifically, an effective governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

The Board is committed to maintaining a “Lead Director,” as a matter of good corporate governance. The Lead Director is an independent director consistent with criteria established by the NYSE, and will be selected on an annual basis by a majority of the independent directors then serving on the Board. The role of the Lead Director is to serve as liaison between (i) the Board and management, including the Chief Executive Officer, (ii) independent directors and (iii) interested third parties and the Board. The Lead Director serves as the focal point of communication to the Board regarding management plans and initiatives, and ensures that the role between board oversight and management operations is respected. The Lead Director, who is currently the Chairman of the Nominating and Corporate Governance Committee, reviews and provides input on full Board meeting agendas, and plays a central role in developing, managing and overseeing our annual Board self-assessment process. The Lead Director acts as chairman of executive sessions of our independent directors and also provides the medium for informal dialogue with and among independent directors, allowing for free and open communication within that group. In addition, the Lead Director serves as the communication conduit for third parties who wish to communicate with the Board. The Company’s current Lead Director is Mr. Bowers.

The Board intends to carefully consider its Board leadership structure from time to time based on what the Board believes is best for the Company and its stockholders.

Executive Sessions of Non-Management and Independent Directors

Pursuant to our Corporate Governance Guidelines and the NYSE rules, in order to promote open discussion among independent directors, our Board devotes a portion of each regularly scheduled Board meeting to executive sessions of only independent directors. Additionally, while Mr. Taylor, who was a non-management not independent director, was a member of our Board, the Board devoted a portion of each regularly scheduled Board meeting to executive sessions without management present. See “—Director Independence” for a list of our independent directors. The Lead Director acts as chairman of each of the executive sessions described above.

Communications with the Board

Stockholders and other interested parties may communicate with the Board by contacting the Lead Director (i) by sending any correspondence they may have in writing to the “Lead Director” c/o the General Counsel & Secretary of Walker & Dunlop, Inc., at 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814, who will then directly forward such correspondence to the Lead Director, or (ii) by e-mailing correspondence directly to the Lead Director at leaddirector@walkerdunlop.com. The Lead Director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board.

Board Meetings and Director Attendance

Pursuant to our Corporate Governance Guidelines, (i) we are required to have at least four regularly scheduled Board meetings in each calendar year and additional unscheduled Board meetings may be called upon appropriate notice at any time to address specific needs of the Company; and (ii) directors are expected to attend, in person or by telephone or video conference, all Board meetings and meetings of committees on which they serve. Our Board held eleven Board meetings in 2014. Each of our directors attended at least 75% of the total regularly scheduled and special meetings of the Board and the committees on which he or she served. Additionally, pursuant to our Corporate Governance Guidelines, the directors are encouraged, but not required, to attend our annual meetings of stockholders. Two of the eight directors who were elected to the Board at the 2014 annual meeting of stockholders were in attendance at the meeting.

Criteria for Board Membership

The Board has adopted a policy to be used for considering potential director candidates to further the Nominating and Corporate Governance Committee’s goal of ensuring that our Board consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must possess:

•	high integrity;

•	an ability to exercise sound judgment;

•	an ability to make independent analytical inquiries;

•	a willingness and ability to devote adequate time and resources to diligently perform Board duties; and

•	a reputation, both personal and professional, consistent with the image and reputation of the Company.

In addition to the aforementioned minimum qualifications, the Nominating and Corporate Governance Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular person. These factors include:

•	diversity, age, background, skills and experience;

•	personal qualities and characteristics, accomplishments, and reputation in the business community;

•	knowledge and contacts in the communities in which the Company conducts business and in the Company’s industry or other industries relevant to the Company’s business;

•	ability and willingness to devote sufficient time to serve on the Board and committees of the Board;

•	knowledge and expertise in various areas deemed appropriate by the Board;

•	fit of the individual’s skills, experience, and personality with those of other directors in maintaining an effective, collegial, and responsive Board;

•	whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC; and

•	whether the person would qualify as an “independent” director under the NYSE’s listing standards and our Corporate Governance Guidelines.

Neither the Nominating and Corporate Governance Committee nor the Board has adopted a formal policy with respect to diversity of its directors. However, in connection with its overall director candidate review, the Nominating and Corporate Governance Committee does consider diversity of experience in areas that are relevant to the Company’s activities. Directors must be willing and able to devote sufficient time to carrying out their duties effectively. The Nominating and Corporate Governance Committee takes into account the other demands on the time of a candidate, including, for example, occupation and memberships on other boards.

The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (i) Nominating and Corporate Governance Committee members, (ii) our stockholders and (ii) others as it deems appropriate. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in identifying qualified director candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates.

As part of the identification process, the Nominating and Corporate Governance Committee considers the number of expected director vacancies and whether existing directors have indicated a willingness to continue to serve as directors if re-nominated. Once a director candidate has been identified, the Nominating and Corporate Governance Committee will then evaluate this candidate in light of his or her qualifications and credentials, and any additional factors that it deems necessary or appropriate. Existing directors who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee’s process of recommending director candidates. The Nominating and Corporate Governance Committee will consider all persons recommended by stockholders in the same manner as all other director candidates, provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws and summarized below.

After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee will recommend to the Board the nomination of a number of candidates equal to the number of director vacancies that will exist at the annual meeting of stockholders. The Board will then select the Board’s director nominees for stockholders to consider and vote upon at the stockholders’ meeting.

Stockholder Recommendations of Director Nominees

For nominations for election to the Board to be properly brought before an annual meeting by a stockholder, the stockholder must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws. These notice provisions require that nominations for directors must be received by the Secretary at our principal executive offices (the “Stockholder Notice”) not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, such Stockholder Notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The Stockholder Notice must set forth:

•	as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) a description of all agreements, arrangements or understandings between such stockholder and such potential nominee (and any other person or persons), pursuant to which the nomination is made, and (B) all other information relating to such potential nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•

as to the stockholder giving such Stockholder Notice, (A) the name and address of such stockholder, as they appear on the Company’s books; (B) the class or series and number of shares of stock of the Company which are, directly or indirectly, owned beneficially and of record by such stockholder, including through general or limited partnerships, as of the date of the Stockholder Notice, and a representation that such stockholder will notify the Company in writing of such information as of the record date for the meeting; (C) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into by such stockholder as of the date of the Stockholder Notice, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or any affiliates, and a representation that such stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting; (D) a representation that such stockholder intends to appear at the meeting in person or by proxy to make the nomination or propose the other business specified in such Stockholder Notice, as the case may be; and (E) a representation as to whether such stockholder intends, or is intended to be part of a group (within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act) that intends, (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares of stock required to elect the proposed director nominee or to approve or adopt the other business proposal, and/or (ii) otherwise to solicit proxies from stockholders in support of such nominee or other business proposal.

For purposes of the bulleted paragraphs above, references to “stockholder” include any beneficial owners on whose behalf the director nomination is made. See also “OTHER MATTERS—Stockholder Proposals and Nominations for the 2016 Annual Meeting.”

Code of Ethics for Principal Executive Officer and Senior Financial Officers; Code of Business Conduct

We have adopted the Code of Ethics for Principal Executive Officer and Senior Financial Officers, which is applicable to our Chief Executive Officer, Chief Financial Officer and all other senior financial officers. This code is intended to:

•	deter wrongdoing;

•	encourage honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

•	ensure compliance with applicable governmental laws, rules and regulations;

•	support the prompt internal reporting of violations of the Code of Ethics for Principal Executive Officer and Senior Financial Officers to the appropriate persons identified in the Code of Ethics for Principal Executive Officer and Senior Financial Officers; and

•	create accountability for adherence to the Code of Ethics for Principal Executive Officer and Senior Financial Officers.

We have also adopted the Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. This code covers areas of professional conduct, including honest and candid conduct, conflicts of interest, disclosure, compliance with all applicable laws, rules and regulations, corporate opportunities, confidentiality, fair dealing and the protection and proper use of Company assets.

We have posted both our Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics to our website and intend to promptly post any waiver or amendment of our Code of Ethics for Principal Executive Officer and Senior Financial Officers to our website.

In addition to the Code of Ethics for Principal Executive Officer and Senior Financial Officers and Code of Business Conduct and Ethics, our Audit Committee has in place a whistleblower reporting procedure that enables it to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. The procedures in place permit our employees to confidentially and anonymously submit their concerns regarding questionable accounting or auditing matters directly to the Audit Committee. Upon receiving a concern or complaint pursuant to these procedures, the individual designated by our Chief Executive Officer as our compliance officer (currently, our Executive Vice President, General Counsel & Secretary, Richard M. Lucas), or Audit Committee Chairman, will:

•	determine whether the complaint or concern is an accounting complaint and, when possible, acknowledge receipt of the complaint or concern to the reporting person;

•	review the complaint in a manner determined by and with the oversight of the Audit Committee and with input from the compliance officer or such other persons, including any third party investigative parties, as the Audit Committee determines to be appropriate;

•	appoint one or more internal and/or external investigators to promptly and fully investigate such accounting complaints under the supervision of the compliance officer and, as may be appropriate, the Audit Committee;

•	provide the reporting person, to the extent possible and appropriate, the name and contact information for the investigator(s) assigned to the accounting complaint;

•	maintain confidentiality to the fullest extent possible, consistent with the need to conduct an adequate review;

•	coordinate with other Board committees and government authorities, as appropriate, to the extent that an accounting complaint relates to an ongoing government audit, inspection or investigation;

•	obtain advice and assistance from and retain, at the Company’s expense, investigators, internal or outside legal counsel and other advisors, as may be appropriate; and

•	take prompt and appropriate corrective or remedial action when and as warranted in the judgment of the Audit Committee.

Risk Oversight

One of the important roles of our Board is to oversee various risks that we may face from time to time. While the full Board has primary responsibility for risk oversight, it utilizes its committees, as appropriate, to monitor and address the risks that may be within the scope of a particular committee’s expertise or charter. For example, the Audit Committee oversees our financial statements, internal control over financial reporting, compliance with legal and regulatory requirements and the performance of our internal audit function. Additionally, in 2014 the Audit Committee oversaw management’s on-going enterprise risk assessment of the Company, which involved the identification and ranking of the key risks we face, how management mitigates the risks and the individual members of management who are responsible for monitoring and mitigating the risks. Generally, the ongoing monitoring and risk mitigation components of the enterprise risk assessment have been implemented under the oversight of the full Board, which will use the Board committees as appropriate to oversee management’s monitoring and mitigation of risks identified by the assessment that are consistent with the respective Committee’s oversight authorities. The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to more effectively monitor the risks that relate to the committees’ respective oversight authorities.

An important feature of the Board’s risk oversight function is to receive updates from its committees and management, as appropriate. For example, each year our senior management will work with the head of our internal audit function, who reports directly to the Audit Committee, to develop an audit plan designed to address key corporate governance controls, financial reporting and internal control risks and pre-implementation reviews of significant corporate projects. This plan will subsequently be reviewed by the Audit Committee, and our internal auditors will report the audit results to the Audit Committee on a quarterly basis, or more frequently as needed. The internal auditors also meet regularly with the Audit Committee in executive session. In addition, our General Counsel meets regularly in executive session with the Audit Committee and the Nominating and Corporate Governance Committee and provides them with regular updates regarding material litigation and legal and regulatory compliance matters.

The Compensation Committee is responsible for overseeing compensation risk, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee is charged with monitoring our equity-based compensation plans, including employee benefit plans. The Nominating and Corporate Governance Committee oversees risk related to our overall governance, including Board and committee composition, Board size and structure, director independence and ethical and business conduct.

The full Board is kept informed of each committee’s risk oversight and related activities through standard reports to the Board by each committee chairman, frequent non-member attendance at committee meetings and committee meeting minutes and resolutions which are made available to all directors. Strategic, operational and competitive risks are presented and discussed at the Board’s regular quarterly meetings. In addition to getting direct information from its committees, the Board receives updates directly from members of management. As needed between Board meetings, Mr. Walker, our Chairman, President and Chief Executive Officer, provides reports to the Board on the critical issues we face and the recent developments in our business units, including identified risks. Additionally, Mr. Smith, due to his management position, is able to frequently communicate with other members of our management and update the Board regularly on the important aspects of the Company’s day-to-day operations.

Board Committees

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All members of the committees described below are “independent” under NYSE rules as discussed under “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Corporate Governance Information—Director Independence.” In addition, the members of the Audit and Compensation Committees satisfy the additional independence criteria applicable to members of such committees under SEC and NYSE rules.

The table below provides membership information for each of the Board committees as of April 10, 2015 and the number of meetings held by each committee in 2014:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Alan J. Bowers	X	†			X	*
Andrew C. Florance					X
Cynthia A. Hallenbeck	X	†*	X
Michael D. Malone	X		X
John Rice			X	*	X
Dana L. Schmaltz			X		X
2014 Meetings	7		9		7

*	Committee Chairman

†	Audit Committee Financial Expert

Audit Committee

Our Audit Committee consists of Alan J. Bowers, Cynthia A. Hallenbeck and Michael D. Malone, three of our independent directors, with Ms. Hallenbeck serving as the Audit Committee’s Chairman. Each of Mr. Bowers and Ms. Hallenbeck qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. Our Board has also determined that each of the Audit Committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter that details the principal functions of the Audit Committee, including oversight related to:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit function;

•	our policies and procedures with respect to risk assessment and risk management, including key risks to which we are subject and the steps we have taken to monitor and control exposure to such risks, which is overseen in consultation with our management, and the full Board, as appropriate; and

•	review and approval of any related party transactions.

The Audit Committee is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual proxy statement.

Our Audit Committee charter and the corporate governance rules of the NYSE require that in the event a director simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of that member to effectively serve on our Audit Committee and disclose that determination. None of our Audit Committee members serves on the audit committees of more than three public companies (including our Audit Committee).

The Audit Committee met seven times in 2014.

Compensation Committee

Our Compensation Committee consists of Cynthia A. Hallenbeck, Michael D. Malone, John Rice and Dana L. Schmaltz, four of our independent directors, with Mr. Rice serving as the Compensation Committee’s Chairman. We have adopted a Compensation Committee charter that details the principal functions of the Compensation Committee, including:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our executive officers’ compensation, evaluating our executive officers’ performance in light of such goals and objectives and determining and approving the remuneration of our executive officers based on such evaluation;

•	reviewing and approving the compensation of our executive officers, subject to the terms and conditions of any pre-existing employment agreements;

•	reviewing and evaluating, as it deems appropriate, the compensation for directors, including board committee retainers, meeting fees, equity based compensation and such other forms of compensation as the compensation committee may consider appropriate and recommend to the board, as appropriate, changes to such compensation;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our annual cash incentive plan and equity-based compensation plan;

•	determining the number and terms of equity awards to be granted to our directors, executive officers and other employees pursuant to these plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing the company’s policies and procedures with respect to risk assessment and risk management for compensating all employees, including non-executive officers, and reporting its findings to the Board.

Pursuant to its charter, the Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting of one or more members.

The Board has established a special one-member committee of the Board (the “Non-Executive Equity Award Committee”), currently comprised of Mr. Walker, our Chairman, President and Chief Executive Officer, and delegated to that committee limited authority to grant equity awards to non-executive officers and non-director employees pursuant to the 2010 Equity Incentive Plan. As of April 10, 2015, those grants may not exceed a total of 184,848 shares. The special one-member Non-Executive Equity Award Committee’s authority does not in any way limit the Compensation Committee’s authority to administer the 2010 Equity Incentive Plan.

Under its charter, the Compensation Committee has authority to retain compensation consultants, outside counsel and other advisors that the Compensation Committee deems appropriate, in its sole discretion, to assist it in discharging its duties. The Compensation Committee engaged Towers Watson & Co. in 2014 to act as its compensation consultant. Towers Watson reports directly to the Compensation Committee and the Compensation Committee has the sole authority to terminate the engagement. Towers Watson’s primary roles for 2014 were to:

•	re-assess the peer group identified by our Compensation Committee in 2013 against which our 2014 performance and non-employee director and executive pay should be examined;

•	evaluate our executive compensation programs and provide recommendations regarding non-employee director compensation and executive compensation strategy and policies, including a review of philosophy, comparative review of total direct compensation at our peer group companies (for example, base salary, short- and long-term incentives, and mix of pay, as applicable), and provide insight related to potential enhancements and/or modifications;

•	evaluate and analyze our compensation policies and practices for our NEOs and our loan origination staff to determine whether they create risks that are reasonably likely to have a material adverse effect on us;

•	review the Compensation Discussion and Analysis section of our annual proxy statement; and

•	attend selected Compensation Committee meetings.

Towers Watson does not provide any other services to the Company. The Compensation Committee concluded that Towers Watson had no conflicts of interest during fiscal year 2014. In reaching this conclusion, the Compensation Committee considered all relevant factors, including the six independence factors relating to committee advisers that are specified in the NYSE rules. These factors are:

•	the provision of other services to the company by an advisor’s employer;

•	the amount of fees received from the company by an advisor’s employer as a percentage of the total revenue of the advisor’s employer;

•	the policies and procedures of an advisor’s employer that are designed to prevent conflicts of interest;

•	any business or personal relationship of an advisor with a member of the committee;

•	any stock of the company owned by an advisor; and

•	any business or personal relationship of an advisor or the adviser’s employer with an executive officer of the Company.

For further discussion of the role of the Compensation Committee in the executive compensation decision-making process, and for a description of the nature and scope of Towers Watson’s assignment, see the section titled “COMPENSATION DISCUSSION AND ANALYSIS.”

Our Compensation Committee considers the recommendations of Mr. Walker, our Chairman, President and Chief Executive Officer, regarding any Company and individual performance targets, assessments of performance and compensation levels generally for our named executive officers. Mr. Walker presents a self-assessment of his own individual performance to the Compensation Committee and makes recommendations regarding his own compensation, but the Compensation Committee considers the compensation determination without Mr. Walker and other members of management being present, as required by our Compensation

Committee charter. Senior members of the human resources, legal, finance and accounting departments may also provide input to the Compensation Committee concerning matters relevant to the compensation plans and amounts, including compensation plan structure, individual and company-specific performance achievements and the impacts of the compensation plans and related payments on the Company’s financial performance.

The Compensation Committee met nine times in 2014.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Alan J. Bowers, Andrew C. Florance, John Rice and Dana L. Schmaltz, four of our independent directors, with Mr. Bowers serving as the Nominating and Corporate Governance Committee’s Chairman. We have adopted a nominating and corporate governance committee charter that details the principal functions of the Nominating and Corporate Governance Committee, including:

•	identifying and recommending to the Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

•	overseeing the Board’s compliance with financial, legal and regulatory requirements and its ethics program as set forth in the Company’s Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive Officer and Senior Financial Officers;

•	reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

•	recommending to the Board nominees for each Board committee; and

•	overseeing the annual evaluation process for the Board, management and the other committees of the Board, as required by applicable law, regulations and the NYSE corporate governance listing standards.

The Nominating and Corporate Governance Committee met seven times in 2014.

AUDIT RELATED MATTERS

Proposal 2:    Ratification of Appointment of Independent Registered Public Accounting Firm

Our consolidated financial statements for the year ended December 31, 2014 have been audited by KPMG LLP, which served as our independent registered public accounting firm for the last fiscal year. The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2015. We have been advised by KPMG LLP that representatives of KPMG LLP will be present at our 2015 annual meeting. These representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. Nevertheless, our Board is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee may reconsider the appointment and may retain KPMG LLP or another accounting firm without resubmitting the matter to stockholders. Even if the stockholders ratify the appointment, the Audit Committee may select another firm if it determines such selection to be in our and our stockholders’ best interest.

Vote Required

The ratification of the appointment of KPMG LLP requires the approval of a majority of the votes cast at the meeting. Abstentions and broker non-votes will not count as votes cast with respect to the proposal.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015.

Disclosure of KPMG LLP Fees for the Years Ended December 31, 2014 and December 31, 2013

The following table shows the fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2014, and December 31, 2013, and fees billed for other services rendered by KPMG LLP during those periods:

	2014	2013
Audit Fees(1)	$875,000	$810,000
Audit Related Fees(2)	252,686	231,000
Tax Fees(3)	275,020	184,725
All Other Fees(4)	3,300	11,550

Total	$1,406,006	$1,237,275

(1)	Audit Fees include fees for audits of our 2014 and 2013 consolidated financial statements.

(2)	Audit Related Fees include fees for our statutory and regulatory compliance audits and our employee benefit plan audits and the preparation of comfort letters in connection with registered securities offerings.

(3)	Tax Fees include fees for tax compliance and advisory services.

(4)	All Other Fees include fees for registration statement reviews and fees for our annual subscription to a web-based suite of accounting research resources provided by KPMG LLP.

All services provided by KPMG LLP to us since we became a public company have been pre-approved by the Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence from us.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of our independent registered public accounting firm to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which the Audit Committee will review and reassess annually, a list of specific services within certain categories of services, including audit and audit-related services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by us for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. Additionally, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its Chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, for which the estimated cost for each specified type of service shall not exceed $100,000. The Audit Committee Chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including:

•	the type of services covered by the engagement;

•	the dates the engagement is scheduled to commence and terminate;

•	the estimated fees payable by us pursuant to the engagement;

•	other material terms of the engagement; and

•	such other information as the Audit Committee may request.

Report of the Audit Committee

The Audit Committee is currently comprised of Ms. Hallenbeck (Chairman), and Messrs. Bowers and Malone. The members of the Audit Committee are appointed by and serve at the discretion of the Board.

One of the Audit Committee’s principal purposes is to assist the Board in overseeing the integrity of our financial statements. Our management team has the primary responsibility for our financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls and procedures. KPMG LLP, our independent registered public accounting firm, audits the annual financial statements prepared by management and expresses an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, or GAAP. In carrying out its responsibilities, the Audit Committee has reviewed and has discussed our audited consolidated financial statements for the year ended December 31, 2014 with our management and representatives of KPMG LLP. Management represented to the Audit Committee that our financial statements for the past year were prepared in accordance with GAAP.

The Audit Committee also is responsible for assisting the Board in overseeing the qualification, independence and performance of our independent registered public accounting firm. The Audit Committee discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has received both the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the audit committee concerning independence and has discussed with KPMG LLP the independence of KPMG LLP from us. The

Audit Committee also has considered whether the provision of any non-audit services, and any fees charged for such non-audit services, by KPMG LLP are compatible with maintaining the independence of KPMG LLP from us.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements for 2014 be included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Respectfully submitted,

The Audit Committee of the Board of Directors

Cynthia A. Hallenbeck (Chairman)

Alan J. Bowers

Michael D. Malone

The Audit Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers as of April 10, 2015. Executive officers are elected by and serve at the discretion of our Board.

Name	Age	Title
William M. Walker	48	Chairman of the Board of Directors, President and Chief Executive Officer
Howard W. Smith, III	56	Executive Vice President, Chief Operating Officer and Director
Richard M. Lucas	49	Executive Vice President, General Counsel and Secretary
Stephen P. Theobald	53	Executive Vice President, Chief Financial Officer and Treasurer
Richard C. Warner	60	Executive Vice President and Chief Credit Officer

Executive Officer Biographies

Set forth below are descriptions of the backgrounds of each of our executive officers, other than Messrs. Walker and Smith, whose backgrounds and positions are described above (See “BOARD OF DIRECTORS AND CORPORATE GOVERNANCE—Nominees for Election for a One-Year Term Expiring at the 2016 Annual Meeting of Stockholders”).

Richard M. Lucas serves as our Executive Vice President, General Counsel and Secretary. Mr. Lucas was a member of our Board from July to November 2010, when he joined the Company as Executive Vice President and General Counsel, and has served as a member of the board of managers of Walker & Dunlop, LLC since January 2010. Mr. Lucas is responsible for our Legal, Human Resources and Office Services groups, provides administrative oversight of the internal audit function and, together with the other executive officers, the overall strategic financial direction of our Company. Mr. Lucas joined Hilton Worldwide, Inc., a global hospitality company, in May 2008 as executive vice president, general counsel and corporate secretary and served as a member of Hilton’s executive committee until he joined us in November 2010. Prior to joining Hilton, Mr. Lucas was a partner at the law firm of Arnold & Porter LLP in Washington, D.C., where he was in private practice for 18 years. At Arnold & Porter, his practice focused on real estate transactions and litigation, primarily in the hospitality and senior living areas. From 2005 to 2008, Mr. Lucas also served as an adjunct faculty member at The George Washington University Law School, where he taught a course on real estate transactions. Mr. Lucas is also the Vice President of Fundraising, President-elect and a member of the board of directors of the non-profit JDRF Greater Chesapeake and Potomac Chapter. Mr. Lucas received his Bachelor of Science in Business Administration from Georgetown University’s McDonough School of Business and his Juris Doctor from Yale Law School.

Stephen P. Theobald serves as our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Theobald is responsible for our Financial Reporting, Budgeting and Accounting, Servicing and Investor Relations groups and, together with the other executive officers, the overall strategic financial direction of our Company. Mr. Theobald also has served as a member of the board of managers of Walker & Dunlop, LLC since April 2013. From December 2010 to March 2013, Mr. Theobald served as the executive vice president and chief financial officer of Hampton Roads Bankshares, Inc., a publicly-traded holding company for Bank of Hampton Roads, a Virginia state-chartered commercial bank. From April 2010 to November 2010, Mr. Theobald served as a financial consultant to Hampton Roads Bankshares, Inc. Mr. Theobald also held a number of senior financial positions at Capital One Financial Corporation from 1999 to 2010, most recently serving as chief financial officer, local banking, a position he held from 2005 to 2010. Mr. Theobald began his career at KPMG LLP in 1984, and he served as audit partner, financial services, from 1996 to 1999. From 1990 to 1992, he served as a professional accounting fellow in the Office of the Chief Accountant at the Comptroller of the Currency. Mr. Theobald received a B.S.B.A. in Accounting from the University of Notre Dame.

Richard C. Warner serves as our Executive Vice President and Chief Credit Officer. Mr. Warner has served as a senior vice president and chief underwriter of Walker & Dunlop, LLC or its predecessors since September 2002. As Executive Vice President and Chief Credit Officer, Mr. Warner is responsible for our Asset

Management, Underwriting and Closing and Delivery groups and, together with the other executive officers, the overall strategic financial direction of our Company. Mr. Warner also has served as a member of the board of managers of Walker & Dunlop, LLC since December 2011. Prior to joining Walker & Dunlop, Mr. Warner held a number of leadership positions with Main America Capital and its successors, a company that originated commercial and multifamily loans nationwide. From 1994 to 1998, Mr. Warner was the president of Main America Capital; from 1998 to 2000, he was vice president of originations for RFC Commercial; and from 2000 to 2002, he was vice president and branch manager for GMAC Commercial Mortgage. In 1978, Mr. Warner started his career with Canada’s Confederation Life Insurance Company, where he held a number of successive positions, ending as mortgage and real estate vice president in 1994. Mr. Warner received his Bachelor of Arts in Urban Studies from McGill University.

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the compensation programs for our Chief Executive Officer and Chief Financial Officer in 2014 as well as our other three most highly compensated executive officers during 2014, all of whom we refer to collectively as our named executive officers or NEOs. Our NEOs for 2014 are:

•	Chairman, President and Chief Executive Officer (CEO), William M. Walker;

•	Executive Vice President, Chief Financial Officer (CFO) and Treasurer, Stephen P. Theobald;

•	Executive Vice President and Chief Operating Officer (COO), Howard W. Smith, III;

•	Executive Vice President, General Counsel and Secretary, Richard M. Lucas; and

•	Executive Vice President and Chief Credit Officer, Richard C. Warner

Executive Summary

Overview of 2014 Performance and Pay for Performance

One of the key elements of the Compensation Committee’s executive compensation philosophy is that compensation should encourage and reward strong financial and management performance. In furtherance of this philosophy, in 2014 the Compensation Committee established the 2014 annual cash incentive plan with performance goals that focused the NEOs on the key financial metrics considered most important in driving Company results and shareholder value, including adjusted EBITDA, return on equity and adjusted diluted earnings per share.1 The 2014 annual cash incentive plan also contains individual performance metrics relating to corporate leadership and strategic initiatives that were assigned based on each NEO’s ability to drive performance. In 2014, under the leadership of our NEOs, we achieved the following significant growth in each of the financial performance metrics:

Additionally, in 2014 we achieved record total revenues, record loan originations and completed the acquisition of certain assets and liabilities of Johnson Capital Group, Inc., which increased our national lending and brokerage footprint. These exceptional 2014 results would not have been achieved without the leadership and efforts of the NEOs, and the results had a direct impact on the compensation decisions and performance-based outcomes for 2014 under the 2014 annual cash incentive plan. Taking into account these and other accomplishments, the Compensation Committee awarded the NEOs annual incentive compensation at the maximum levels under the 2014 annual cash incentive plan. In addition to the financial performance

[1]

Adjusted EBITDA, adjusted diluted earnings per share and adjusted net income are not financial measures calculated in accordance with GAAP. A reconciliation of adjusted EBITDA to GAAP net income and adjusted diluted earnings per share and adjusted net income to the comparable GAAP measure is located on pages 48-51 of our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 5, 2015.

achievements set forth above for 2014, the following is a list of notable performance achievements that were considered by the Compensation Committee in determining 2014 annual cash incentive payments:

•	earned total revenues of $360.8 million, up 13% over the prior year;

•	earned adjusted net income of $51.7 million, up 18% over the prior year;

•	achieved loan origination volume of $11.4 billion, up 35% over the prior year;

•	maintained our market position with Fannie Mae and Freddie Mac (Fannie Mae, Freddie Mac and the U.S. Department of Housing and Urban Development collectively are referred to herein as the “Agencies”), evidenced by us remaining the largest Fannie Mae DUS® lender by loan deliveries for the third straight year and remaining the third largest Freddie Mac Program Plus® Seller by loan deliveries for the second year in a row; and

•	maintained our valued culture, as evidenced by our recognition as a top workplace by the Washington Post and the Washington Business Journal in 2014, which was based, in part on surveys of our employees regarding employee satisfaction.

In March 2014, the Compensation Committee approved a new performance-based long-term equity incentive award for the NEOs and senior management. These new awards, denoted as performance share units, vest in the form of shares of common stock if certain pre-established performance goals (tied to aggregate total revenues and average adjusted diluted earnings per share) underlying the award are met over the course of a 2014-2016 performance period.

The Compensation Committee established the initial performance cycle of the performance share units as an “outperformance” plan, setting extremely challenging performance targets designed to incentivize our senior management team, including the NEOs, to seek to achieve outstanding Company performance that results in significant long-term value creation for our stockholders.

Highlights of Our Compensation Program Practices

What We Do

•	We Pay for Performance—We tie our NEOs’ annual cash incentive and long-term incentive pay to financial performance metrics, including total revenues, adjusted EBITDA, return on equity and adjusted diluted earnings per share. Base salary for our CEO represents only 20% of his total target direct compensation opportunity (i.e., base salary, annual cash incentive, annual equity award and long-term incentive award), and for each other NEO represents 25% of his total target direct compensation opportunity, with the remainder of compensation for all NEOs being variable or “at risk.”

•	We Have Adopted Executive and Director Stock Ownership Guidelines—Our executive officers are expected to own shares of our common stock with a value equal to at least three to five times base salary depending on position. Our non-employee directors are expected to own shares in our common stock with a value equal to at least three times the value of the annual cash retainer paid to the directors. See description under “—Compensation Policies—Stock Ownership Guidelines for NEOs.”

•	We Use an Independent Compensation Consulting Firm—The Compensation Committee utilizes an independent compensation consulting firm that provides no other services to the Company.

•	We Have Instituted a “Clawback” Policy—We have the right to recover any awards to participants under the 2010 Equity Incentive Plan in cases of a financial restatement as a result of their knowing or gross negligence or failure to prevent misconduct.

•	We Evaluate Tally Sheets of NEO Compensation—In reviewing compensation for 2014, the Compensation Committee reviewed and considered total compensation for each NEO, including reviews of reports that provide the value of: (1) historic and current elements of each NEO’s compensation; and (2) equity awards granted to the NEO under our 2010 Equity Incentive Plan.

What We Don’t Do

•	No Hedging—All of our directors and employees, including our NEOs, are prohibited from hedging their economic interest in our stock through short-sales, trading in puts and calls, or the use of other derivative instruments.

•	No Pledging—All of our directors and employees, including our NEOs, are prohibited from pledging our stock, including through margin accounts or to secure other loans.

•	No Single-Trigger “Change in Control” Cash Payments—We have employment agreements with NEOs that provide only a limited severance package, and no severance cash payments that are triggered solely upon a “change in control.”

•	No Perquisites—We currently do not provide any perquisites and do not intend to provide perquisites exceeding $10,000 in the aggregate to our executives.

•	No Income Tax Gross-Ups—We currently do not provide excise tax or income tax gross-ups for personal benefits.

Compensation Philosophy

The compensation elements, amounts and target levels for our NEOs as of December 31, 2014 were determined by the Compensation Committee based on our belief that compensation should:

•	align with stockholders’ interests;

•	support our business strategies and objectives;

•	pay for performance;

•	be market competitive; and

•	encourage short-term and long-term retention.

We use a combination of measures and time horizons to foster and reward performance. The following chart summarizes the relevant 2014 performance measures and time frames used to assess our variable pay elements:

Role of Board and Management in Compensation Decisions

•	CEO and other NEO pay is set by the Compensation Committee;

•	CEO, the Senior Vice President of Human Resources and senior members of the legal, finance and accounting departments provide support to the Compensation Committee. The Senior Vice President of

Human Resources and the Secretary or Assistant Secretary attend all Compensation Committee meetings, but neither they, nor any other employee of the Company are present for executive sessions of the Compensation Committee;

•	CEO provides performance assessments and compensation recommendations for each of the NEOs, including a self-assessment of his own performance, but is not present during deliberations concerning his compensation, which is done without members of management present;

•	Compensation Committee frequently meets in executive session without members of management present; and

•	Compensation Committee regularly updates, and receives feedback from, the full Board regarding matters relating to compensation and our equity plans.

Role of Compensation Consultant

The Compensation Committee has retained Towers Watson to provide the Compensation Committee with independent compensation data, analysis and advice. Towers Watson reports directly to the Compensation Committee, and the Compensation Committee has the sole authority to approve the terms of, and terminate, the engagement. Towers Watson’s primary roles in 2014 were to:

•	re-assess the peer group utilized by our Compensation Committee in 2013 against which our 2014 performance and executive pay should be examined;

•	evaluate our executive compensation programs and provide recommendations regarding compensation strategy and policies, including a review of philosophy, comparative review of peer compensation (for example, base salary, target short- and long-term incentives, and mix of pay, as applicable), and provide insight related to potential enhancements and/or modifications;

•	develop a performance share plan to drive NEOs and senior managers to achieve significant long-term total revenues and adjusted diluted earnings per share growth;

•	evaluate and analyze our compensation policies and practices for our NEOs and loan origination staff to determine whether they create risks that are reasonably likely to have a material adverse effect on us;

•	review the Compensation Discussion and Analysis section of our annual proxy statement; and

•	attend selected Compensation Committee meetings.

Setting Executive Compensation

The Compensation Committee evaluates compensation levels for each NEO. In reviewing compensation for 2014, the Compensation Committee reviewed and considered total compensation for each NEO, including reviews of reports that provide the value of: (1) historic and current elements of each NEO’s compensation; and (2) equity awards granted to the NEO under our 2010 Equity Incentive Plan.

Use of Peer Group and Survey Data

The Compensation Committee strives to set target opportunity compensation levels to be competitive with the market in which we compete for executive talent. We use compensation information from: (1) a “Peer Group” of publicly traded companies in specific industries in which we compete for executive talent; and (2) general industry companies with revenues comparable to ours through the pooled survey data. Towers Watson combines the data from the Peer Group with pooled survey data to create the market data reviewed by the Compensation Committee.

At the time 2014 compensation was determined, we did not have direct publicly traded peers. Therefore, the Peer Group was selected by the Compensation Committee with advice from Towers Watson, taking into consideration industry relevance, business operations, comparability of size in terms of revenue, market capitalization and number of employees, business competitors and input from management. The Peer Group was not chosen on the basis of executive compensation levels. The 2014 Peer Group comprises the 14 companies below, with additions to and deletions from the 2013 Peer Group identified by underlining and strikethrough, respectively.

American Assets, Inc.	Ladder Capital Corp. (added)
American Capital, Ltd.	Marcus & Millichap, Inc. (added)
Astoria Financial Corporation (added)	~~Nationstar Mortgage Holdings, Inc.~~ (deleted)
~~CapitalSource, Inc.~~ (deleted)	NewStar Financial, Inc.
~~Centerline Holding Company~~ (deleted)	~~Ocwen Financial Corporation~~ (deleted)
Dime Community Bancshares Inc. (added)	PennyMac Financial Services, Inc. (added)
Encore Capital Group, Inc.	Redwood Trust, Inc.
HFF, Inc.	~~Walter Investment Management Corp.~~ (deleted)
Investors Bancorp Inc. (added)	Washington Real Estate Investment Trust
Kennedy-Wilson Holdings, Inc.

In 2014, Towers Watson reassessed our Peer Group based on our financials, including our total revenues, net income and total assets and our market capitalization and recommended the exclusion of CapitalSource, Inc. and Centerline Holding Company because they had been acquired. Towers Watson also recommended the exclusion of Nationstar Mortgage Holdings Inc., Ocwen Financial Corporation and Walter Investment Management Corp. because their 2013 net income, total revenues and total assets significantly exceeded our historical total revenues. Towers Watson also recommended the inclusion of: Astoria Financial Corporation, Dime Community Bancshares Inc., Investors Bancorp Inc., Ladder Capital Corp., Marcus & Millichap, Inc. and PennyMac Financial Services, Inc. because each entity has business operations focused on commercial real estate finance, like us, and has revenue, net income and total assets comparable to us.

Our Compensation Committee also used commercially available survey data provided to it by Towers Watson to identify market-median and other market elements related to our 2014 compensation program. This survey data included the Towers Watson 2013/2014 Survey of Top Management Compensation, Towers Watson 2014 Financial Services Survey, Mercer 2014 Executive Compensation Database, and 2014 McLagan Commercial Real Estate Finance Survey. This survey data includes pooled compensation data from many companies and the findings are segregated by, for example, revenue level and number of employees. The survey data does not include target short-term incentive or target total cash date, instead, it includes only actual short-term incentive and actual total cash compensation data. Consistent with prior practice, comparative market data is not used by the Compensation Committee to “benchmark” the amount of total compensation or any specific element of compensation for the NEOs. Instead, comparative market data has been and is expected to continue to be reviewed by the Compensation Committee as a general reference and guide to assist the Compensation Committee with its decisions related to executive compensation.

2014 Elements of Compensation

Our compensation program for our NEOs consists of the following elements, each of which satisfies one or more of our alignment, performance and retention objectives:

Compensation Element	Objectives	Key Features
Base Salary	• Provides a stable annual income at a level consistent with individual contributions.	• Adjustments are considered annually based on individual performance, level of pay relative to the market, internal pay equity, and retention issues.

Short-Term Annual Cash Incentive

•  Rewards Company and individual performance.

•  Aligns NEOs’ interests with those of our stockholders by promoting improved financial results.

•  Retains NEOs by providing competitive compensation opportunity.

•  Provides for payouts of up to 200% of the NEO’s base salary if an annual revenue achievement threshold is met.

•  Payouts are based upon a combination of Company performance and individual performance.

Long-Term Annual Equity Awards (Restricted Stock and Non-Qualified Stock Options)

•  Aligns NEOs’ interests with long-term stockholder interests by linking a portion of each NEO’s compensation to long-term stock performance.

•  Provides opportunities for wealth creation and ownership, which promotes retention and enables us to attract and motivate our NEOs.

•  Retains NEOs through multi-year vesting of equity grants and by providing market-competitive compensation.

•  Promotes an executive decision-making process that maintains a balanced focus on both immediate measures of success and on the effective growth and development of the business at least three years into the future.

•  Targets 100% of base salary as an annual equity award.

•  Utilizes different equity types, including restricted stock and non-qualified stock options, to balance the multiple objectives.

•  Long-term equity awards generally vest in increments over a three year period.

Long-Term Equity Awards (Performance Share Units)

•  In addition to restricted stock and non-qualified stock options, performance share awards further our pay for performance objectives by directly linking long-term compensation earned by the NEOs to our operating performance.

•  Under our 2014-2016 performance share plan, the performance shares vest in the form of shares of common stock if the performance goals (tied to average adjusted diluted earnings per share and aggregate total revenues) underlying the award are met over the course of the performance period.

•  Targets 200% of base salary as a performance based equity award for the CEO (100% of base salary as threshold award and 400% of base salary as maximum award).

Compensation Element	Objectives	Key Features

•  Targets 100% of base salary as a performance-based equity award for the other NEOs (75% of base salary as threshold award and 200% of base salary as maximum award).

•  Performance shares cliff vest after a three year performance period, if the performance goals are met, subject to continued employment on the vesting date.

Retirement Savings Opportunities and Deferral Programs

•  Allows all eligible employees to save for retirement in a tax efficient manner.

•  Allows for eligible employees to defer portions of their compensation in the form of Company stock units, further aligning interests of NEOs and senior management with stockholders.

•  Under the 401(k) plan, employees are eligible to defer a portion of their pay, and we, at our discretion, may make a matching contribution.

•  Our 401(k) plan does not discriminate in scope, terms or operation in favor of officers and are available to all eligible employees.

•  The Management Stock Purchase Plan (the “MSPP”) allows eligible employees to elect to purchase stock units settled in our common stock on a deferred basis with up to 100% of their annual cash incentive award. MSPP participants will automatically receive a deferred stock unit or restricted stock unit award as a matching award equal to 50% of the deferred stock units acquired in the MSPP.

Health and Welfare Benefits

•  Offers all eligible employees who work 30 or more hours per week a competitive benefits package, which includes health and welfare benefits, such as medical, dental, disability insurance, and life insurance benefits.

• The plans under which these benefits are offered do not discriminate in scope, terms or operation in favor of officers and are available to all eligible employees.

Perquisites and Other Benefits

•  We currently do not provide any perquisites and do not intend to provide perquisites exceeding $10,000 in the aggregate to our NEOs because we believe that we can provide better incentives for desired performance with compensation in the forms described above.

N/A

Mix of Total Direct Compensation

The charts below show the relative amounts that we targeted for each element of total direct compensation for 2014, which is comprised of base salary, target annual cash incentive and target long-term equity awards, which are comprised of the annual equity award and the performance share plan award (“PSP”) (based on 2014 target levels).

Fixed vs. Variable Pay Opportunity of Total Pay For Our NEOs

Short-Term Pay vs. Long-Term Pay Opportunity of Total Pay For Our NEOs

Cash vs. Equity Pay Opportunity of Total Pay For Our NEOs

2014 Executive Officer Compensation

Base Salary

Base salaries are set primarily by the NEOs’ employment agreements. The Compensation Committee considers additional factors to determine whether to increase base salaries beyond the amounts required by the employment agreements. The Compensation Committee consults with the CEO with respect to the recommended base salaries for the other NEOs and takes into consideration market data provided by Towers Watson, as previously described under “—Setting Executive Compensation—Use of Peer Group and Survey Data.” In setting individual base salaries, consideration is given to factors such as: (1) the performance of the Company; (2) the individual performance of each NEO, taking into account the recommendation of the CEO with respect to the performance and contribution of individuals and the individual performance measures under the annual cash incentive program; (3) the NEO’s scope of responsibility in relation to other NEOs and key members of senior management within the Company and internal pay equity; and (4) any retention issues. Except for the Executive Vice President, Chief Financial Officer and Treasurer’s salary, which the Compensation Committee increased by $50,000 in 2014 to $400,000 to make the salary more competitive with those of the chief financial officers in our then Peer Group and to promote internal pay equity among other NEOs who are executive vice presidents, the Committee did not increase any other NEO’s salary in 2014.

Base salary for each of our NEOs in 2014 was as follows:

Name	Base Salary ($)
William M. Walker	750,000
Stephen P. Theobald	400,000
Howard W. Smith, III	500,000
Richard M. Lucas	400,000
Richard C. Warner	400,000

Base salaries affect other elements of total compensation, including annual cash incentive, long-term equity compensation, and retirement benefits. In setting base salaries for the NEOs, the Compensation Committee considers the impact on other elements of total direct compensation.

Annual Cash Incentive Award

In March 2014, the Compensation Committee established the 2014 annual cash incentive plan. Under the 2014 annual cash incentive plan, the Compensation Committee established as a prerequisite to the funding of the incentive plan that the Company achieve a minimum of $250 million of total revenues for the fiscal year ended December 31, 2014. If that performance objective was achieved or exceeded, the NEOs were then eligible to receive an award of up to 200% of base salary, based on pre-determined Company and individual performance goals that the Compensation Committee established in March 2014, as described below. The Company achieved total revenues of $360.8 million in 2014, and as a result each NEO was eligible to receive up to a 200% annual cash incentive award subject to achievement of his individual performance goals, as determined by the Compensation Committee. The following tables set forth for each NEO the weight assigned to each performance goal, the performance needed to achieve each performance goal, the actual performance achieved in 2014 as determined by the Compensation Committee and the corresponding payouts approved by the Committee.

The Compensation Committee chose the performance goals to focus the NEOs on the key operating metrics considered most important in driving Company results and shareholder value. Individual metrics were assigned based on each NEO’s ability to drive performance. For each NEO, achievement of applicable performance criteria at the threshold, target or maximum levels results in bonuses of up to 50%, 100% and 200%, respectively, of such NEO’s base salary, subject to the exercise of negative discretion by the Committee. The threshold, target and maximum levels are based on the NEO’s employment agreement requirements, as well as his position and responsibilities, applicable market data, and our overall compensation philosophy, which emphasizes performance-based compensation.

The percentage weight amounts attributable to the Adjusted EBITDA, Return on Equity and Adjusted Diluted Earnings Per Share performance goals were interpolated on a straight line basis if achievement of the performance goals fell between the specified goals for the threshold and target levels or between the target and maximum levels. The aggregate weighting for the performance goals provides for up to 110 percent achievement of the maximum payout under the annual cash incentive plan. This structure allows each executive to achieve his maximum bonus payout under the program without achieving maximum performance for each goal.

William Walker

Chairman, President and Chief Executive Officer

Goal	Weighting	Threshold	Target	Maximum	Performance Results	Actual Payout
Annual Cash Incentive		$375,000	$750,000	$1,500,000	—	$1,500,000 (total	)
Adjusted EBITDA	22%	$57,000,000	$75,000,000	$82,500,000	$84,804,000	$330,000
Return on Equity	22%	11%	13%	15%	12.8%	$210,000
Adjusted Diluted EPS	22%	$1.31	$1.40	$1.51	$1.59	$330,000
Corporate Leadership	15%	N/A	N/A	N/A	Achieved, as described below	$202,500
Strategic Initiatives	29%	N/A	N/A	N/A	Achieved, as described below	$427,500

Mr. Walker’s achievement of his corporate leadership and strategic initiative goals was based on his leadership of senior management in growing the Company’s loan origination and servicing platforms, including:

•	growth of our market share with Fannie Mae and Freddie Mac (collectively, the “GSEs”), which allowed us to remain Fannie Mae’s largest DUS® Lender for the third year in a row and remain Freddie Mac’s third largest Program Plus® Seller for the second consecutive year; and

•	making significant investments to grow the Company’s capital markets origination team in order to capitalize on the over $500 billion of non-bank commercial real estate loans set to mature between 2015 and 2017 through organic growth and our acquisition of the loan origination and servicing platforms of Johnson Capital.

The Committee also based achievement of Mr. Walker’s corporate leadership and strategic initiative goals on:

•	the very active role Mr. Walker played in evaluating and interacting with policy makers regarding operational improvements for the Agencies and GSE regulatory and legislative reform, including meeting with federal regulators and legislators to evaluate the GSEs’ business model and potential future structure;

•	continued support of our loan origination and business development activities as demonstrated by over 250 meetings with our borrowers; and

•	promotion of our valued culture, as evidenced by our recognition as a top workplace by the Washington Post and the Washington Business Journal in 2014, which was based, in part on surveys of our employees regarding employee satisfaction.

Stephen Theobald

Executive Vice President and Chief Financial Officer

Goal	Weighting	Threshold	Target	Maximum	Performance Results	Actual Payout
Annual Cash Incentive		$200,000	$400,000	$800,000	—	$800,000 (total	)
Adjusted EBITDA	22%	$57,000,000	$75,000,000	$82,500,000	$84,804,000	$176,000
Return on Equity	22%	11%	13%	15%	12.8%	$112,000
Adjusted Diluted EPS	22%	$1.31	$1.40	$1.51	$1.59	$176,000
Corporate Leadership	22%	N/A	N/A	N/A	Achieved, as described below	$168,000
Strategic Initiatives	22%	N/A	N/A	N/A	Achieved, as described below	$168,000

Mr. Theobald’s achievement of his corporate leadership and strategic initiative goals was based on:

•	successful and efficient management of our balance sheet, including successful deployment of the term debt we obtained in December 2013, including investments in our interim loan program, the acquisition of the loan origination and servicing platforms of Johnson Capital, and the direct repurchase of 2,450,451 shares of our common stock from our then second largest stockholder in March 2014;

•	successful management of our Servicing department as our servicing portfolio exceeded $44.0 billion and improving upon certain outsourced servicing functions and negotiating new third-party servicing agreements;

•	successful management of our Accounting and Finance department below the pre-determined budgeted amounts for 2014, and establishing greater automation of processes through the implementation of new information technology systems; and

•	promotion of our valued culture, as evidenced by our recognition as a top workplace by the Washington Post and the Washington Business Journal in 2014.

Howard Smith

Executive Vice President and Chief Operating Officer

Goal	Weighting	Threshold	Target	Maximum	Performance Results	Actual Payout
Annual Cash Incentive		$250,000	$500,000	$1,000,000	—	$1,000,000 (total	)
Adjusted EBITDA	22%	$57,000,000	$75,000,000	$82,500,000	$84,804,000	$220,000
Return on Equity	22%	11%	13%	15%	12.8%	$140,000
Adjusted Diluted EPS	22%	$1.31	$1.40	$1.51	$1.59	$220,000
Corporate Leadership	15%	N/A	N/A	N/A	Achieved, as described below	$285,000
Strategic Initiatives	29%	N/A	N/A	N/A	Achieved, as described below	$135,000

Mr. Smith’s achievement of his corporate leadership and strategic initiative goals was based on:

•	successful management of our loan origination platform in excess of the maximum pre-determined budgeted 2014 loan origination goals of $4.98 billion and $3.17 billion for our multifamily and capital markets groups, respectively as demonstrated by $6.98 billion and $3.28 billion of 2014 of loan originations by our multifamily and capital markets groups, respectively;

•	growth of our market share with the GSEs, which allowed us to remain Fannie Mae’s largest DUS® Lender for the third year in a row and remain Freddie Mac’s third largest Program Plus® Seller for the second consecutive year;

•	growth of our loan origination staff in excess of the pre-determined goal of 15 additional loan originators, as demonstrated by a net increase of 41 loan originators as of December 31, 2014, from January 1, 2014; and

•	promotion of our valued culture, as evidenced by the Company’s recognition as a top workplace by the Washington Post and the Washington Business Journal in 2014.

Richard Lucas

Executive Vice President, General Counsel and Secretary

Goal	Weighting	Threshold	Target	Maximum	Performance Results	Actual Payout
Annual Cash Incentive		$200,000	$400,000	$800,000	—	$800,000 (total	)
Adjusted EBITDA	22%	$57,000,000	$75,000,000	$82,500,000	$84,804,000	$176,000
Return on Equity	22%	11%	13%	15%	12.8%	$112,000
Adjusted Diluted EPS	22%	$1.31	$1.40	$1.51	$1.59	$176,000
Corporate Leadership	22%	N/A	N/A	N/A	Achieved, as described below	$168,000
Strategic Initiatives	22%	N/A	N/A	N/A	Achieved, as described below	$168,000

Mr. Lucas’s achievement of his corporate leadership and strategic initiative goals was based on:

•	effective management of our litigation matters;

•	effective support of our business development activities, including the negotiation of our acquisition, and the integration, of the loan origination and servicing platforms of Johnson Capital;

•	effective management of our legal, human resources and office services budgets well below the pre-determined budgeted amounts for 2014;

•	reducing our corporate and executive liability insurance expenses well below the pre-determined budgeted amounts for 2014; and

•	promotion of our valued culture, as evidenced by the Company’s recognition as a top workplace by the Washington Post and the Washington Business Journal in 2014.

Richard Warner

Executive Vice President and Chief Credit Officer

Goal	Weighting	Threshold	Target	Maximum	Performance Results	Actual Payout
Annual Cash Incentive		$200,000	$400,000	$800,000	—	$800,000 (total	)
Adjusted EBITDA	22%	$57,000,000	$75,000,000	$82,500,000	$84,804,000	$176,000
Return on Equity	22%	11%	13%	15%	12.8%	$112,000
Adjusted Diluted EPS	22%	$1.31	$1.40	$1.51	$1.59	$176,000
Corporate Leadership	15%	N/A	N/A	N/A	Achieved, as described below	$228,000
Strategic Initiatives	29%	N/A	N/A	N/A	Achieved, as described below	$108,000

Mr. Warner’s achievement of his corporate leadership and strategic initiative goals was based on:

•	outstanding management of our credit risk through the development and implementation by our Underwriting department of our credit practices and the Asset Management department’s effective loss mitigation practices, as evidenced by the extremely low default rate of our Fannie Mae at risk portfolio;

•	facilitating the growth of our market share with the GSEs by exceptionally managing the underwriting process for GSE loans, which allowed us to remain Fannie Mae’s largest DUS® Lender for the third year in a row and remain Freddie Mac’s third largest Program Plus® Seller for the second consecutive year; and

•	promotion of our valued culture, as evidenced by the Company’s recognition as a top workplace by the Washington Post and the Washington Business Journal in 2014.

Equity Awards

The equity awards granted to our NEOs in 2014 consisted of the annual equity award that includes restricted stock, non-qualified stock options and the long-term equity incentive award that includes performance share units. Annualized target award levels for the NEOs for 2014 were (i) 100% of base salary for the annual restricted stock and non-qualified stock option award, (ii) 200% of base salary for the CEO’s performance share units, and (iii) 100% of base salary for our other NEOs’ performance share units.

Annual Equity Award

The annual equity award for Messrs. Walker and Smith for 2014 was comprised of 20% restricted stock and 80% options (based on the fair value of each on the date of the grant), and 50% restricted stock and 50% options for Messrs. Lucas, Theobald and Warner (based on the fair value of each on the date of grant). The Committee placed a greater weighting on non-qualified stock options than restricted stock for Messrs. Walker and Smith to maximize the corporate tax deductibility of their total compensation. The non-qualified stock options and restricted stock granted to the NEOs in 2014 vest ratably on each anniversary date of grant over a three-year period, conditioned upon continuing employment at the time of vesting. The Compensation Committee determined to use a three-year vesting period because it believes such duration promotes long-term alignment with stockholders and longer-term decision making that provides an effective balance to the shorter-term incentive measures used in setting annual cash incentive awards.

Restricted Stock Awards.    The Compensation Committee granted our NEOs a total of 49,853 shares of restricted stock. In addition to serving as a retention tool, restricted stock further aligns the interests of the NEOs with our stockholders through the promotion of significant share ownership. Each NEO’s 2014 restricted stock award is detailed below.

Stock Option Awards.    The Compensation Committee granted our NEOs a total of 251,968 non-qualified stock options. The exercise price of non-qualified stock options is the closing price of our common stock on the NYSE on the date of grant. Non-qualified stock option grants vest ratably over three years and expire ten years after grant. In addition to serving as a retention tool, non-qualified stock options further align the interests of executives with our stockholders through long-term stock value creation. Each NEO’s 2014 grant of non-qualified stock options is detailed below.

Name	Number of shares of Restricted Stock Granted(1)	Number of Options Granted(2)
William M. Walker	8,798	94,488
Stephen P. Theobald	11,730	31,496
Howard W. Smith, III	5,865	62,992
Richard M. Lucas	11,730	31,496
Richard C. Warner	11,730	31,496

(1)	Shares of restricted stock vest in one-third increments on each of February 15, 2015, 2016 and 2017, based upon continued employment.

(2)	The non-qualified stock options vest in one-third increments on each of February 15, 2015, 2016 and 2017, based upon continued employment.

2014-2016 Performance Share Plan

In March 2014, the Compensation Committee approved a new performance-based long-term equity incentive award for the Company’s NEOs and senior management. These new awards, denoted as performance share units, vest in the form of shares of common stock if certain pre-established performance goals (tied to aggregate total revenues and average adjusted diluted earnings per share) underlying the award are met over the course of a three-year performance period.

The performance share units vest based on the achievement of average adjusted diluted earnings per share (70% weighting) and aggregate total revenues (30% weighting) over the 2014-2016 performance period as set forth in the table below. In the event that one or both of the metrics falls between two of the levels in the table, the number of performance share units vested will be calculated by linear interpolation. The Compensation Committee has the discretion to adjust the number of performance share units downward for any reason.

The Compensation Committee established the initial performance cycle of the performance share units as an “outperformance” plan, setting extremely challenging performance targets designed to incentivize our senior management team, including the NEOs, to seek to achieve outstanding Company performance. As a result, the amounts that will be actually earned by the NEOs under the performance share units may be less, in some cases substantially so, than the amounts shown as compensation in the “Summary Compensation Table” below.

The Compensation Committee recognizes that without a dividend policy, one of the primary methods of returning value to our stockholders is through maximizing and growing earnings per share. Therefore, the Compensation Committee chose the average adjusted diluted earnings per share metrics and assigned them a 70% weighting to ensure that the NEOs and senior management are focused not only on driving revenue growth over the performance period, but also on maximizing the benefit of such growth in earnings per share. Additionally, in order to receive an award for achievement of the average adjusted diluted earnings per share performance goals, the Company will have to achieve such goals net of the expense associated with awards under the plan. The Compensation Committee also chose the aggregate total revenues goals set forth in the table below for the 2014 – 2016 performance cycle because if achieved they would require dramatic growth and diversification of our loan origination and servicing platform.

For the grant of performance share units in 2014, the Compensation Committee determined that: (i) Mr. Walker’s grant would have a threshold number of performance share units equal to 100% of his base salary, a target number of performance share units equal to 200% of his base salary, and a maximum number of performance share units equal to 400% of his base salary, divided by the fair market value of a share of common stock on the grant date, and (ii) each of Messrs. Lucas, Smith, Theobald, and Warner would receive a threshold number of performance share units equal to 75% of each of their respective base salaries, a target number of performance share units equal to 100% of each of their respective base salaries, and a maximum number of performance share units equal to 200% of each of their respective base salaries, divided by the fair market value of a share of common stock on the grant date.

Achievement Against Performance Goal	Average Adjusted Diluted Earnings Per Share for the Performance Period (70% Weighting)	Aggregate Total Revenues for the Performance Period (30% Weighting)	Number of Performance Share Units Vested
Threshold	$1.70	$1.3 billion	Threshold Number of Performance Share Units

Target	$1.78	$1.4 billion	Target Number of Performance Share Units

Maximum	$1.86	$1.5 billion	Maximum Number of Performance Share Units

The average adjusted diluted earnings per share goals can reflect adjustments to net income made by the Compensation Committee under the plan, including for costs associated with extraordinary events, non-recurring or non-operating charges specifically related to successful acquisitions and restructurings and costs associated with successfully raising capital for a fund management business.

Status of Performance Under 2013-2015 Performance Share Plan

In March 2013, the Compensation Committee approved a performance-based long-term equity incentive award for the Company’s NEOs and senior management. The 2013-15 performance share plan operates the same as our 2014-2016 performance share plan, except that under the 2013-2015 performance share plan each of Messrs. Lucas, Smith, Theobald, and Warner would receive a threshold number of performance share units equal to 50% of each of their respective base salaries, a target number of performance share units equal to 100% of each of their respective base salaries, and a maximum number of performance share units equal to 200% of each of their respective base salaries, divided by the fair market value of a share of common stock on the grant date.

The performance goals under the 2013-2015 performance share plan are as follows:

Achievement Against Performance Goal	Average Adjusted Diluted Earnings Per Share for the Performance Period (70% Weighting)	Aggregate Total Revenues for the Performance Period (30% Weighting)
Threshold	$2.19	$1.35 billion
Target	$2.43	$1.5 billion
Maximum	$2.92	$1.8 billion

Based on performance through December 31, 2014, we do not expect any of the performance shares to be earned under the 2013-2015 performance share plan because performance is projected below the threshold level for both the average adjusted diluted earnings per share and aggregate total revenues goals.

Management Stock Purchase Plan

The Management Stock Purchase Plan (the “MSPP”), supports the Company’s existing stock ownership goals for the NEOs and further aligns the interests of plan participants, including the NEOs, with our stockholders by providing a means for deferral of annual cash incentive compensation by eligible employees into deferred stock units that are settled in shares of the Company’s common stock upon payout. In connection with the MSPP, participants who acquire deferred stock units are generally granted a matching deferred stock unit or RSU award equal to 50% of the deferred stock units acquired in the MSPP, which matching award vests fully on

March 15 of the third year following the grant. The matching awards are reflected in the Summary Compensation Table below. See the “2014 Nonqualified Deferred Compensation” table and related narrative below for additional information concerning the MSPP and the related matching component.

Employment Agreements

The compensation packages described above reflect, in part, the employment agreements that we entered into with each of our NEOs. The employment agreements with our NEOs also include severance provisions. See “COMPENSATION OF DIRECTORS AND OFFICERS—Employment and Separation Agreements” and “COMPENSATION OF DIRECTORS AND OFFICERS—Potential Payments Upon Termination” for a description of the specific terms of these agreements.

Compensation Policies

We do not currently have any formal policies regarding long-term versus currently-paid compensation, but feel that both elements are necessary for achieving our compensation objectives. Currently paid compensation provides financial stability for each of our NEOs and immediate reward for superior company and individual performance, while long-term compensation rewards achievement of strategic long-term objectives and contributes towards overall stockholder value.

Prohibition on Hedging

Our insider trading policy prohibits our directors and all employees, including our NEOs, from hedging their economic interest in the Company’s stock through short-sales, trading in puts or calls, or the use of other derivative instruments.

Prohibition on Pledging

Our insider trading policy also prohibits our non-employee directors and all employees, including our NEOs, from pledging Company securities to secure margin or other loans. This prohibition means our non-employee directors and employees may not hold our securities in margin accounts.

Stock Ownership Guidelines for NEOs

Our Board has adopted stock ownership guidelines for our NEOs, which are intended to further align their interests with the interests of our stockholders. Under the guidelines, each NEO must hold an ownership stake in the Company that is significant in comparison to their base salary. The amount required to be retained varies depending on the NEO’s position, as follows:

•	Chief Executive Officer and Chief Operating Offer: five times base salary; and

•	Chief Credit Officer, Chief Financial Officer and General Counsel: three times base salary.

Stock ownership for the purpose of these guidelines includes stock currently held by the NEO and restricted stock. Messrs. Walker, Lucas, Smith and Warner are required to achieve the ownership requirements by April 1, 2017, and Mr. Theobald is required to achieve the ownership requirements by April 1, 2018.

Tax Treatment of NEO Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers (excluding the chief financial officer) to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. While we consider the impact of this and other tax rules when developing and implementing our executive compensation programs, we also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) or any other tax rule.

“Say on Pay” Results

At our 2014 annual meeting, we submitted to stockholders an advisory resolution to approve our executive compensation program (a “say on pay” vote). Our stockholders overwhelmingly supported our say on pay vote with approximately 83 percent of the votes cast in favor and less than one percent cast against. At our 2011 annual meeting, our stockholders approved holding such a say on pay vote every three years. Accordingly, we determined to hold, and are therefore holding, the next say on pay vote at the 2017 annual meeting. We carefully consider stockholder feedback on all matters, including our executive compensation. In 2014, the Compensation Committee considered the results of the 2014 say on pay vote, and determined no specific changes to our executive compensation program were warranted.

Compensation Policies and Practices as they Relate to Risk Management

Management reports regularly to the Compensation Committee on our executive and employee compensation and benefit programs. The Compensation Committee engaged Towers Watson to perform a compensation risk assessment for the NEOs and our loan originators for 2014, and to advise the Compensation Committee on the findings of the assessment. Our Senior Vice President, Human Resources also reported on the compensation structure and benefit programs and risks associated with such structure and programs for all of our other employees. The Compensation Committee considered the findings of these reports and determined that the NEO and other employee compensation and benefit programs do not pose any material risks to us and therefore are not reasonably likely to have a material adverse effect on us. With respect to the NEO compensation programs, the Compensation Committee found that they are well-balanced between fixed and variable compensation, cash and equity and short-term and long-term incentives, take into account both qualitative and quantitative performance factors, reflect an appropriate mix of compensative instruments, are well-aligned with stockholder interests and have elements that discourage the NEOs from taking unnecessary or excessive risks. With the assistance of Towers Watson, the Compensation Committee continues to review all of the Company’s executive compensation programs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on such review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Compensation Committee of the Board of

Directors

John Rice (Chairman)

Cynthia A. Hallenbeck

Michael D. Malone

Dana L. Schmaltz

The Compensation Committee report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

The following table sets forth the compensation paid to or earned by our NEOs in their capacities as executive officers of Walker & Dunlop, Inc. during 2014, 2013 and 2012:

Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
William M. Walker	2014	750,000	—	1,024,996	599,999	1,500,000	4,500	3,879,495
Chairman, President and Chief Executive Officer	2013	750,000	450,000	899,992	599,998	—	4,500	2,704,490
	2012	500,000	665,000	100,002	400,002	535,000	4,500	2,204,504

Stephen P. Theobald	2014	400,000	—	549,993	200,000	800,000	4,500	1,954,493
Executive Vice President, Chief Financial Officer and Treasurer(4)	2013	262,500	215,000	1,071,199	174,999	—	4,500	1,728,198
	2012	—	—	—	—	—	—	—

Howard W. Smith, III	2014	500,000	—	544,987	399,999	1,000,000	4,500	2,924,484
Executive Vice President and Chief Operating Officer	2013	500,000	350,000	349,994	400,001	—	4,500	1,604,495
	2012	400,000	326,000	79,997	320,002	574,000	4,500	1,704,499

Richard M. Lucas	2014	400,000	—	574,991	200,000	800,000	4,500	1,979,491
Executive Vice President, General Counsel and Secretary	2013	400,000	300,000	400,007	199,997	—	4,500	1,304,504
	2012	300,000	359,500	149,997	150,002	340,500	4,500	1,304,499

Richard C. Warner	2014	400,000	—	499,997	200,000	800,000	4,500	1,904,497
Executive Vice President and Chief Credit Officer	2013	400,000	250,000	400,007	199,997	—	4,500	1,254,504
	2012	300,000	214,500	149,997	150,002	385,500	4,500	1,204,499

(1)	Amounts shown in these columns represent the grant date fair value calculated in accordance with FASB ASC Topic 718 of shares of restricted common stock and non-qualified stock options. In addition, for Messrs. Smith and Lucas, the Stock Awards column includes restricted stock units awarded as the matching grant under the Management Stock Purchase Plan. For Messrs. Walker and Theobald, the Stock Awards column includes deferred stock units awarded as the matching grant under the Management Stock Purchase Plan. For a discussion of the assumptions made in the valuation reflected in this column, see notes 2 and 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. In 2013 and 2014, the Stock Awards column also includes the threshold value for 2013-2015 and 2014-2016 performance share units, respectively. For the performance share units, as discussed above, the Compensation Committee established very challenging targets for the 2013-2015 and 2014-2016 performance cycles. Based on performance through December 31, 2014, we do not expect any of the performance share units to be earned under the 2013-2015 performance share plan because performance is projected below the threshold level for the applicable performance goals. Additionally, with respect to the 2014-2016 performance share plan, the value of the shares of common stock that will actually be received by the NEOs may be less or more, in some cases substantially so, than the amounts reported above as compensation. For the performance share units included in this column for 2013 and 2014, the potential aggregate payout assuming maximum performance would be as follows: Mr. Walker—$3,000,000; Mr. Theobald—$800,000; Mr. Smith—$1,000,000; Mr. Lucas—$800,000; and Mr. Warner—$800,000.

(2)	Amounts shown in this column for 2014 and 2012 represent annual cash incentive awards to each NEO.

(3)	Represents the Company’s contribution to the executive’s 401(k) plan.

(4)	Mr. Theobald joined the Company as Executive Vice President, Chief Financial Officer and Treasurer in April 2013. Accordingly, in 2013 Mr. Theobald was paid a pro-rated salary of $262,500, and he did not participate in any of the Company’s compensation programs prior to his joining the Company.

2014 Grants of Plan-Based Awards

Name/Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards($)(3)
		Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)
William M. Walker
Restricted Stock	2/15/2014							8,798	—		150,006
Options	2/15/2014							—	94,488	17.05	599,999
Deferred Stock Units	3/15/2014							8,090	—		124,991
Performance Share Units	3/28/2014				750,000	1,500,000	3,000,000	—	—		750,000
Cash Awards	3/28/2014	375,000	750,000	1,500,000				—	—		—

Stephen P. Theobald
Restricted Stock	2/15/2014							11,730	—		199,997
Options	2/15/2014							—	31,496	17.05	200,000
Deferred Stock Units	3/15/2014							3,236	—		49,996
Performance Share Units	3/28/2014				300,000	400,000	800,000	—	—		300,000
Cash Awards	3/28/2014	200,000	400,000	800,000				—	—		—

Howard W. Smith, III
Restricted Stock	2/15/2014							5,865	—		99,998
Options	2/15/2014							—	62,992	17.05	399,999
Restricted Stock Units	3/15/2014							4,530	—		69,989
Performance Share Units	3/28/2014				375,000	500,000	1,000,000	—	—		375,000
Cash Awards	3/28/2014	250,000	500,000	1,000,000				—	—		—

Richard M. Lucas
Restricted Stock	2/15/2014							11,730	—		199,997
Options	2/15/2014							—	31,496	17.05	200,000
Restricted Stock Units	3/15/2014							4,854			74,994
Performance Share Units	3/28/2014				300,000	400,000	800,000	—	—		300,000
Cash Awards	3/28/2014	200,000	400,000	800,000				—	—		—

Richard C. Warner
Restricted Stock	2/15/2014							11,730	—		199,997
Options	2/15/2014							—	31,496	17.05	200,000
Performance Share Units	3/28/2014				300,000	400,000	800,000	—	—		300,000
Cash Awards	3/28/2014	200,000	400,000	800,000				—	—		—

(1)	See “—Narrative Disclosures to Summary Compensation and Grants of Plan-Based Awards Tables.”

(2)	Grants of restricted stock and option awards vest in one-third increments on each of February 15, 2015, 2016 and 2017, based upon continued employment. Grants of restricted stock units and deferred stock units awarded as matching grants under the Management Stock Purchase Plan vest on March 15 in the third year following the grant.

(3)	Amounts shown in this column represent the estimated grant date fair value of shares of restricted common stock and non-qualified stock options, as well as restricted stock units and deferred stock units awarded as matching grants under the Management Stock Purchase Plan. For a discussion of the assumptions made in the valuation reflected in this column, see notes 2 and 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. For the performance share units, the amounts shown reflect the threshold value of the performance share units awarded to each NEO. The Compensation Committee established very challenging targets for the 2014-2016 performance cycle. As a result, the value of the shares of common stock that will actually be received by the NEOs may be less or more, in some cases substantially so, than the amounts reported above as compensation.

Narrative Disclosures to Summary Compensation and Grants of Plan-Based Awards Tables

The 2014 performance share unit “threshold,” “target,” and “maximum” opportunities in the Table are 100%, 200%, and 400%, respectively, of the 2014 base salary for Mr. Walker, and 75%, 100%, and 200%, respectively, of the 2014 base salaries for the other NEOs. See “COMPENSATION DISCUSSION AND ANALYSIS—2014 Executive Officer Compensation—Equity Awards.”

Employment and Separation Agreements

On October 27, 2010, we entered into employment agreements with each of Messrs. Walker, Smith, Lucas and Warner, which were subsequently amended on December 14, 2012. Each employment agreement has an initial three-year term, which was measured from December 13, 2010, but was automatically extended for a series of additional one-year terms, beginning at the end of the expiration of the current term, unless either party gives 60 days’ prior notice that the term will not be extended. These employment agreements provide for the following:

•	For Mr. Walker, an initial base salary of $500,000, a target bonus of 100% of base salary, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity. The Compensation Committee increased Mr. Walker’s salary to $750,000, effective January 1, 2013. Mr. Walker’s target bonus for 2014 was $750,000.

•	For Mr. Smith, an initial base salary of $400,000, a target bonus of 100% of base salary, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity. The Compensation Committee increased Mr. Smith’s salary to $500,000, effective January 1, 2013. Mr. Smith’s target bonus for 2014 was $500,000.

•	For Mr. Lucas, an initial base salary of $250,000, a target bonus of 100% of base salary, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity. The Compensation Committee increased Mr. Lucas’ salary to $400,000, effective January 1, 2013. Mr. Lucas’ target bonus for 2014 was $400,000.

•	For Mr. Warner, an initial base salary of $300,000, a target bonus of 100% of base salary, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity. The Compensation Committee increased Mr. Warner’s salary to $400,000, effective January 1, 2013. Mr. Warner’s target bonus for 2014 was $400,000.

In addition, on March 3, 2013, we entered into an employment agreement with Mr. Theobald. His employment agreement has an initial three-year term, measured from April 1, 2013, which will be automatically extended for a series of additional one-year terms, beginning at the end of the expiration of the current term, unless either party gives 60 days’ prior notice that the term will not be extended. Mr. Theobald’s employment agreement provides for an initial base salary of $350,000, a target annual bonus of 100% of base salary, with the actual bonus payment to be determined by the Compensation Committee, and eligibility for grants of equity. Effective February 16, 2014, the Compensation Committee approved an increase of Mr. Theobald’s salary to $400,000. As a result of the salary increase, Mr. Theobald’s target bonus for 2014 was increased to $400,000.

Additionally, each NEO employment agreement also contains customary non-competition and non-solicitation covenants that apply during the term and for up to 12 months after the term of each executive’s employment with us. For information concerning the termination-related terms of the NEOs’ employment agreements, see “—Potential Payments Upon Termination” below.

Outstanding Equity Awards at December 31, 2014

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market Value of Unearned Units that Have Not Vested ($)(5)
William M. Walker	—	—	—	—	24,988	438,290	135,077	2,369,251
	40,000	—	12.52	3/24/2021	—	—	—	—
	46,057	23,028	13.05	4/30/2022	—	—	—	—
	32,627	65,252	18.03	4/1/2023	—	—	—	—
	—	94,488	17.05	2/15/2024	—	—	—	—

Stephen P. Theobald	—	—	—	—	48,102	843,709	34,597	606,831
	9,516	19,032	18.03	4/1/2023	—	—	—	—
	—	31,496	17.05	2/15/2024	—	—	—	—

Howard W. Smith, III	—	—	—	—	16,135	283,008	45,025	789,739
	32,000	—	12.52	3/24/2021	—	—	—	—
	36,845	18,423	13.05	4/30/2022	—	—	—	—
	21,751	43,502	18.03	4/1/2023	—	—	—	—
	—	62,992	17.05	2/15/2024	—	—	—	—

Richard M. Lucas	—	—	—	—	27,810	487,787	36,020	631,791
	20,000	—	12.52	3/24/2021	—	—	—	—
	17,271	8,636	13.05	4/30/2022	—	—	—	—
	10,876	21,750	18.03	4/1/2023	—	—	—	—
	—	31,496	17.05	2/15/2024	—	—	—	—

Richard C. Warner	—	—	—	—	22,956	402,648	36,020	631,791
	24,000	—	12.52	3/24/2021	—	—	—	—
	17,271	8,636	13.05	4/30/2022	—	—	—	—
	10,876	21,750	18.03	4/1/2023	—	—	—	—
	—	31,496	17.05	2/15/2024	—	—	—	—

(1)	These options were granted pursuant to our 2010 Equity Incentive Plan on March 24, 2011, April 30, 2012, April 1, 2013, and February 15, 2014, to Messrs. Walker, Smith, Warner and Lucas, and on April 1, 2013 and on February 15, 2014 to Mr. Theobald. Such options began vesting ratably on each anniversary of the date of grant over a three-year period, conditioned upon continued employment.

(2)	Includes restricted stock that was granted pursuant to our 2010 Equity Incentive Plan on April 30, 2012, April 1, 2013, and February 15, 2014 to Messrs. Walker, Smith, Warner and Lucas, and on April 1, 2013 and February 15, 2014 to Mr. Theobald. Such stock began vesting ratably on each anniversary of the date of grant over a three-year period, conditioned upon continued employment. Also includes restricted stock units and deferred stock units awarded as matching grants under the Management Stock Purchase Plan, all of which vest on March 15 in the third year following the grant.

(3)	Based on the closing stock price of our common stock on December 31, 2014 of $17.54 per share.

(4)	The number of units represents the threshold amounts for the 2013-15 performance share units and the target amounts for the 2014-16 performance share units. Based on performance through December 31, 2014, we do not expect any of the performance share units to be earned under the 2013-2015 performance share plan because performance is projected below the threshold level for the applicable performance goals.

(5)	The value of the performance share units was calculated based on the threshold amounts for the 2013-2015 performance share plan and the target amounts for the 2014-2016 performance share plan and the Company’s stock price on such date. Based on performance through December 31, 2014, we do not expect any of the performance share units to be earned under the 2013-2015 performance share plan because performance is projected below the threshold level for the applicable performance goals.

2014 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William M. Walker	—	—	11,947	194,890
Stephen P. Theobald	—	—	16,570	275,725
Howard W. Smith, III	—	—	9,188	149,762
Richard M. Lucas	—	—	10,840	175,971
Richard C. Warner	—	—	11,502	186,841

2014 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
William M. Walker	424,981	—	—	—	674,977
Stephen P. Theobald	149,982	—	—	—	249,974
Howard W. Smith, III	399,993	—	—	—	539,985
Richard M. Lucas	199,988	—	—	—	349,977
Richard C. Warner	—	—	—	—	—

(1)	These contributions were made by deferring a portion of the 2014 annual cash incentive award. Amounts also include, for Messrs. Walker and Theobald, deferred stock units awarded in March 2014 as matching grants under the Management Stock Purchase Plan. The deferred stock units vest on March 15 in the third year following grant, and are settled in shares of common stock on the date elected by the participant as described below under “Management Stock Purchase Plan.” All of the amounts shown in this column were included as compensation in the Summary Compensation Table above for 2014.

(2)	Total aggregate balance at December 31, 2014 is equal to the deferral from the 2013 Annual Bonus payout, the match made by the Company to the 2013 deferral, and the deferral from the 2014 annual cash incentive award. All of these amounts have been reported as compensation in 2013 and 2014.

Management Stock Purchase Plan (MSPP)

Under the MSPP eligible employees may voluntarily elect to purchase shares of the Company’s common stock with up to 100% of their annual cash incentive award on a specified date each calendar year (the “Election Date”). On the date that the annual cash incentive award is paid (the “Award Date”), the portion of the bonus that is deferred will be used to purchase deferred stock units at the fair market value of the Company’s common stock on such date. These deferred stock units granted under the MSPP are fully vested and non-forfeitable on the date of purchase. With respect to each deferred stock unit granted under the MSPP, the Company will issue to the participant one share of the Company’s common stock on the date elected by the participant, which will be either (i) January 31 of the year immediately following the participant’s separation from the Company (the “Termination Date Election”); (ii) the first to occur of (A) March 15 of the third calendar year after the Award Date, and (B) January 31 of the year immediately following the participant’s separation from the Company (the “Vesting Date Election”); or (iii) the first to occur of (A) January 31 of the fifth or tenth, as elected by the participant, calendar year after the Award Date, and (B) January 31 of the year immediately following the participant’s separation from the Company (the “Deferred Distribution Date Election”). In connection with the MSPP, participants who acquire deferred stock units are generally granted a matching deferred stock unit or RSU award equal to 50% of the deferred stock units acquired in the MSPP, which matching award vests fully on March 15 of the third year following the grant.

In the event of a change in control of the Company, if the deferred stock units purchased under the MSPP and the deferred stock units and restricted stock units granted under the matching component of the MSPP are not assumed or continued, shares of the Company’s common stock underlying the deferred stock units purchased under the MSPP and the deferred stock units and RSUs granted under the matching component of the MSPP will be delivered immediately prior to the change in control. In the event of a change in control of the Company, the deferred stock units and RSUs granted under the matching component of the MSPP will become 100% vested (i) if such units are not assumed or (ii) if such units are assumed and the participant is terminated without cause or for good reason (as such terms are defined in the matching component of the MSPP) within 24 months following the change in control of the Company.

Potential Payments Upon Termination or a Change in Control

Regardless of the reason for any termination of employment, each NEO is entitled to receive the following benefits upon termination: (a) payment of any unpaid portion of such executive’s base salary through the effective date of termination, (b) reimbursement for any outstanding reasonable business expense, (c) continued insurance benefits to the extent required by law, (d) payment of any vested but unpaid rights as may be required independent of the employment agreement, and (e) except in the case of termination by the company for cause, any bonus or incentive compensation that had been accrued through the effective date of termination but not paid, provided, however, that in the event of a termination without cause, a resignation for good reason or retirement, a pro rata incentive compensation will be paid only to the extent performance goals for the year are achieved.

In addition to the benefits described above in subparagraphs (a)—(e), each NEO is entitled to receive a severance payment if we terminate his employment without cause or the executive resigns for good reason. The severance payment is equal to (i) continued payment by the company of the executive’s base salary, as in effect as of the executive’s last day of employment, for a period of 12 months, (ii) continued payment for life and health insurance coverage for 12 months, to the same extent the company paid for such coverage immediately prior to termination, (iii) two times the average annual bonus earned by the executive over the preceding two years (or if the executive has not been employed for two years, payments equal to two times the target bonus for the year of termination), and (iv) vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive. If the continued payment of health insurance coverage would result in violations of certain tax or other statutes or regulations, then we will instead pay the NEO a fully taxable cash payment each month equal to the insurance premiums plus an additional amount necessary to cover any additional taxes owed by the NEO (such additional amount, the “Indemnity Amount”).The foregoing benefits are conditioned upon the executive’s execution of a general release of claims and compliance with the terms of the employment agreement. In addition, pursuant to the terms of each NEO’s performance share unit award agreements, upon such termination of employment, the NEO will vest in a pro rata portion of his performance share units (based on the number of days in the performance period prior to termination) to the extent the applicable performance goals are otherwise satisfied.

If the NEO’s employment terminates due to death or disability, in addition to the benefits described above in subparagraphs (a)—(e), the executive’s estate is entitled to receive (i) vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive and (ii) payment of the pro rata share of any performance bonus to which such executive would have been entitled for the year of death. In addition, pursuant to the terms of each NEO’s performance share unit award agreements, upon such termination of employment, the NEO will vest in his target number of performance share units, and pursuant to the terms of the matching component under the MSPP, the deferred stock units and RSUs granted thereunder will become 100% vested.

If the NEO’s employment terminates due to retirement, in addition to the benefits described above in subparagraphs (a)—(e), the executive is entitled to receive vesting as of the last day of employment in any unvested portion of any options and restricted stock previously issued to the executive. The NEO will not vest in any performance share units upon such a termination of employment.

While none of the employment agreements includes severance provisions that are tied to changes in control, pursuant to the 2010 Equity Incentive Plan and the award agreements governing the NEO’s outstanding equity awards thereunder, upon a change in control of the Company, (i) the NEO’s outstanding, unvested options and restricted stock will fully vest (A) if the equity awards are not assumed or (B) if the equity awards are assumed and the NEO’s employment is terminated without cause or for good reason within 12 months following the change in control, and (ii) the NEO will vest in a number of performance share units equal to the greater of (A) a pro rata portion of his performance share units to the extent the applicable performance goals are otherwise satisfied and (B) his target number of performance share units. In addition, the deferred stock units and RSUs granted under the matching component of the MSPP will become 100% vested (i) if such units are not assumed or (ii) if such units are assumed and the participant is terminated without cause or for good reason (as such terms are defined in the matching component of the MSPP) within 24 months following the change in control of the Company.

Neither the employment agreements nor the equity award agreements provide for any excise or other tax gross-up other than the potential for payment of the Indemnity Amount discussed above.

The table below summarizes the potential cash payments and estimated equivalent cash value of benefits that will be generally owed to our NEOs under the terms of their employment agreements and equity award agreements described above in connection with the occurrence of the following various scenarios as of December 31, 2014. Amounts shown do not include (a) payment of any unpaid portion of such executive’s base salary through the effective date of termination, (b) reimbursement for any outstanding reasonable business expense, (c) continued insurance benefits to the extent required by law, (d) payment of any vested but unpaid rights as may be required independent of the employment agreement, and (e) any bonus or incentive compensation that had been accrued through the effective date of termination but not paid.

Executive Officer	Benefit	Non-renewal by Company ($)(1)		Without Cause/ For Good Reason ($)(2)		Death ($)		Disability ($)(3)		Retirement ($)(4)
William M. Walker	Cash	2,700,000	(5)	2,700,000	(5)	N/A		N/A		N/A
	Continued Life and Health	16,324	(6)	16,324	(6)	N/A		N/A		N/A
	Equity Acceleration	446,086	(7)(8)	1,446,086	(7)(8)	3,438,290	(7)(9)	3,438,290	(7)(9)	446,086	(7)
	Total	3,162,410		4,162,410		3,438,290		3,438,290		446,086

Stephen P. Theobald	Cash	1,390,000	(5)	1,390,000	(5)	N/A		N/A		N/A
	Continued Life and Health	3,122	(6)	3,122	(6)	N/A		N/A		N/A
	Equity Acceleration	802,383	(7)(8)	1,052,383	(7)(8)	1,593,709	(7)(9)	1,593,709	(7)(9)	802,383	(7)
	Total	2,195,505		2,445,505		1,593,709		1,593,709		802,383

Howard W. Smith, III	Cash	1,850,000	(5)	1,850,000	(5)	N/A		N/A		N/A
	Continued Life and Health	16,324	(6)	16,324	(6)	N/A		N/A		N/A
	Equity Acceleration	317,137	(7)(8)	650,470	(7)(8)	1,283,008	(7)(9)	1,283,008	(7)(9)	317,137	(7)
	Total	2,183,461		2,516,794		1,283,008		1,283,008		317,137

Richard M. Lucas	Cash	1,500,000	(5)	1,500,000	(5)	N/A		N/A		N/A
	Continued Life and Health	16,324	(6)	16,324	(6)	N/A		N/A		N/A
	Equity Acceleration	456,857	(7)(8)	723,524	(7)(8)	1,287,787	(7)(9)	1,287,787	(7)(9)	456,857	(7)
	Total	1,973,181		2,239,848		1,287,787		1,287,787		456,857

Richard C. Warner	Cash	1,450,000	(5)	1,450,000	(5)	N/A		N/A		N/A
	Continued Life and Health	1,806	(6)	1,806	(6)	N/A		N/A		N/A
	Equity Acceleration	456,857	(7)(8)	723,524	(7)(8)	1,202,648	(7)(9)	1,202,648	(7)(9)	456,857	(7)
	Total	1,908,663		2,175,330		1,202,648		1,202,648		456,857

(1)	This column describes the payments and benefits that become payable if the Company elects not to renew the employment agreement.

(2)	The term “cause” means any of the following, subject to any applicable cure provisions: (i) the conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, any felony; (ii) fraud, misappropriation or embezzlement by the executive; (iii) the executive’s willful failure or gross negligence in the performance of his assigned duties for the company; (iv) the executive’s breach of any of his fiduciary duties to the company; (v) a material violation of a material company policy; or (vi) the material breach by the executive of any material term of the employment agreement.

The term “good reason” means any of the following, subject to any applicable cure provisions, without the executive’s consent: (i) the assignment to the executive of substantial duties or responsibilities inconsistent with the executive’s position at the company, or any other action by the company which results in a substantial diminution of the executive’s duties or responsibilities; (ii) a requirement that the executive work principally from a location that is 20 miles further from the executive’s residence than the company’s address on the effective date of the executive’s employment agreement; (iii) a 10% or greater reduction in the executive’s aggregate base salary and other compensation (including the target bonus amount and retirement plan, welfare plans and fringe benefits) taken as a whole, excluding any reductions caused by the failure to achieve performance targets; or (iv) any material breach by the company of the employment agreement.

(3)	The term “disability” means such physical or mental impairment as would render the executive unable to perform each of the essential duties of the executive’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

(4)	The term “retirement” means the point at which the executive has reached the age of 65 and has decided to exit the workforce completely. For purposes of the amounts disclosed in this table, we have assumed that each NEO has reached the retirement age of 65, regardless of their actual age.

(5)	Represents the sum of the following: (i) the executive’s 2014 base salary at December 31, 2014, to be paid for period of 12 months in approximately equal installments on the company’s regularly scheduled payroll dates, subject to payroll deductions and withholdings, and (ii) two times the average annual bonus earned by the executive for 2013 and 2014, assuming all performance targets have been met for 2014, half of such amount to be paid within 60 days of the end of the fiscal year of termination and the remaining half to be paid at the end of the 12-month non-compete period.

(6)	Represents the value of life and health benefits paid by the company for 12 months.

(7)	Represents the value of accelerated vesting of restricted stock, performance share units, and options granted to the executives. The acceleration value of the restricted stock was calculated using the closing price of $17.54 per share on December 31, 2014. The acceleration value of the options was calculated using the closing price of $17.54 per share on December 31, 2014 and the option exercise prices of $12.52, $13.05, $18.03, and $17.05 per share, the grant date exercise prices for all options included above.

(8)	Does not represent the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP upon a termination of employment without cause or for good reason occurring within 24 months of a change in control. For additional information, see the table below.

(9)	Represents the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP.

In addition to the applicable amounts disclosed in the table above, the table below summarizes the estimated equivalent cash value of benefits as of December 31, 2014 that will be generally owed to our NEOs under the terms of the matching component of the MSPP described above if the NEO’s employment is terminated without cause or the NEO resigns for good reason within 24 months of a change in control of the Company.

Executive Officer	Benefit	Without Cause/For Good Reason Within 24 Months of a Change in Control ($)(1)
William M. Walker	Equity Acceleration	141,899
Stephen P. Theobald	Equity Acceleration	56,759
Howard W. Smith, III	Equity Acceleration	79,456
Richard M. Lucas	Equity Acceleration	85,139
Richard C. Warner	Equity Acceleration	—

(1)	Represents the value of accelerated vesting of deferred stock units and restricted stock units granted under the matching component of the MSPP upon a termination of employment without cause or for good reason occurring within 24 months of a change in control.

Director Compensation

The following table sets forth 2014 compensation for each director who was a member of our Board in 2014.

2014 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Alan J. Bowers	105,000	59,995	164,995
Cynthia A. Hallenbeck	85,000	59,995	144,995
John Rice	80,000	59,995	139,995
Michael D. Malone	75,000	59,995	134,995
Dana L. Schmaltz	70,000	59,995	129,995
Andrew C. Florance	65,000	59,995	124,995
Edmund F. Taylor(2)	60,000	—	60,000
Mitchell M. Gaynor(2)	—	—	—
William M. Walker	N/A	N/A	N/A
Howard W. Smith, III	N/A	N/A	N/A

(1)	Amounts shown in this column represent the grant date fair value of restricted common stock multiplied by the number of shares granted to each Board member.

(2)	Messrs. Gaynor and Taylor served on our Board until the June 5, 2014 annual meeting. Mr. Gaynor’s base cash retainer and Audit Committee member retainer were paid upon his election to the Board at the June 2013 annual meeting. Consistent with Mr. Taylor’s compensation arrangement approved by our Board, in June 2013, Mr. Taylor was paid a $60,000 annual base cash retainer, and in lieu of receiving an annual award of $60,000 of shares of restricted stock, Mr. Taylor received an annual award of $60,000 in cash that was paid on June 5, 2014, which was the one-year anniversary of the grant date for the equity award the other non-management directors received in connection with their re-election to the Board at the 2013 annual meeting. All director compensation that was payable to Mr. Taylor during his service on our Board was paid to Credit Suisse, or an affiliate thereof, for so long as he remained an employee thereof through the 2014 annual meeting.

2014 Compensation for our non-employee directors consisted of the following:

•	an annual base cash retainer of $60,000; and

•	an annual award of $60,000 of shares of restricted stock under our 2010 Equity Incentive Plan granted on the date of the 2014 annual meeting of stockholders, which vests on the one-year anniversary of the date of grant, subject to the director’s continued service on our Board.

In addition, our compensation program for non-employee directors provided for the following additional annual cash retainers:

•	Audit Committee: Chairman—$20,000; Member—$10,000;

•	Compensation Committee: Chairman—$15,000; Member—$5,000;

•	Nominating and Corporate Governance Committee: Chairman—$15,000; Member—$5,000; and

•	the Lead Director receives an additional annual cash retainer of $20,000.

In 2014, we also reimbursed each of our directors, except Mr. Taylor, for their travel expenses incurred in connection with their attendance at Board and committee meetings. Mr. Taylor’s travel expenses in 2014 were paid for by Credit Suisse.

Stock Ownership Guidelines for our Non-Employee Directors

Our Board has adopted stock ownership guidelines for our non-employee directors. Under those guidelines, our non-employee directors, are required to own stock equal to three times the annual base cash retainer. Stock ownership for the purpose of these guidelines includes stock and restricted stock, but does not include shares underlying vested or unvested stock options. Non-employee directors are required to achieve the ownership threshold by the later of April 1, 2017 or the five year anniversary of the director joining our Board.

Equity Compensation Plan Information

The table below sets forth information as of the end of our 2014 fiscal year for (i) all equity compensation plans approved by our stockholders, and (ii) all equity compensation plans not approved by our stockholders. See note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a description of our 2010 Equity Incentive Plan. See “—Management Stock Purchase Plan” on page 48 above for a description of our Management Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(3)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(4)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(#)
Equity compensation plans approved by security holders(1)	1,729,199	15.70	1,631,443
Equity compensation plans not approved by security holders(2)	60,651	—	469,349

Total	1,789,850	N/A	2,100,792

(1)	The 2010 Equity Incentive Plan was approved by our stockholders on November 29, 2010, and the stockholders approved an amendment on August 30, 2012.

(2)	Represents shares registered on a Registration Statement on Form S-8 on May 10, 2013 to be used for purchase under the Management Stock Purchase Plan.

(3)	Represents the purchased and matching deferred and restricted stock units under the Management Stock Purchase Plan, units under the 2013-2015 and 2014-2016 performance share plans, and shares to be issued upon exercise of options.

(4)	Restricted and deferred stock units under the Management Stock Purchase Plan and performance share units under the 2013-2015 and 2014-2016 performance share plans have no exercise price and were not factored into the calculation of the weighted average exercise price. This column represents the weighted average exercise price of 1,067,995 options under the 2010 Equity Incentive Plan.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Cynthia Hallenbeck, Michael Malone, John Rice (Chairman) and Dana Schmaltz. None of our current committee members is or was an officer or employee, or former officer or employee, of ours. No interlocking relationship exists or existed between members of the Compensation Committee or the Board, and the board of directors or compensation or similar committees of any other company.

Proposal 3:    Adoption of the Company’s 2015 Equity Incentive Plan and Re-Approval of Material Terms and Conditions Relating to Performance-Based Compensation

We are asking our stockholders to consider and to approve adoption of the Walker & Dunlop, Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”), which constitutes an amendment and restatement of the Walker & Dunlop, Inc. 2010 Equity Incentive Plan, as amended (the “2010 Equity Incentive Plan”) and to re-approve certain material terms and conditions relating to performance-based compensation under the 2015 Equity Incentive Plan.

Upon recommendation of the Compensation Committee, on March 31, 2015, the Board adopted the 2015 Equity Incentive Plan, subject to and effective upon approval by the stockholders at this annual meeting. If approved by our stockholders, the 2015 Equity Incentive Plan would:

(i)	Amend and restate the 2010 Equity Incentive Plan;

(ii)	Increase the number of shares of our common stock reserved for issuance under the 2015 Equity Incentive Plan by 3,000,000 shares;

(iii)	Extend the termination date of the 2015 Equity Incentive Plan until the tenth anniversary of this annual meeting of stockholders, June 4, 2025; and

(iv)	Establish the material terms of performance-based compensation under the 2015 Equity Incentive Plan as required by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), including the addition of certain performance measures.

In addition, we are asking that our stockholders approve the material terms and conditions for performance-based compensation intended to qualify under Section 162(m) of the Code included in the 2015 Equity Incentive Plan. The material terms and conditions of performance-based compensation are (i) eligibility for awards, (ii) the maximum amount of performance-based compensation that may be paid under the 2015 Equity Incentive Plan during a specified period to any eligible person, and (iii) the performance measures that may be used under the 2015 Equity Incentive Plan to establish performance goals as a condition to the payment of the performance-based awards, each as described further below under “Re-approval of 162(m) Material Terms and Conditions” (together, the “Performance Terms”).

The purpose of the 2015 Equity Incentive Plan is to (i) provide incentives to eligible persons to stimulate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long-term growth and profitability of the Company; and (ii) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the 2015 Equity Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units (including deferred stock units), dividend equivalent rights, other equity-based awards, and cash bonus awards.

If the stockholders approve the 2015 Equity Incentive Plan, the 2015 Equity Incentive Plan will become effective on the date of this annual meeting of stockholders, which is scheduled for June 4, 2015. If the stockholders fail to approve the 2015 Equity Incentive Plan, the 2010 Equity Incentive Plan will continue and remain as is without any changes thereto. If the stockholders re-approve the Performance Terms, compensation paid to the Company’s covered employees upon achievement of performance goals based on one or more of the performance measures set forth in the 2015 Equity Incentive Plan, subject to the Company’s satisfaction of the other requirements of Section 162(m) of the Code, may continue to be fully deductible by the Company under Section 162(m) of the Code until such time as the Company is required to obtain stockholder re-approval of such terms and conditions at our annual meeting of stockholders in 2020. If the stockholders fail to re-approve the Performance Terms, the Compensation Committee will be permitted to continue granting performance-based awards using the performance measures set forth in the 2010 Equity Incentive Plan, but stockholder re-approval would be required at our annual meeting of stockholders in 2017 for any such compensation to be eligible to be fully deductible by the Company thereafter.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT THE COMPANY’S 2015 EQUITY INCENTIVE PLAN AND TO RE-APPROVE MATERIAL TERMS AND CONDITIONS RELATING TO PERFORMANCE-BASED COMPENSATION.

Vote Required

The affirmative vote of a majority of the votes cast at the annual meeting is necessary for approval of the 2015 Equity Incentive Plan and the Performance Terms. For purposes of the vote on this proposal, abstentions and broker non-votes will not count as votes cast with respect to a proposal and will have no effect on the result of the vote.

Material Amendments included in the 2015 Equity Incentive Plan

Increase in Number of Shares

The 2015 Equity Incentive Plan will increase the number of shares currently reserved for issuance under the 2010 Equity Incentive Plan by 3,000,000 shares. As of April 10, 2015, there were 2,900,618 shares of our common stock subject to outstanding grants and 979,973 shares available for future grants under the 2010 Equity Incentive Plan. Included in the number of shares subject to outstanding grants are 1,311,173 shares subject to options with a weighted average per share exercise price of $15.92 and a weighted average remaining term of 8.1 years, and 883,660 shares of restricted stock and 705,785 stock units.

In the judgment of the Board and the Compensation Committee, grants under the 2015 Equity Incentive Plan are valuable incentives and serve the ultimate benefit of stockholders by aligning more closely the interests of 2015 Equity Incentive Plan participants with those of our stockholders. The Board and the Compensation Committee believe that it is necessary to increase the number of shares authorized under the 2010 Equity Incentive Plan to enable the Company to continue appropriately incentivizing new and existing employees.

Extension of Termination Date

Unless terminated earlier pursuant to the terms of the 2015 Equity Incentive Plan, the 2015 Equity Incentive Plan will extend the termination date of the 2010 Equity Incentive Plan from August 30, 2022 to the tenth anniversary of the annual meeting of the stockholder, June 4, 2025. Upon termination, the 2015 Equity Incentive Plan will continue to govern outstanding awards.

Addition of Performance Measures

As part of our executive compensation philosophy, we strive to create and emphasize a pay-for-performance culture to drive the creation of stockholder value, not only for our named executive officers but for all employees more broadly. Accordingly, we often pay performance-based compensation, utilizing various performance measures designed to support the achievement of certain key goals of the Company. In the judgment of the Board and the Compensation Committee, the availability of additional performance measures would help the Company better align employee incentives with Company goals. Accordingly, the 2015 Equity Incentive Plan adds or amends certain performance measures, as discussed in more detail below under “Re-approval of Material Terms and Conditions Relating to Performance-Based Compensation.”

Re-approval of Material Terms and Conditions Relating to Performance-Based Compensation

Stockholder approval of this proposal is intended to permit the awards paid to the Company’s covered employees under the 2015 Equity Incentive Plan to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code and to enable the Company to deduct such compensation for U.S. federal income tax purposes if the requirements of Section 162(m) in addition to stockholder approval are satisfied.

Stockholder approval of this proposal will constitute approval of the Section 162(m) performance-based compensation terms and conditions described below, which we refer to as Performance Terms and which consist of provisions relating to (i) eligibility for awards, (ii) the maximum amount of performance-based compensation that may be paid under the 2015 Equity Incentive Plan during a specified period to any eligible person, and (iii) the performance measures that may be used under the 2015 Equity Incentive Plan to establish performance goals as a condition to the payment of the performance-based awards. We are asking our stockholders to re-approve the Performance Terms at this annual meeting so that the Company will not be required to seek re-approval again until 2020. Even if this proposal is approved, the Company may exercise its discretion to award compensation under the 2015 Equity Incentive Plan that would not qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Code limits publicly-held companies, such as the Company, to an annual deduction for U.S. federal income tax purposes of $1 million for compensation paid to each of their covered employees. For this purpose, “covered employees” include the Company’s chief executive officer and the Company’s other three highest compensated executive officers (other than the chief financial officer). However, performance-based compensation is excluded from the $1 million limitation. The 2015 Equity Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, but it is not required under the 2015 Equity Incentive Plan that awards qualify for this exception.

To qualify as performance-based:

•	The compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

•	The performance goal under which compensation is paid must be established by a committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

•	The material terms of the performance goal under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the Company before payment is made; and

•	The Compensation Committee must certify in writing, before payment of the compensation, that the performance goals and any other material terms were in fact satisfied.

Under the Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

In the case of compensation attributable to options or stock appreciation rights, the performance goal requirement (summarized in the first bullet above) is deemed satisfied, and the certification requirement (summarized in the fourth bullet above) is inapplicable, if (i) the grant or award is made by the Compensation Committee; (ii) the plan under which the option or stock appreciation right is granted states the maximum number of shares with respect to which such awards may be granted during a specified period to an employee; and (iii) under the terms of the option or stock appreciation right, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Eligibility.    All of our employees and the employees of our subsidiaries and affiliates are eligible to receive awards under the 2015 Equity Incentive Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the 2015 Equity Incentive Plan, other than incentive stock options.

Award Limitations.    The 2015 Equity Incentive Plan contains limitations on the maximum number of shares available for issuance with respect to specified types of awards. Subject to adjustments for changes in the Company’s capitalization:

•	The maximum number of shares of common stock subject to options or stock appreciation rights that may be granted under the 2015 Equity Incentive Plan to any person in a calendar year is 600,000 shares;

•	The maximum number of shares subject to awards other than options or stock appreciation rights that may be granted under the 2015 Equity Incentive Plan to any person in a calendar year is 600,000 shares; and

•	The maximum amount that may be paid as an annual incentive award (whether or not cash-settled) in a calendar year to any person is $5 million, and the maximum amount that may be paid as a cash-denominated performance award (whether or not cash-settled) in respect of a performance period in excess of twelve months to any person is $7 million.

Performance Measures.    The performance goals for performance-based awards under the 2015 Equity Incentive Plan must be established in writing by the Board or the Compensation Committee before the 90th day after the beginning of any performance period applicable to such award and while the outcome is substantially uncertain, or at such other date as may be required or permitted for performance-based compensation under Section 162(m) of the Code. Under the 2015 Equity Incentive Plan, the performance goals upon which the payment or vesting of a performance-based award to a covered employee that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be limited to the following performance measures, with or without adjustment:

(a)	net earnings or net income;

(b)	operating earnings;

(c)	pretax earnings;

(d)	earnings per share of stock;

(e)	stock price, including growth measures and total stockholder return;

(f)	earnings before interest and taxes;

(g)	earnings before interest, taxes, depreciation, and/or amortization;

(h)	earnings before interest, taxes, depreciation, and/or amortization, as adjusted to exclude any one or more of the following: (i) stock-based compensation expense, (ii) income from discontinued operations, (iii) gain on cancellation of debt, (iv) debt extinguishment and related costs, (v) restructuring, separation, and/or integration charges and costs, (vi) reorganization and/or recapitalization charges and costs, (vii) impairment charges, (viii) merger-related events, (ix) gain or loss related to investments, (x) sales and use tax settlements; and (xi) gain on non-monetary transactions;

(i)	sales, originations or revenue growth or targets, whether in general or by type of product, service, or customer;

(j)	diversification of sales or revenues, whether in general or by type of product, service, or customer;

(k)	gross or operating margins;

(l)	return measures, including return on assets, capital, investment, equity, sales, or revenue;

(m)	cash flow, including (i) operating cash flow, (ii) free cash flow, (iii) levered free cash flow, (iv) cash flow return on equity, and (v) cash flow return on investment;

(n)	productivity ratios;

(o)	costs, reductions in costs, and cost control measures;

(p)	expense targets;

(q)	underwriting cost per loan;

(r)	credit losses;

(s)	market or market segment share or penetration;

(t)	financial ratios as provided in credit agreements of the Company and its subsidiaries;

(u)	working capital targets;

(v)	completion of acquisitions of businesses or companies;

(w)	development of new lines of business or substantially expanding existing lines of business;

(x)	completion of divestitures and asset sales;

(y)	revenues under management;

(z)	funds from operations;

(aa)	employee hiring, retention, growth in population, and diversity;

(bb)	employee or customer satisfaction measurements;

(cc)	opening new offices expanding geographic coverage;

(dd)	execution of contractual arrangements or satisfaction of contractual requirements or milestones; and

(ee)	any combination of any of the foregoing business criteria.

Under the 2015 Equity Incentive Plan, the Compensation Committee may provide in any performance-based award that any evaluation of performance may include or exclude any of the following events that occur during a performance period:

•	asset write-downs;

•	litigation or claims, judgments, or settlements;

•	the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

•	any reorganization, restructuring, or capital raising events or programs;

•	extraordinary, non-core, non-operating, or non-recurring items;

•	acquisitions or divestitures;

•	foreign exchange gains and losses;

•	impact of shares of common stock purchased through share repurchase programs;

•	tax valuation allowance reversals;

•	impairment expense; and

•	environmental expense.

Performance under any of the foregoing performance measures may be used to measure the performance of (i) the Company and our subsidiaries and other affiliates as a whole; (ii) the Company, any subsidiary, and/or any other affiliate or any combination thereof; or (iii) any one or more business units of the Company, any subsidiary, and/or any other affiliate, as the Compensation Committee deems appropriate. In addition, performance under any of the performance measures may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Compensation Committee. The Compensation Committee may select performance under the performance measure of stock price for comparison to performance under one or more stock market indices designated or approved by the Compensation Committee. The Compensation Committee has the authority to provide for accelerated vesting of any performance-based award based on the achievement of performance goals pursuant to the performance measures. The Compensation Committee has the discretion to adjust awards that are intended to qualify as performance-based compensation, either on a formula or discretionary basis, or on any combination thereof, as the Compensation Committee determines in a manner consistent with the requirements of Section 162(m) of the Code.

Summary of the Material Terms of the 2015 Equity Incentive Plan

A summary of the material terms of the 2015 Equity Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2015 Equity Incentive Plan, a copy of which is attached as Annex A to this proxy statement and which is incorporated by reference into this proposal. We encourage stockholders to read and refer to the complete plan document in Annex A for a more complete description of the 2015 Equity Incentive Plan.

Amendment Date; Amendment, Suspension, and Termination.    If approved by our stockholders at the annual meeting, the 2015 Equity Incentive Plan will become effective as of the date of the annual meeting (the “Amendment Date”), and unless terminated sooner in accordance with the terms of the 2015 Equity Incentive Plan or extended with stockholder approval, the 2015 Equity Incentive Plan will terminate on the tenth anniversary of the annual meeting, June 4, 2025. Our Board may amend, suspend, or terminate the 2015 Equity Incentive Plan at any time; provided that no amendment, suspension, or termination may impair the rights or obligations under outstanding awards, without the consent of the grantee. Our stockholders must approve any amendment to the 2015 Equity Incentive Plan to the extent determined by the Board or if such approval is required under applicable law or NYSE regulations. Our stockholders also must approve any amendment that changes the no re-pricing, option pricing, and stock appreciation right pricing provisions of the 2015 Equity Incentive Plan.

Administration of the 2015 Equity Incentive Plan.    The 2015 Equity Incentive Plan will be administered by our Compensation Committee. Each member of our Compensation Committee is both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code, and, for so long as our common stock is listed on the NYSE, an “independent director” within the meaning of the NYSE listing requirements. The Compensation Committee will determine all terms of awards granted under the 2015 Equity Incentive Plan, including, without limitation, the type of award and its terms and conditions and the number of shares of common stock subject to the award, if the award is equity-based. The Board has established a special one-member committee of the Board (the “Non-Executive Equity Award Committee”), which currently consists of Mr. Walker, our Chairman, President and Chief Executive Officer, and delegated to that committee limited authority to grant equity awards to non-executive officers and non-director employees pursuant to the 2015 Equity Incentive Plan. As of April 10, 2015, those grants may not exceed a total of 184,848 shares. The special one-member Non-Executive Equity Award Committee’s authority does not in any way limit the Compensation Committee’s authority to administer the 2015 Equity Incentive Plan. The Compensation Committee will also interpret the provisions of the 2015 Equity Incentive Plan. To the extent permissible under applicable law, the Board may delegate to the Non-Executive Equity Award Committee or other committee authority to make additional grants to non-executive employees. During any period of time in which we do not have a Compensation Committee, the 2015 Equity Incentive Plan will be administered by our Board or another committee appointed by the Board. References below to the Compensation Committee include a reference to the Board or another committee appointed by the Board for those periods in which the Board or such other committee appointed by the Board is acting.

Eligibility.    All of our employees and the employees of our subsidiaries and affiliates are eligible to receive awards under the 2015 Equity Incentive Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the 2015 Equity Incentive Plan, other than incentive stock options. As of April 10, 2015, there were five named executive officers, six non-employee directors, and 463 employees of the Company and its subsidiaries who were eligible to participate in the 2015 Equity Incentive Plan.

Share Authorization and Limits.    The maximum number of shares of common stock that may be issued under the 2015 Equity Incentive Plan, consisting of authorized but unissued shares or issued shares that have been reacquired by the Company, will be equal to the sum of (i) 3,000,000 shares of common stock, plus (ii) the number of shares of common stock available for future awards under the 2010 Equity Incentive Plan as of the Amendment Date, plus (iii) the number of shares of common stock related to awards outstanding under the 2010 Equity Incentive Plan as of the Amendment Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of common stock. The maximum number of shares of common stock available for issuance pursuant to incentive stock options granted under the Plan will be the same as the number of shares of common stock available for issuance under the Plan.

Shares of common stock that are subject to awards will be counted against the 2015 Equity Incentive Plan’s share limit as of the date of grant as one share for every one share subject to the award. The number of shares subject to any stock appreciation rights awarded under the 2015 Equity Incentive Plan will be counted against the 2015 Equity Incentive Plan’s share limit regardless of the number of shares actually issued to settle the stock appreciation right upon exercise, and the target number of shares issuable under a performance award shall be counted against the 2015 Equity Incentive Plan’s share limit as of the date of grant but such number will be adjusted to equal the actual number of shares issued upon settlement of the performance award to the extent different from such target number of shares. If any awards terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or paid or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of common stock or are settled in cash in lieu of shares of common stock, the shares subject to such awards will again be available for purposes of the 2015 Equity Incentive Plan. However, the number of shares of common stock available for issuance under the 2015 Equity Incentive Plan will not be increased by the number of shares of common stock (i) tendered, withheld, or subject to an award surrendered in connection with the exercise of an option, (ii) deducted or delivered from payment of an award payment in connection with the Company’s tax withholding obligations, (iii) purchased by the Company with proceeds from option exercises, or (iv) not issued upon the net settlement or net exercise of a stock-settled stock appreciation right.

The maximum number of shares of common stock subject to options or stock appreciation rights that may be granted under the 2015 Equity Incentive Plan to any person in a calendar year is 600,000 shares. The maximum number of shares subject to awards other than options or stock appreciation rights that may be granted under the 2015 Equity Incentive Plan to any person in a calendar year is 600,000 shares. The maximum amount that may be paid as an annual incentive award (whether or not cash-settled) in a calendar year to any person is $5 million, and the maximum amount that may be paid as a cash-denominated performance award (whether or not cash-settled) in respect of a performance period in excess of twelve months to any person is $7 million.

The number and kinds of shares of common stock for which awards may be made under the 2015 Equity Incentive Plan, including the limits described above, will be adjusted proportionately and accordingly by the Compensation Committee if the number of outstanding shares of common stock is increased or decreased or the shares of common stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend, or other distribution payable in capital stock, or other increase or decrease in shares of common stock effected without receipt of consideration by the Company.

Fair Market Value Determination.    For so long as our common stock remains listed on the NYSE (or listed on any other established securities exchange or traded on any other securities market), the fair market value of a share of common stock will be the closing price for a share as quoted on such exchange or market for such date.

If there is no reported closing price on such date, the fair market value of a share of common stock will be the closing price of the common stock on the last preceding date for which such quotation exists. If our common stock is not listed on an established securities exchange or traded on an established securities market, the Compensation Committee will determine the fair market value in good faith by reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code. On April 10, 2015, the closing price of our common stock as reported on the NYSE was $18.29 per share.

Options.    The 2015 Equity Incentive Plan authorizes our Compensation Committee to grant incentive stock options (as defined in Section 422 of the Code) and options that do not qualify as incentive stock options (“non-qualified stock options”). To the extent that the aggregate fair market value of shares of common stock determined on the date of grant with respect to which incentive stock options are exercisable for the first time during any calendar year exceeds $100,000, the option will be treated as a non-qualified stock option. The exercise price of each option will be determined by the Compensation Committee, provided that the exercise price will be equal to or greater than 100% of the fair market value of the shares of common stock on the date of grant. If we were to grant incentive stock options to any 10 percent stockholder, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant.

The term of an option cannot exceed ten years from the date of grant. If we were to grant incentive stock options to any 10 percent stockholder, the term cannot exceed five years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability, or termination of employment during which options may be exercised. Options may be made exercisable in installments. The vesting and exercisability of options may be accelerated by the Compensation Committee. Awards of options are nontransferable, except (i) for transfers by will or the laws of descent and distribution or (ii) if authorized in the applicable award agreement, for transfers of non-qualified stock options, not for value, to family members pursuant to the terms and conditions of the 2015 Equity Incentive Plan.

Stock Appreciation Rights.    The 2015 Equity Incentive Plan authorizes our Compensation Committee to grant stock appreciation rights that provide the grantee with the right to receive, upon exercise of the stock appreciation right, cash, shares of common stock, or a combination of the foregoing. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of our common stock on the date of exercise over the stock appreciation right’s exercise price, which must be equal to or greater than 100% of the fair market value of our common stock on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by our Compensation Committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a stock appreciation right cannot exceed ten years from the date of grant. Awards of stock appreciation rights are nontransferable, except (i) for transfers by will or the laws of descent and distribution or (ii) if authorized in the applicable award agreement, not for value, to family members pursuant to the terms and conditions of the 2015 Equity Incentive Plan.

Restricted Stock and Restricted Stock Units.    The 2015 Equity Incentive Plan also authorizes the Compensation Committee to grant restricted stock and restricted stock units (including deferred stock units). Subject to the provisions of the 2015 Equity Incentive Plan, the Compensation Committee will determine the terms and conditions of each award of restricted stock and restricted stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price (if any) for the shares of common stock subject to the award. Restricted stock and restricted stock units may vest solely by the passage of time and/or pursuant to achievement of performance goals, and the restrictions and/or the restricted period may differ with respect to each award of restricted stock and restricted stock units. An award will be subject to forfeiture if events specified by the Compensation Committee occur before the lapse of the restrictions. During the period, if any, when shares of restricted stock and restricted stock units are non-transferable or forfeitable or prior to the satisfaction of any other restrictions prescribed by the Compensation Committee, a grantee is prohibited from selling, transferring, assigning, pledging, or otherwise encumbering or disposing of his or her shares of restricted stock or restricted stock units.

A grantee of restricted stock will have all the rights of a stockholder, including the right to vote the shares and receive dividends or distributions on the shares, except to the extent limited by the Compensation Committee or the 2015 Equity Incentive Plan. The Compensation Committee may provide that any cash dividend payments or distributions paid on restricted stock either shall be reinvested in shares of common stock, or shall be paid in cash at the same time paid to other stockholders of the Company as of the record date for such dividend, in each case which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying shares of restricted stock. The Company will retain custody of the certificates representing shares of restricted stock, and a grantee must deliver a stock power to us for each restricted stock award. Grantees of restricted stock units will have no voting or dividend rights or other rights associated with share ownership, although the Compensation Committee may award dividend equivalent rights on such units. The Compensation Committee may subject dividends and dividend equivalent rights paid on time-vested awards of restricted stock and restricted stock units to such forfeiture and repayment obligations if the underlying awards are forfeited before they vest. Grantees will not vest in dividends paid on performance-based awards of restricted stock or in dividend equivalent rights paid on performance-based awards of restricted stock units and will be required to forfeit and/or repay to the Company such dividends and dividend equivalent rights if the performance goals for the underlying awards are not achieved or such awards otherwise do not vest.

Dividend Equivalent Rights.    The 2015 Equity Incentive Plan authorizes our Compensation Committee to grant dividend equivalent rights, which are rights entitling the grantee to receive credits for dividends or distributions that would be paid if the grantee had held a specified number of shares of common stock underlying the right. The Compensation Committee may grant dividend equivalent rights to a grantee in connection with an award under the 2015 Equity Incentive Plan, or without regard to any other award, except that no dividend equivalent rights may be granted in connection with, or related to, an option or stock appreciation.

Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of common stock or awards, which may thereafter accrue additional dividend equivalent rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment will be at the fair market value of the common stock on the reinvestment date. Dividend equivalent rights may be settled in cash, shares of common stock, or a combination of the foregoing, in a single installment or in multiple installments, as determined by the Compensation Committee.

A dividend equivalent right granted as a component of another award may provide that the dividend equivalent right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, the other award, and that the dividend equivalent right will expire or be forfeited or annulled under the same conditions as the other award. A dividend equivalent right granted as a component of another award also may contain terms and conditions that are different from the terms and conditions of the other award, except that dividend equivalent rights credited as a component of another award that vests or is earned based upon the achievement of performance goals may not vest unless the performance goals for the underlying award are achieved and the underlying award vests.

Performance and Annual Incentive Awards.     The 2015 Equity Incentive Plan authorizes the Compensation Committee to grant performance and annual incentive awards, ultimately payable in shares of common stock or cash, in such amounts and upon such terms as determined by the Compensation Committee. Each grant of a performance-based award will have an initial cash value or an actual or target number of shares of common stock that is established by the Compensation Committee at the date of grant. The Compensation Committee may set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of performance and annual incentive awards that will be paid out to a grantee. The performance goals generally will be based on one or more of the Performance Measures described above. The Committee will establish the performance periods for these performance-based awards. As described above, the 2015 Equity Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code.

Other Equity-Based Awards.    Our Compensation Committee may grant other types of equity-based awards under the 2015 Equity Incentive Plan. Other equity-based awards are payable in cash, shares of common stock or other equity, or a combination of the foregoing, and may be restricted or unrestricted, as determined by our Compensation Committee. The terms and conditions that apply to other equity-based awards are determined by the Compensation Committee.

Form of Payments.    The exercise price for any option or the purchase price (if any) for restricted stock is generally payable (i) in cash or cash equivalents, (ii) to the extent the award agreement provides, by the surrender of shares of common stock (or attestation of ownership of shares of common stock) with an aggregate fair market value, on the date of such surrender, of the exercise price or purchase price, (iii) to the extent permissible by applicable law and to the extent the award agreement provides, by payment through a broker in accordance with procedures set forth by the Company, or (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable law, including net exercise and service rendered to the Company or our affiliates.

Change in Control.    If the Company experiences a change in control in which awards will not be assumed or continued by the surviving entity: (i) immediately before the change in control, except for performance awards, all restricted stock, restricted stock units, and dividend equivalent rights will vest, and all shares of common stock and/or cash subject to such awards will be delivered, and (ii) at the Compensation Committee’s discretion, either (a) all options and stock appreciation rights will become exercisable fifteen days before the change in control and terminate upon the consummation of the change in control, or (b) all options, stock appreciation rights, restricted stock, restricted stock units, and dividend equivalent rights will be terminated and cashed out or redeemed for securities of equivalent value. Performance awards will vest as to the greater of (i) vesting based on pro rata actual performance or (ii) vesting assuming target performance has been achieved. Other equity-based awards will be governed by the terms of the applicable award agreement.

In summary, a change in control occurs under the 2015 Equity Incentive Plan if:

•	With certain exclusions, any person acquires beneficial ownership of more than 50% of either our then outstanding shares of common stock or the combined voting power of our then outstanding voting securities;

•	With certain exceptions, the members of the Board as of the Amendment Date (the “Incumbent Board”) cease to constitute at least a majority of the Board;

•	A reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company occurs, in each case unless, following such transaction, (1) all or substantially all of the beneficial owners, by vote and value, of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the entity resulting from such transaction, by vote and value, in substantially the same proportions as their ownership immediately prior to such transaction; (2) no person beneficially owns, directly or indirectly, 50% or more of the corporation or trust resulting from such transaction, by vote or value, except to the extent that such ownership existed prior to the transaction; and (3) at least a majority of the members of the board of directors of the corporation or trust resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement or the action of the Board providing for such transaction; or

•	Our stockholders approve a complete liquidation or dissolution of the Company.

No Repricing.    Except in connection with certain corporate transactions involving the Company, we may not: (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price of such outstanding options or stock appreciation rights; (ii) cancel outstanding options or stock appreciation rights in exchange for or substitution of options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights; or (iii) cancel outstanding options or stock appreciation rights with an exercise price above the current fair market value in exchange for cash or other securities, in each case, unless such action (a) is subject to and approved by the Company’s stockholders or (b) would not be deemed to be a repricing under the rules of the NYSE or any established stock exchange or securities market on which our common stock is listed or publicly traded.

Summary of U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the 2015 Equity Incentive Plan for participants and the Company will depend on the type of award granted. The following summary description of U.S. federal income tax consequences is intended only for the general information of stockholders. A participant in the 2015 Equity Incentive Plan should not rely on this description and instead should consult his or her own tax advisor.

Incentive Stock Options.    The grant of an incentive stock option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain (or loss) realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain (or loss) if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the incentive stock option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.    The grant of a non-qualified option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the non-qualified stock option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such non-qualified stock option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Stock Appreciation Rights.    There are no immediate U.S. federal income tax consequences of receiving an award of stock appreciation rights under the 2015 Equity Incentive Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock.    A grantee who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the shares of restricted stock are nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units.    There are no immediate U.S. federal income tax consequences of receiving an award of restricted stock units under the 2015 Equity Incentive Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued, or in the case of a cash-settled award, the amount of the cash payment made, to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights.    Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Section 280G of the Code.    To the extent payments which are contingent on a change in control are determined to exceed certain limitations, such payments may be subject to a 20% nondeductible excise tax, and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part. The 2015 Equity Incentive Plan includes a Section 280G “best after tax” provision, meaning, if any of the payments under the 2015 Equity Incentive Plan or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and be subject to the excise tax imposed under Section 4999 of the Code, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the grantee a better after-tax result than if the grantee received the payments in full.

New Awards

The awards, if any, that will be made to eligible grantees under the 2015 Equity Incentive Plan are subject to the discretion of the Compensation Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible grantees under the 2015 Equity Incentive Plan. Therefore, no new plan benefits table can be provided at this time.

Registration with the SEC

If the 2015 Equity Incentive Plan is approved by our stockholders, we intend to file a Registration Statement on Form S-8 relating to the 2015 Equity Incentive Plan with the Securities and Exchange Commission pursuant to the Securities Act as soon as is practicable after such approval.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 10, 2015, certain information regarding the beneficial ownership of our common stock by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;

•	each NEO;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes for each executive officer and director options that are currently exercisable or exercisable within 60 days of April 10, 2015. Each director, officer or 5% or more stockholder, as the case may be, furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. We have based our calculations of the percentage of beneficial ownership on 30,276,682 shares of common stock outstanding as of April 10, 2015.

Unless otherwise noted below, the address of the persons and entities listed on the table is c/o Walker & Dunlop, Inc., 7501 Wisconsin Avenue, Suite 1200E, Bethesda, Maryland 20814.

Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned
5% Stockholders:
Talkot Capital, LLC(1)	1,535,190	5.1%
Directors and Named Executive Officers:
William M. Walker(2)	2,005,479	6.6%
Howard W. Smith, III(3)	1,209,635	4.0%
Richard M. Lucas(4)	197,627	*
Richard C. Warner(5)	183,845	*
Stephen P. Theobald(6)	94,948	*
Dana L. Schmaltz(7)	29,418	*
Alan J. Bowers(7)	22,718	*
Andrew C. Florance(7)	21,598	*
John Rice(7)	18,368	*
Cynthia A. Hallenbeck(7)	18,218	*
Michael D. Malone(7)	9,098	*
Executive Officers and Directors as a group (11 persons)	3,810,952	12.4%

*	Less than 1%.

(1)

Based solely on the information provided in the Schedule 13G filed jointly on March 25, 2015 by Talkot Fund, L.P., Talkot Institutional Fund, L.P. and Thomas Bruce Akin. Talkot Capital, LLC acts as an investment adviser to certain private pooled investment vehicles. Talkot Capital, by virtue of investment advisory agreements with these pooled investment vehicles, has investment and voting power over securities owned of record by these pooled investment vehicles. Despite their delegation of investment and voting power to Talkot Capital, under Rule 13d-3 of the Exchange Act, these pooled investment vehicles may be deemed the beneficial owner of the securities they own of record because they have the right to acquire investment and voting power, and have dispositive power, through termination of the investment advisory agreements with Talkot Capital. Talkot Capital may be deemed the beneficial owner of the securities covered by this statement under Rule 13d-3 of the Exchange Act. None of the securities listed in the table above are owned of record by Talkot Capital, and Talkot Capital disclaims any beneficial interest in such securities. Thomas B. Akin is the Managing Member of the General Partner, Talkot Capital, LLC. Thomas B. Akin, Talkot Fund, L.P. and Talkot Institutional Fund, L.P. beneficially own 1,535,190 shares of common stock. Of such 1,535,190 shares of common stock, Thomas B. Akin directly beneficially owns 343,706 shares of common stock, Talkot Fund, L.P. directly beneficially owns 1,141,484 shares of common stock and Talkot Institutional Fund, L.P. beneficially owns 50,000 shares of common stock. The principal business address of each of Talkot Fund, L.P., Talkot Institutional Fund, L.P. and Thomas Bruce Akin is 2400 Bridgeway, Suite 300, Sausalito, CA 94965.

(2)	Includes 20,163 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. Includes 1,675 shares of common stock held as custodian for each of his three sons, for an aggregate of 5,025 shares of common stock. The reported number also includes 182,806 shares underlying currently exercisable stock options and 23,028 shares underlying options exercisable within the next 60 days.

(3)	Includes 13,783 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. Includes 3,304 shares of common stock held as custodian for one daughter and 3,304 shares of common stock held as custodian for a second daughter. Includes 3,304 shares of common stock held by HWS IV 2012 Trust, 3,304 shares of common stock held by MHS 2010 Trust, and 3,304 shares of common stock held by MMAS 2008 Trust. The reported number also includes 133,345 shares underlying currently exercisable non-qualified stock options and 18,423 shares underlying options exercisable within the next 60 days.

(4)	Includes 33,292 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 69,521 shares underlying currently exercisable non-qualified stock options and 8,636 shares underlying options exercisable within the next 60 days.

(5)	Includes 33,292 shares of restricted stock, which represent the unvested portions of restricted stock grants, 26,161 shares of restricted stock granted to Mr. Warner’s spouse and 1,472 shares of common stock owned by Mr. Warner’s spouse. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 73,521 shares underlying currently exercisable non-qualified stock options and 8,636 shares underlying options exercisable within the next 60 days.

(6)	Includes 42,331 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest ratably on each anniversary of the applicable grant date over a three-year period. The reported number also includes 29,531 shares underlying currently exercisable non-qualified stock options and no shares underlying options exercisable within the next 60 days.

(7)	Includes 4,175 shares of restricted stock, which represent the unvested portions of restricted stock grants. All restricted stock grants were made to vest on the one-year anniversary date of the grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities, or Reporting Persons, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. The Reporting Persons are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC. Based on the review of filings made with the SEC and representations made by the Reporting Persons, we believe that each Reporting Person complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policies

Our Board has adopted a written policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is (or are to be) a participant, the amount involved exceeds $100,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest; provided, however, that approval is not required for competitive bidding and similar transactions that are not deemed to be related party transactions under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). Under the policy, a related person would need to promptly disclose to our compliance officer any related person transaction and all material facts about the transaction. Our compliance officer would then assess and promptly communicate that information to the Audit Committee of our Board. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will either approve or reject the transaction or refer the transaction to the full Board or other appropriate Board committee, in its discretion. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee which will evaluate all options available, including ratification, revision or termination of such transaction, and will either approve or reject the transaction or refer the transaction to the full Board or other appropriate Board committee, in its discretion. Our policy provides that any director who may be interested in a related person transaction should recuse himself or herself from any consideration of such related person transaction.

2010 Registration Rights Agreement

In December 2010, in connection with our initial public offering, we completed formation transactions through which Walker & Dunlop, LLC became our wholly owned subsidiary. In connection with such formation transactions, we entered into a registration rights agreement with regard to shares of our common stock issued to former direct and indirect equity holders of Walker & Dunlop, LLC, which we refer to collectively as the 2010 registrable shares. Among the parties to such registration rights agreement, which we refer to as the 2010 registration rights agreement, were Column Guaranteed LLC (“Column”), three of our NEOs, Messrs. Walker, Smith and Warner, our then Executive Vice President, Chief Executive Officer & Treasurer, Deborah Wilson and certain employees and non-employees, together with their permitted assignees and transferees, we refer to collectively as holders of 2010 registrable shares.

Pursuant to the 2010 registration rights agreement, we granted to holders of 2010 registrable shares demand registration rights, subject to certain limitations, to have such shares registered for resale on a registration statement that must remain effective for the shorter of: (a) two (2) years from its date of effectiveness, (b) the period ending on the date on which all of the 2010 registrable shares covered by such registration are eligible for sale without registration pursuant to Rule 144 or any successor provision under the Securities Act, without volume limitations or other restrictions on transfer thereunder and (c) the date on which the parties to the 2010 registration rights agreement complete the sale of all of the 2010 registrable shares. We also granted to holders of 2010 registrable shares holding a number of 2010 registrable shares equal to at least ten percent (10%) of the total number of shares of our common stock issued in the formation transactions described above demand registration rights, subject to certain limitations, pursuant to which such holder will be entitled to effect the sale of such 2010 registrable shares through an underwritten public offering.

In addition to demand registration rights, we also granted to holders of 2010 registrable shares tag-along (or “piggy-back”) rights, subject to certain limitations, pursuant to which such holders have the right to have such shares registered if we propose to file a registration statement with respect to an underwritten offering of shares for our own account.

Notwithstanding the foregoing, in the event of certain corporate events affecting us for certain periods, we are permitted under the 2010 registration rights agreement, subject to certain limitations, to postpone the filing of a registration statement and from time to time to require holders of 2010 registrable shares not to sell under a registration statement or to suspend the effectiveness of such registration statement. We will bear all of the costs and expenses incident to our registration obligations under the 2010 registration rights agreement, including, among other things, fees and disbursements of one counsel retained by the selling holders of 2010 registrable shares. We have also agreed, subject to certain limitations, to indemnify holders of 2010 registrable shares against specified liabilities, including certain potential liabilities arising under the Securities Act.

As described in “—Column Stock Repurchase”, on March 17, 2014, we repurchased from Column all of the shares of our common stock it then owned. Accordingly, Column has no registration rights under the 2010 registration rights agreement. As of April  10, 2015, there are 2,673,184 shares of our common stock that are registrable under the 2010 registration rights agreement.

Amendment of 2010 Registration Rights Agreement

In connection with our acquisition of CWCapital and the 2012 registration rights agreement described below, the Company, CWFS and certain of the signatories to the 2010 registration rights agreement, which we refer to collectively as the current holders, entered into a letter agreement pursuant to which CWFS and the current holders agreed, among other things: (i) to pro rata cutbacks with respect to their respective piggy-back registration rights under the 2012 registration rights agreement and the 2010 registration rights agreement, respectively, if requested by a managing underwriter in order to reduce the amount of shares to be included in offerings for our own account or offerings of 2012 registrable shares or 2010 registrable shares, as applicable, (ii) that whichever of them requests an underwritten offering of 2012 registrable shares or 2010 registrable shares, as applicable, will also have the right to select the managing underwriters for such offering, (iii) to reduce the threshold at which Column has the right to request registration of 2010 registrable shares for sale through an underwritten public offering to five percent (5%) of the shares of our common stock outstanding as of the closing date of our acquisition of CWCapital described below and (iv) for the Company to include the 2010 registrable shares of the current holders in the registration statement to be filed in connection with the 2012 registration rights agreement.

2012 Registration Rights Agreement

In September 2012, in connection with our acquisition of CWCapital, we entered into a registration rights agreement, which we refer to as the 2012 registration rights agreement, with CWFS, the former owner of CWCapital, with regard to shares of our common stock issued to CWFS, which we refer to collectively as the 2012 registrable shares.

Pursuant to the 2012 registration rights agreement, we agreed to register for resale all of the 2012 registrable shares held by CWFS, which, together with its permitted transferees or assigns, we refer to collectively as holders of 2012 registrable shares, on a shelf registration statement filed with the SEC no later than 30 days after the closing date of our acquisition of CWCapital. We also granted to holders of 2012 registrable shares piggy-back rights, subject to certain limitations, pursuant to which such holders have the right to have such shares registered if we propose to file a registration statement with respect to an underwritten offering of shares for our own account or for the account of one or more other stockholders of the Company. In either case, we agreed to use our reasonable best efforts to maintain the effectiveness of the relevant registration statement until the earlier of (i) the date on which all 2012 registrable shares covered by such registration statement are eligible for sale without registration pursuant to Rule 144 or any successor provision under the Securities Act, without volume limitations or other restrictions on transfer thereunder and (ii) the date on which holders of 2012 registrable shares consummate the sale of all 2012 registrable shares registered under such registration statement.

We also granted to holders of 2012 registrable shares holding a number of 2012 registrable shares equal to at least five percent (5%) of the shares of our common stock outstanding as of the closing date of our acquisition of CWCapital demand registration rights, subject to certain limitations, pursuant to which such holder will be entitled to effect the sale of such 2012 registrable shares through an underwritten public offering.

Notwithstanding the foregoing, in the event of certain corporate events affecting us for certain periods, we are permitted under the 2012 registration rights agreement, subject to certain limitations, to postpone the filing of a registration statement and from time to time to require holders not to sell under a registration statement or to suspend the effectiveness thereof. We will bear all of the costs and expenses incident to our registration obligations under the 2012 registration rights agreement, including, among other things, fees and disbursements of one counsel retained by the selling holders of 2012 registrable shares. We have also agreed, subject to certain limitations, to indemnify holders of 2012 registrable shares against specified liabilities, including certain potential liabilities arising under the Securities Act.

Affiliates of Fortress sold 2 million shares of our common stock in a registered offering in November 2014. In connection therewith, we paid $205 thousand in Fortress’ legal expenses. Affiliates of Fortress sold the remaining 8,246,534 shares of our common stock in a registered offering in March 2015, in which we repurchased 3million shares through the underwriter for the offering for an aggregate purchase price of $46.8 million. As was the case in the November 2014 offering, we expect to pay Fortress’ legal expenses for the March 2015 offering. Accordingly, upon completion of the March 2015 registered offering, there are no shares of our common stock that are registrable under the 2012 registration rights agreement.

Column Voting Agreement

Under the terms of the Column Voting Agreement, to the extent that Column beneficially owned at least ten percent of our then outstanding common stock, at our annual meeting of stockholders to be held during 2014 or at any special meeting of our stockholders held prior to our 2014 annual meeting of stockholders at which our directors were to be elected, or at any taking of action by written consent of our stockholders prior to our 2014 annual meeting of stockholders at which our directors were to be elected, Column had the right to designate one nominee for election to the Board (such nominee, the “Column Nominee”) at such director election. At or prior to any director election, (i) our Nominating and Corporate Governance Committee was required to recommend to the Board the nomination of the Column Nominee for election to the Board, and (ii) the Board was required to recommend to our stockholders the election of the Column Nominee to the Board. At each such director election, (i) CWFS and its affiliates were required to vote all of their shares of common stock then held in favor of electing the Column Nominee to the Board, and (ii) Column was required to vote all of its shares of our common stock then held in favor of electing CWFS’ or its affiliates’ nominees to the Board.

As described in “—Column Stock Repurchase”, on March 17, 2014, we repurchased from Column all of the shares of our common stock it then owned. Accordingly, Column had no right to designate a nominee for election to our Board at the June  5, 2014 annual meeting.

CWFS’ Designation and Election of Directors

Pursuant to the terms of the Purchase Agreement by which we acquired CWCapital, CWFS was entitled to designate up to two nominees for election as directors to our Board through our annual meeting held in 2014. The Purchase Agreement specified that at our annual meeting of stockholders to be held during the 2013 and 2014 calendar years, or at any special meeting of our stockholders held prior to our 2014 annual meeting of stockholders at which our directors were to be elected, or at any taking of action by written consent of our stockholders prior to our 2014 annual meeting of stockholders with respect to which our directors were to be elected, CWFS had the right (but not the obligation) to designate two nominees for election to our Board at such director elections. Under the terms of the Purchase Agreement, at or prior to any such director election: (i) our Nominating and Corporate Governance Committee was required to recommend to our Board the nomination of the CWFS nominees for election to our Board, and (ii) our Board was required to recommend to our stockholders the election of the CWFS nominees to our Board. Such right has now expired in accordance with the terms of the Purchase Agreement. At each of our 2013 and 2014 annual meetings, CWFS designated Michael D. Malone as the CWFS nominee.

Column Indemnification Agreements

On February 17, 2010, Capital Funding Group, Inc. (“Capital Funding”) filed a lawsuit in the state Circuit Court for Montgomery County, Maryland against Walker & Dunlop, LLC, our wholly owned subsidiary, for alleged breach of contract, unjust enrichment and unfair competition arising out of an alleged agreement that

Capital Funding had with Column to refinance a large portfolio of senior healthcare facilities located throughout the United States (the “Golden Living Facilities”). On November 17, 2010, Capital Funding filed an amended complaint adding Credit Suisse Securities (USA) LLC (“Credit Suisse”) and its affiliates Column and Column Financial, Inc. as defendants. In December 2010, Column assumed the defense of the Company pursuant to an indemnification agreement.

Capital Funding alleges that a contract existed between it and Column (and its affiliates) whereby Capital Funding allegedly had the right to perform the HUD refinancing for the Golden Living Facilities and according to which Capital Funding provided certain alleged proprietary information to Column and its affiliates relating to the refinancing of the Golden Living Facilities on a confidential basis. Capital Funding further alleges that Walker & Dunlop, LLC, as the alleged successor by merger to Column, is bound by Column’s alleged agreement with Capital Funding, and breached the agreement by taking for itself the opportunity to perform the HUD refinancing for the Golden Living Facilities.

Capital Funding further claims that Column and its affiliates and Walker & Dunlop, LLC breached the contract, were unjustly enriched, and committed unfair competition by using Capital Funding’s alleged proprietary information for certain allegedly unauthorized purposes. Capital Funding also asserts a separate unfair competition claim against Walker & Dunlop, LLC in which it alleges that Walker & Dunlop, LLC is improperly “taking credit” on its website for certain work actually performed by Capital Funding. Capital Funding seeks damages in excess of $30.0 million on each of the three claims asserted against all defendants, and an unspecified amount of damages on the separate claim for unfair competition against Walker & Dunlop, LLC. Capital Funding also seeks injunctive relief in connection with its unjust enrichment and unfair competition claims.

Pursuant to an agreement, dated January 30, 2009 (the “Column Transaction Agreement”), among Column, Walker & Dunlop, LLC, W&D, Inc. and Green Park Financial Limited Partnership, Column generally agreed to indemnify Walker & Dunlop, LLC against liability arising from Column’s conduct prior to Column’s transfer of the assets to Walker & Dunlop, LLC. However, pursuant to the Column Transaction Agreement, Column’s indemnification obligation arises only after Column receives a claim notice following the resolution of the litigation that specifies the amount of Walker & Dunlop, LLC’s claim.

To provide for greater certainty regarding Column’s indemnification obligations before the resolution of this litigation and to cap our total loss exposure, we secured a further agreement from Column in November 2010 confirming that it will indemnify us for any liabilities that arise as a result of this litigation. As part of this further indemnification agreement, in the event Column is required to pay us for any liabilities under the Capital Funding litigation that it otherwise would not have been obligated to pay under the Column Transaction Agreement, we will indemnify Column for an amount up to $3.0 million. Also as part of this further indemnification agreement, William Walker, our Chairman, President and Chief Executive Officer, and Mallory Walker, former Chairman and current stockholder, in their individual capacities, agreed that if Column is required to indemnify us under this agreement and otherwise would not have been obligated to pay such amounts under the Column Transaction Agreement, Messrs. William Walker and Mallory Walker will pay any such amounts in excess of $3.0 million but equal to or less than $6.0 million. As a result of this agreement, we will have no liability or other obligation for any damage amounts in excess of $3.0 million arising out of this litigation. Although Column has assumed defense of the case for all defendants, and is paying applicable counsel fees, as a result of the indemnification claim procedures described above, we could be required to bear the significant costs of the litigation and any adverse judgment unless and until we are able to prevail on our indemnification claim. We believe that we will fully prevail on our indemnification claims against Column, and that we ultimately will incur no material loss as a result of this litigation, although there can be no assurance that this will be the case.

On July 19, 2011, the Circuit Court for Montgomery County, Maryland issued an order granting the defendants’ motion to dismiss the case, without prejudice. After the initial case was dismissed without prejudice, Capital Funding filed an amended complaint. In November 2011, the Circuit Court for Montgomery County,

Maryland rejected our motion to dismiss the amended complaint. Capital Funding filed a Second Amended Complaint that did not alter the claims at issue but revised their alleged damages. Defendants moved for summary judgment on all claims, including two counts of breach of contract, two counts of promissory estoppel, two counts of unjust enrichment, and two counts of unfair competition. On April 30, 2013, the Court issued an Opinion and Order which granted the motion as to the two promissory estoppel counts and one count of unjust enrichment. The Court denied the motion as to all remaining claims.

A two-week jury trial was held in July 2013. In the course of the trial, all but two of Capital Funding’s claims were dismissed. The jury awarded Capital Funding (i) a $1.8 million judgment against defendants on Capital Funding’s breach of contract claim and (ii) a $10.4 million judgment against Credit Suisse, Column’s parent, on Capital Funding’s unjust enrichment claim. Because the two claims arise from the same facts, Capital Funding agreed it may only collect on one of the judgments; following the verdict, Capital Funding “elected” to collect the $10.4 million judgment against Credit Suisse. The defendants filed a post judgment motion to reduce or set aside the judgment. On January 31, 2014, the Court ruled that the $10.4 million unjust enrichment judgment is vacated, and awarded Capital Funding the $1.8 million breach of contract judgment. On February 10, 2014, Capital Funding filed a motion with the Court seeking a new trial. On March 13, 2014, the Court denied Capital Funding’s motion for a new trial. Capital Funding filed an appeal with Maryland’s Court of Special Appeals, which was heard on December 10, 2014. We are awaiting a ruling on the appeal.

As a result of an indemnification arrangement with Column, our loss exposure is limited to $3.0 million, and we believe that the indemnification fully covers the $1.8 million judgment.

Column Stock Repurchase

On March 14, 2014 we entered into a Stock Purchase Agreement with Column to repurchase all 2,450,451 shares of our common stock it then owned, at an aggregate purchase price of $35.5 million or $14.50 per share. The repurchase was completed on March  17, 2014.

CMBS Partnership

We offer a Commercial Mortgage Backed Securities (“CMBS”) lending program (“CMBS Program”) through a partnership with an affiliate of Fortress, in which we own a 20 percent interest (“CMBS Partnership”). Affiliates of Fortress managed funds which collectively constituted our largest stockholder group until the completion of their secondary offering in March 2015. The CMBS Program offers financing for all commercial property types throughout the United States. The loans in the CMBS Program are selected and funded by the CMBS Partnership and underwritten by us. We receive a fee for servicing the loans. The CMBS Partnership assumes the full risk of loss on the loans while it holds the loans. We account for our 20 percent interest in the CMBS Partnership using the equity method of accounting. 11 loans with an aggregate unpaid principal balance of $116.1 million were originated through the CMBS Program during 2014. We recorded a $29 thousand loss related to the CMBS Program for 2014.

Servicing Fees

Walker & Dunlop, LLC is the loan subservicer for three (3) loans serviced by CWCapital Asset Management LLC (“CWCAM”), an affiliate of Fortress, pursuant to a subservicing agreement between Walker & Dunlop, LLC and CWCAM. In 2014, we received aggregate servicing fees under this agreement of $73 thousand.

Walker & Dunlop, LLC is the servicer of a portfolio of 439 Fannie Mae secondary risk loans. In connection with that portfolio of loans, Walker & Dunlop, LLC is party to a sub-special servicing agreement with CWCAM pursuant to which we will pay CWCAM fees for performing special servicing services for mortgage loans in the portfolio. CWCAM currently performs special servicing services for three (3) loans under the special servicing agreement. In 2014, we paid CWCAM aggregate fees of $151 thousand.

Until October 30, 2014, Walker & Dunlop, LLC was a servicer of a commercial real estate mortgage loan made to a special purpose entity, which was an affiliate of Fortress, and we received servicing fees in connection with our role as servicer. In 2014 through October 30, 2014, we received $606 thousand in servicing fees, including a prepayment fee.

Until September 30, 2014, Walker & Dunlop, LLC was a servicer of a commercial real estate loan owned by an affiliate of Fortress, and we received servicing fees in connection with our role as servicer. In 2014 through September 30, 2014, we received aggregate servicing fees of $2 thousand.

CoStar Information Subscriptions

Andrew C. Florance, one of our Directors, is the president and chief executive officer and a member of the board of directors of CoStar. CoStar is a provider of commercial real estate information and analytic services. In 2014, we paid $324 thousand in fees for various CoStar subscription services. We use each of these subscriptions to analyze commercial real estate property, markets and assets in connection with our lending, loan servicing and asset management activities.

OTHER MATTERS

Other Matters to Come Before the 2015 Annual Meeting

No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by the Board, or, if no recommendation is given, in their own discretion.

Stockholder Proposals and Nominations for the 2016 Annual Meeting

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than December 18, 2015.

Any stockholder who wishes to propose a nominee to the Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC, posted on our investor relations web page and may be obtained from the Secretary of the Company upon request. These notice provisions require that nominations for directors must be received by the Secretary at our principal executive offices not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, such notice to be timely must be so delivered not earlier than the 150th day prior to such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

* * * *

By Order of the Board of Directors

Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel and Secretary

Bethesda, Maryland

April 16, 2015

ANNEX A

WALKER & DUNLOP, INC.

2015 EQUITY INCENTIVE PLAN

A-i

A-ii

A-iii

WALKER & DUNLOP, INC.

2015 EQUITY INCENTIVE PLAN

Walker & Dunlop, Inc., a Maryland corporation (the “Company”), sets forth herein the terms of its 2015 Equity Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

This Plan is intended to (i) provide incentive to eligible persons to stimulate their efforts toward the success of the Company and to operate and manage its business in a manner that will provide for the long-term growth and profitability of the Company and that will benefit the stockholders and other important stakeholders of the Company, including its employees and customers; and (ii) provide a means of recruiting, rewarding and retaining key personnel. To this end, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, Restricted Stock Units (including Deferred Stock Units), Dividend Equivalent Rights, Other Equity-based Awards, and cash bonus awards. Any of these Awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms of the Plan. Options granted under the Plan may be Non-qualified Stock Options or Incentive Stock Options, as provided herein.

The Plan is an amendment and restatement of the Prior Plan. Awards granted under the Prior Plan prior to the Amendment Date will be subject to the terms of the Plan, except to the extent that the terms of the Plan are inconsistent with the terms of such awards and provided the terms of such awards were consistent with the Prior Plan.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:

2.1 “Affiliate” means, with respect to the Company, any Person that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting Options or Stock Appreciation Rights, an entity may not be considered an Affiliate of the Company unless the Company holds a Controlling Interest in such entity.

2.2 “Amendment Date” means June 4, 2015, subject to approval of the Plan by the Company’s stockholders on such date, the Plan having been approved by the Board on March 31, 2015.

2.3 “Annual Incentive Award” means an Award, denominated in cash, made subject to attainment of performance goals (as described in Section 14) over a Performance Period of up to one (1) year (the Company’s fiscal year, unless otherwise specified by the Board or the Committee).

2.4 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (i) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (ii) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein, and (iii) the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

2.5 “Award” means a grant under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Dividend Equivalent Right, Performance Award, Annual Incentive Award, or Other Equity-Based Award.

2.6 “Award Agreement” means the written agreement, in such written, electronic, or other form as determined by the Committee, between the Company and a Grantee that evidences and sets forth the terms and conditions of an Award.

2.7 “Benefit Arrangement” means any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee.

2.8 “Board” means the Board of Directors of the Company.

2.9 “Capital Stock” means with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Amendment Date or issued thereafter, including, without limitation, all shares of Stock.

2.10 “Cause” shall have the meaning set forth in an applicable written agreement between a Grantee and the Company or an Affiliate, and in the absence of such agreement, means, with respect to any Grantee and as determined by the Committee, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of, or pleading guilty or nolo contendere to, a criminal offense (other than minor traffic offenses); (iii) a material violation of a Company policy; or (iv) a material breach of any term of any employment, consulting, or other services, confidentiality, intellectual property, or non-competition agreements, if any, between the Grantee and the Company or an Affiliate.

2.11 “Change in Control” means, subject to Section 18.9, the occurrence of any of the following:

(i) The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (1) the then outstanding shares of Stock (the “Outstanding Company Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (a) any acquisition by the Company; (b) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or trust controlled by the Company; and (c) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2), and (3) of Section 2.11(iii); or

(ii) Individuals who, as of the Amendment Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Amendment Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be; (2) no Person (excluding any corporation or trust resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or trust resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of the then outstanding shares of the corporation or trust resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or trust except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the members of the board of directors of the corporation or trust resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company and consummation of such transaction.

The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.

2.12 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Sections shall be deemed to include, as applicable, regulations and guidance promulgated under such Code Section.

2.13 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1 (or, if no Committee has been so designated, the Board itself).

2.14 “Company” means Walker & Dunlop, Inc., a Maryland corporation, and any successor thereto.

2.15 “Controlling Interest” shall have the meaning set forth in Treasury Regulation Section 1.414(c)-2(b)(2)(i); provided that (i) except as specified in clause (ii) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (ii) where a grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.16 “Covered Employee” means a Grantee who is, or could become, a “covered employee” within the meaning of Code Section 162(m)(3).

2.17 “Deferred Stock Unit” means a Restricted Stock Unit, the terms of which provide for delivery of the underlying shares of Stock, cash, or a combination thereof subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.

2.18 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that, with respect to rules regarding the expiration of an Incentive Stock Option following termination of a Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

2.19 “Disqualified Individual” shall have the meaning set forth in Code Section 280G(c).

2.20 “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, entitling the Grantee thereof to receive, or to receive credits for the future payments of, cash, Stock, other Awards, or other property equal in value to dividend payments or distributions, or other periodic payments, declared or paid with respect to a number of shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) as if such shares of Stock had been issued to and held by the Grantee as of the record date.

2.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.22 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be, as of any date of determination:

(i) If on such date the shares of Stock are listed on a Stock Exchange or are publicly traded on another Securities Market, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such date, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock on the last preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(ii) If on such date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of a share of Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.22 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of shares of Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Stock subject to an Award to pay the Option Price, SAR Exercise Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including, without limitation, using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

2.23 “Family Member” means, with respect to a Grantee as of any date of determination, (i) a Person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee; (ii) any Person sharing such Grantee’s household (other than a tenant or employee); (iii) a trust in which any one or more of the Persons specified in clauses (i) and (ii) of this Section 2.23 (and such Grantee) own more than fifty percent (50%) of the beneficial interest; (iv) a foundation in which any one or more of the Persons specified in clauses (i) and (ii) of this Section 2.23 (and such Grantee) control the management of assets; and (v) any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

2.24 “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves the Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (iii) such other subsequent date specified by the Committee in the corporate action approving the Award.

2.25 “Grantee” means a person who receives or holds an Award under the Plan.

2.26 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

2.27 “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act.

2.28 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.29 “Officer” shall have the meaning set forth in Rule 16a-1(f) under the Exchange Act.

2.30 “Option” means an option to purchase one or more shares of Stock at a specified Option Price awarded to a Grantee pursuant to Section 8.

2.31 “Option Price” means the per share exercise price for shares of Stock subject to an Option.

2.32 “Other Agreement” means any agreement, contract, or understanding heretofore or hereafter entered into by the Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G and/or Code Section 4999.

2.33 “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Dividend Equivalent Right, Performance Award, or Annual Incentive Award.

2.34 “Outside Director” shall have the meaning set forth in Code Section 162(m).

2.35 “Parachute Payment” shall mean a “parachute payment” within the meaning of Code Section 280G(b)(2).

2.36 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a Performance Period as specified by the Committee.

2.37 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for Qualified Performance-Based Compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for Qualified Performance-Based Compensation does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.38 “Performance Measures” means measures as described in Section 14 on which the performance goal or goals under Performance Awards are based and which are approved by the Company’s stockholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance Awards as Performance-Based Compensation.

2.39 “Performance Period” means the period of time, up to a maximum of ten (10) years, during or over which the performance goals under Performance Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance Award.

2.40 “Person” means an individual, corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; provided that, for purposes of Section 2.11, Person shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.

2.41 “Plan” means this Walker & Dunlop, Inc. 2015 Equity Incentive Plan, as amended from time to time.

2.42 “Prior Plan” means the Walker & Dunlop, Inc. 2010 Equity Incentive Plan, as amended.

2.43 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock, Restricted Stock Units, or Unrestricted Stock.

2.44 “Qualified Performance-Based Compensation” shall have the meaning set forth in Code Section 162(m).

2.45 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.46 “Restricted Period” means a period of time established by the Committee during which an Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is subject to restrictions.

2.47 “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.48 “Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash, or a combination thereof.

2.49 “SAR Exercise Price” means the per share exercise price of a SAR.

2.50 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.51 “Securities Market” means an established national or regional securities market.

2.52 “Separation from Service” shall have the meaning set forth in Code Section 409A.

2.53 “Service” means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive. If a Service Provider’s employment or other Service relationship is with an Affiliate and the applicable Person ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such Person ceases to be an Affiliate unless the Service Provider transfers his or her employment or other Service relationship to the Company or any other Affiliate.

2.54 “Service Provider” means (i) an employee, officer, or director of the Company or an Affiliate, or (ii) a consultant or adviser to the Company or an Affiliate (1) who is a natural person, (ii) who is currently providing bona fide services to the Company or an Affiliate, and (iii) whose services are not in connection with the Company’s sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s Stock.

2.55 “Service Recipient Stock” shall have the meaning set forth in Code Section 409A.

2.56 “Share Limit” shall have the meaning set forth in Section 4.1.

2.57 “Short-Term Deferral Period” shall have the meaning set forth in Code Section 409A.

2.58 “Stock” means the common stock, par value $0.01 per share, of the Company, or any security into which shares of Stock may be changed or for which shares of Stock may be exchanged as provided in Section 17.1.

2.59 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.60 “Stock Exchange” means the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or another established national or regional stock exchange.

2.61 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (i) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (ii) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of Service Recipient Stock under Code Section 409A.

2.62 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan of the Company, an Affiliate, or other business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.63 “Ten Percent Stockholder” means a natural Person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any), or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.64 “Unrestricted Stock” means Stock that is free of any restrictions granted pursuant to Section 11.

3.	ADMINISTRATION OF THE PLAN

3.1. Committee.

3.1.1. Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and to make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be made by (i) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (ii) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all Persons, whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.

In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2. Composition of the Committee.

The Committee shall be a committee composed of not fewer than two (2) directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall be (i) a Non-Employee Director, (ii) an Outside Director, and (iii) an independent director in accordance with the rules of any Stock Exchange on which the Stock is listed; provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3. Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, which (i) may administer the Plan with respect to Grantees who are not Officers or directors of the Company, (ii) may grant Awards under the Plan to such Grantees, and (iii) may determine all terms of such Awards, in each case, excluding (for the avoidance of doubt) Performance Awards intending to constitute Qualified Performance-Based Compensation and subject, if applicable, to the requirements of Rule 16b-3 under the Exchange Act and the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

3.1.4. Delegation by Committee.

To the extent permitted by Applicable Laws, the Committee may, by resolution, delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee; provided that the Committee may not delegate its authority hereunder (i) to make Awards to directors of the Company, (ii) to make Awards to employees who are

(1) Officers, (2) Covered Employees, or (3) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (iii) to interpret the Plan, any Award, or any Award Agreement. Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan will be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 will serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” will, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.

3.2. Board.

The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3. Terms of Awards.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(i) designate Grantees;

(ii) determine the type or types of Awards to be made to a Grantee;

(iii) determine the number of shares of Stock to be subject to an Award or to which an Award relates;

(iv) establish the terms and conditions of each Award (including the Option Price, SAR Exercise Price, and Purchase Price; the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto; the treatment of an Award in the event of a Change in Control (subject to applicable agreements); and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v) prescribe the form of each Award Agreement evidencing an Award;

(vi) subject to the limitation on repricing in Section 3.5, amend, modify, or supplement the terms of any outstanding Award, which authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural Persons who are foreign nationals or are natural Persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided that, notwithstanding the foregoing, no amendment, modification, or supplement of the terms of any outstanding Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award; and

(vii) make Substitute Awards.

3.4. Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of employees or clients of the Company or an Affiliate, (iv) confidentiality obligation with respect to the Company or an Affiliate, (v) Company or Affiliate policy or procedure, (vi) other agreement, or (vii) other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. Furthermore, if the Grantee of an outstanding Award is an employee of the Company or an Affiliate thereof and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.

Any Award granted pursuant to the Plan is subject to mandatory repayment by the Grantee to the Company (x) to the extent set forth in the Plan or an Award Agreement or (y) to the extent the Grantee is, or in the future becomes, subject to (1) any Company or Affiliate “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Laws or (2) any Applicable Laws which impose mandatory recoupment, under circumstances set forth in such Applicable Laws.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under Applicable Laws, the natural Persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct, or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12)-month period following the first public issuance or filing (whichever first occurred) with the United States Securities and Exchange Commission of the financial document that contained such material noncompliance.

Notwithstanding any other provision of this Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then a Grantee shall forfeit any cash or Stock received in connection with an Award (or an amount equal to the Fair Market Value of such Stock on the date of delivery if the Grantee no longer holds the shares of Stock) if, pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other criteria) that are later determined, as a result of the accounting restatement, not to have been achieved.

3.5. No Repricing without Stockholder Approval.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities, or other property), stock split, extraordinary dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock, or other securities or similar transaction), the Company may not: (i) amend the terms of outstanding Options or SARs to reduce the Option Price or SAR Exercise Price, as applicable, of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an Option Price or SAR Exercise Price, as applicable, that is less than the Option Price or SAR Exercise Price, as applicable, of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an Option Price or SAR Exercise Price, as applicable, above the current Fair Market Value in exchange for cash or other securities, in each case, unless such action (a) is subject to and approved by the Company’s stockholders or (b) would not be deemed to be a repricing under the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

3.6. Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to an Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV); provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a Separation from Service occurs.

3.7. No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of (including, without limitation, designees of) the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided that this Section 3.7 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

3.8. Stock Issuance/Book-Entry.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including, without limitation, book-entry or direct registration or the issuance of one or more share certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1. Number of Shares of Stock Reserved for Awards.

Subject to adjustment as provided in Section 4.2 and Section 17, the number of shares of Stock reserved for issuance under the Plan will be equal to the sum of (i) three million (3,000,000) shares of Stock, plus (ii) the number of shares of Stock available for future awards under the Prior Plan as of the Amendment Date, plus (iii) the number of shares of Stock related to awards outstanding under the Prior Plan as of the Amendment Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares of Stock (the “Share Limit”). Any of the shares of Stock reserved and available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options. Shares of Stock to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by Applicable Laws, issued shares that have been reacquired by the Company.

4.2. Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan of another business entity that is a party to such transaction and/or to grant Substitute Awards under the Plan for such awards. The Share Limit pursuant to Section 4.1 shall be increased by the number of shares of Stock subject to any such assumed awards and Substitute Awards. Shares available for issuance under a stockholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect the transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock available for issuance under the Plan, subject to applicable requirements of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

4.3. Share Usage.

Shares of Stock covered by an Award shall be counted as used as of the Grant Date for purposes of calculating the number of shares of Stock available for issuance under Section 4.1. Any shares of Stock that are subject to Awards shall be counted against the Share Limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to an Award. With respect to SARs, the number of shares of Stock subject to an award of SARs will be counted against the Share Limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle the SAR upon exercise. The target number of shares issuable under a Performance Award shall be counted against the Share Limit set forth in Section 4.1 as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Award to the extent different from such target number of shares.

If any shares of Stock covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any shares of Stock subject thereto or is settled in cash in lieu of shares of Stock, then the number of shares of Stock counted against the Share Limit with respect to such Award shall, to the extent of any such forfeiture, termination, expiration, or settlement, again be available for making Awards under the Plan in the same amount as such shares of Stock were counted against the Share Limit set forth in Section 4.1. The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered, withheld, or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option, (ii) deducted or delivered from payment of an Award payment in connection with the Company’s tax withholding obligations as described in Section 18.3, (iii) purchased by the Company with proceeds from Option exercises, or (iv) not issued upon the net settlement or net exercise of a Stock-settled SAR.

5.	TERM; AMENDMENT, SUSPENSION, AND TERMINATION

5.1. Term.

The Plan, as amended and restated, shall become effective as of the Amendment Date. Following the Amendment Date, no awards shall be made under the Prior Plan. Notwithstanding the foregoing, shares of Stock reserved under the Prior Plan to settle awards, including performance-based awards, which are made under the Prior Plan prior to the Amendment Date may be issued and delivered following the Amendment Date to settle such awards. The Plan shall terminate on the first to occur of (i) the tenth (10th) anniversary of the Amendment Date, (ii) the date determined in accordance with Section 5.2, and (iii) the date determined in accordance with Section 17.3; provided, however, that Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board’s adoption of the Plan. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards).

5.2. Amendment, Suspension, and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair the rights or obligations under any such Award. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board or required by Applicable Laws (including applicable Stock Exchange listing requirements); provided that no amendment will be made to the no-repricing provisions of Section 3.5, the Option Price provisions of Section 8.1, and the SAR Exercise Price provisions of Section 9.1 without the approval of the Company’s stockholders.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider, as the Committee shall determine and designate from time to time, and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2. Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act and the transition period under Treasury Regulation Section 1.162-27(f)(2) has lapsed or does not apply, but subject to adjustment as provided in Section 17:

(i) the maximum number of shares of Stock that may be granted under the Plan, pursuant to Options or SARs, in a calendar year to any Person eligible for an Award under Section 6 is six hundred thousand (600,000) shares;

(ii) the maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, in a calendar year to any Person eligible for an Award under Section 6 is six hundred thousand (600,000) shares; and

(iii) the maximum amount that may be paid as an Annual Incentive Award (whether or not cash-settled) in a calendar year to any Person eligible for an Award under Section 6 shall be five million dollars ($5,000,000), and the maximum amount that may be paid as a cash-denominated Performance Award (whether or not cash-settled) in respect of a Performance Period in excess of twelve (12) months by any Person eligible for an Award under Section 6 shall be seven million dollars ($7,000,000).

6.3. Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the sole discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (i) any other Award, (ii) any award granted under another plan of the Company, any Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (iii) any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, exchange, or Substitute Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such exchange or Substitute Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1 but subject to Section 3.5, the Option Price of an Option or the SAR Exercise Price of an SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided, that the Option Price or SAR Exercise Price is determined in accordance with the principles of Code Section 424 and the regulations thereunder for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements utilized from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting and Exercisability.

Subject to Sections 8.3 and 17.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the tenth (10th) anniversary of the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the fifth (5th) anniversary of the Grant Date of such Incentive Stock Option.

8.4. Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5. Limitations on Exercise of Option.

Notwithstanding any provision of the Plan to the contrary, in no event may any Option be exercised, in whole or in part, after the occurrence of an event which results in termination of the Option in accordance with Section 17.

8.6. Method of Exercise.

Subject to the terms of Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7. Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option or to direct the voting of the shares of Stock subject to such Option) until the shares of Stock subject thereby are fully paid and issued to such Grantee or other Person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of issuance of such shares of Stock.

8.8. Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive evidence of such Grantee’s ownership of the shares of Stock subject to the Option as shall be consistent with Section 3.8.

8.9. Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any corporate Subsidiary; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12. Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition immediately but in no event later than ten (10) days thereafter.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment and SAR Exercise Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one (1) share of Stock on the date of exercise over (ii) the SAR Exercise Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or part of any other Award, or without regard to any Option or other Award; provided, that a SAR that is granted in tandem with all or part of an Option will have the same term, and expire at the same time, as the related Option; provided, further, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.

9.2. Other Terms.

The Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements); the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award; and any other terms and conditions of any SAR; provided, that no SARs shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.

9.3. Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, on the tenth (10th) anniversary of the Grant Date of such SAR, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4. Rights of Holders of SARs.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising a SAR shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such SAR or to direct the voting of the shares of Stock subject to such SAR) until, if applicable, the shares of Stock subject thereby are fully paid and issued to such Grantee or other Person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of issuance of such shares of Stock, if applicable.

9.5. Transferability of SARs.

Except as provided in Section 9.6, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.6, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.6. Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.6, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.6, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to a SAR, if any, shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.6 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND DEFERRED STOCK UNITS

10.1. Grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units.

Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may be made for consideration, such as a Purchase Price, or no consideration, other than par value of the shares of Stock, which may be deemed paid by past or future Services to the Company or an Affiliate.

10.2. Restrictions.

At the time a grant of Restricted Stock, Restricted Stock Units, or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a Restricted Period applicable to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units as provided in Section 14. Awards of Restricted Stock, Restricted Stock Units, and Deferred Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3. Registration; Restricted Stock Certificates.

Subject to Section 3.8 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (i) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (ii) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with Applicable Laws and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement. Pursuant to Section 3.8, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration will contain an appropriate legend or restriction similar to the foregoing to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement.

10.4. Rights of Holders of Restricted Stock.

Unless the Committee provides otherwise in an Award Agreement and subject to the restrictions set forth in the Plan, any applicable Company program, and the applicable Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividend payments or distributions declared or paid with respect to such shares of Restricted Stock. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock that (i) any cash dividend payments or distributions paid on Restricted Stock either shall be reinvested in shares of Stock or shall be paid in cash at the same time paid to other stockholders of the Company as of the record date for such dividend, in each case which may or may not be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock or (ii) any dividend payments or distributions declared or paid on shares of Restricted Stock shall only be made or paid upon satisfaction of the vesting conditions and restrictions applicable to such shares of Restricted Stock. Dividend payments or distributions declared or paid on shares of Restricted Stock which vest or are earned based upon the achievement of performance goals shall not vest or be paid unless such performance goals for such shares of Restricted Stock are achieved. All stock dividend payments or distributions, if any, received by a Grantee with respect to shares of Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions as applicable to such underlying shares of Restricted Stock.

10.5. Rights of Holders of Restricted Stock Units and Deferred Stock Units.

10.5.1. Voting and Dividend Rights.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding Restricted Stock Units or Deferred Stock Units shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Award or to direct the voting of the shares of Stock subject to such Award) until, if applicable, the shares of Stock subject thereby are fully paid and issued to such Grantee or other Person. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units or Deferred Stock Units that the holder of such Restricted Stock Units or Deferred Stock Units, as applicable, shall be entitled to receive Dividend Equivalent Rights, in accordance with Section 13.

10.5.2. Creditor’s Rights.

A holder of Restricted Stock Units or Deferred Stock Units shall have no rights other than those of a general, unsecured creditor of the Company. Restricted Stock Units and Deferred Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6. Termination of Service.

Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after the Award Agreement is issued, but prior to termination of the Grantee’s Service, upon the termination of a Grantee’s Service, any Restricted Stock, Restricted Stock Units, or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock, Restricted Stock Units, or Deferred Stock Units, the Grantee shall have no further rights with respect to such Award, including, without limitation, any right to vote such Restricted Stock or any right to receive dividends or Dividend Equivalent Rights, as applicable, with respect to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units.

10.7. Purchase of Restricted Stock and Shares of Stock Subject to Restricted Stock Units and Deferred Stock Units.

The Grantee of an Award of Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Stock subject to such vested Restricted Stock Units or Deferred Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units, or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock, Restricted Stock Units, or Deferred Stock Units. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Committee, in consideration for past or future Services rendered or to be rendered to the Company or an Affiliate.

10.8. Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including, without limitation, any performance goals or delayed delivery period, the restrictions applicable to Restricted Stock and to Restricted Stock Units or Deferred Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit or Deferred Stock Unit once the shares of Stock represented by such Restricted Stock Unit or Deferred Stock Unit have been delivered in accordance with this Section 10.8.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1. Unrestricted Stock.

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or such other higher Purchase Price determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Unrestricted Stock under the Plan. Awards of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past or future Services or other valid consideration, in lieu of or in addition to any cash compensation due to such Grantee.

11.2. Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards on the Grant Date or thereafter. Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after the Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee shall have no further rights with respect to such Other Equity-Based Award.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1. General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units shall be made in cash or in cash equivalents acceptable to the Company.

12.2. Surrender of Shares of Stock.

To the extent the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3. Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and/or any withholding taxes described in Section 18.3.

12.4. Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the Purchase Price, if any, for Restricted Stock, vested Restricted Stock Units, or vested Deferred Stock Units may be made in any other form that is consistent with Applicable Laws, including, without limitation, (i) with respect to Restricted Stock, vested Restricted Stock Units, and/or vested Deferred Stock Units only, Service rendered or to be rendered by the Grantee thereof to the Company or an Affiliate and (ii) with the consent of the Company, by withholding the number of shares of Stock that would otherwise vest or be issuable in an amount equal in value to the Option Price or Purchase Price, if any, and/or any withholding taxes described in Section 18.3.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1. Dividend Equivalent Rights.

A Dividend Equivalent Right may be granted hereunder; provided that no Dividend Equivalent Right may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash, shares of Stock, or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may (i) provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (ii) contain terms and conditions which are different from the terms and conditions of such other Award; provided, however, that Dividend Equivalent rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest or be paid unless the performance goals for such underlying Award are achieved.

13.2. Termination of Service.

Unless the Committee provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1. Grant of Performance Awards and Annual Incentive Awards.

Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards in such amounts and upon such terms as the Committee shall determine.

14.2. Value of Performance Awards and Annual Incentive Awards.

Each Performance Award and Annual Incentive Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee as of the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock that will be paid out to the Grantee thereof.

14.3. Earning of Performance Awards and Annual Incentive Awards.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the Grantee of Performance Awards or Annual Incentive Awards shall be entitled to receive a payout of the value earned under such Performance Awards or Annual Incentive Awards by such Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4. Form and Timing of Payment of Performance Awards and Annual Incentive Awards.

Payment of the value earned under Performance Awards and Annual Incentive Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, (i) may pay the value earned under Performance Awards in the form of cash, shares of Stock, other Awards, or in a combination thereof, including shares of Stock and/or other Awards that are subject to any restrictions deemed appropriate by the Committee, and (ii) shall pay the value earned under Performance Awards and Annual Incentive Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement, such payment shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which the Performance Period ends.

14.5. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not the Board.

14.6. Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance Award or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should constitute Qualified Performance-Based Compensation for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1. Performance Goals Generally.

The performance goals for Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised, and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2. Timing For Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) ninety (90) days after the beginning of any Performance Period applicable to such Awards and (ii) the date on which twenty-five percent (25%) of any Performance Period applicable to such Awards has expired, or at such other date as may be required or permitted for compensation paid to a Covered Employee to constitute Performance-Based Compensation.

14.6.3. Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, shares of Stock, other Awards, or a combination thereof, including shares of Stock and/or Awards that are subject to any restrictions deemed appropriate by the Committee, in each case as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance Awards or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards. In the event payment of a Performance Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.

14.6.4. Performance Measures.

The performance goals upon which the payment or vesting of a Performance Award or Annual Incentive Award to a Covered Employee that is intended to constitute Qualified Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment (including pro forma adjustments):

(a)	net earnings or net income;

(b)	operating earnings;

(c)	pretax earnings;

(d)	earnings per share of Stock;

(e)	Stock price, including growth measures and total stockholder return;

(f)	earnings before interest and taxes;

(g)	earnings before interest, taxes, depreciation and/or amortization;

(h)	earnings before interest, taxes, depreciation, and/or amortization as adjusted to exclude any one or more of the following:

•	stock-based compensation expense;

•	income from discontinued operations;

•	gain on cancellation of debt;

•	debt extinguishment and related costs;

•	restructuring, separation, and/or integration charges and costs;

•	reorganization and/or recapitalization charges and costs;

•	impairment charges;

•	merger-related events;

•	gain or loss related to investments;

•	sales and use tax settlements; and

•	gain on non-monetary transactions;

(i)	sales, originations or revenue growth or targets, whether in general or by type of product, service, or customer;

(j)	diversification of sales or revenues, whether in general or by type of product, service, or customer;

(k)	gross or operating margins;

(l)	return measures, including return on assets, capital, investment, equity, sales, or revenue;

(m)	cash flow, including:

•	operating cash flow;

•	free cash flow, defined as earnings before interest, taxes, depreciation, and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the Performance Measure specified in clause (h) above) less capital expenditures;

•	levered free cash flow, defined as free cash flow less interest expense;

•	cash flow return on equity; and

•	cash flow return on investment;

(n)	productivity ratios;

(o)	costs, reductions in costs, and cost control measures;

(p)	expense targets;

(q)	underwriting cost per loan;

(r)	credit losses;

(s)	market or market segment share or penetration;

(t)	financial ratios as provided in credit agreements of the Company and its subsidiaries;

(u)	working capital targets;

(v)	completion of acquisitions of businesses or companies;

(w)	development of new lines of business or substantially expanding existing lines of business;

(x)	completion of divestitures and asset sales;

(y)	revenues under management;

(z)	funds from operations;

(aa)	employee hiring, retention, growth in population, and diversity;

(bb)	employee or customer satisfaction measurements;

(cc)	opening new offices expanding geographic coverage,

(dd)	execution of contractual arrangements or satisfaction of contractual requirements or milestones; and

(dd)	any combination of any of the foregoing business criteria.

Performance under any of the foregoing Performance Measures (i) may be used to measure the performance of (x) the Company, its Subsidiaries, and other Affiliates as a whole, (y) the Company, any Subsidiary, any other Affiliate, or any combination thereof, or (z) any one or more business units or operating segments of the Company, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (ii) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (e) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee shall also have the authority to provide for accelerated vesting of any Performance Award or Annual Incentive Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5. Evaluation of Performance.

The Committee may provide in any Performance Award or Annual Incentive Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (i) asset write-downs; (ii) litigation or claims, judgments, or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization, restructuring, or capital raising events or programs; (v) extraordinary, non-core, non-operating, or non-recurring items; (vi) acquisitions or divestitures; (vii) foreign exchange gains and losses; (viii) impact of shares of Stock purchased through share repurchase programs; (ix) tax valuation allowance reversals; (x) impairment expense; and (xi) environmental expense. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6. Adjustment of Performance-Based Compensation.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

14.6.7. Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7. Status of Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 granted to Grantees who are designated by the Committee as likely to be Covered Employees shall, if so designated by the Committee, constitute Qualified Performance-Based Compensation within the meaning of Code Section 162(m). Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a Grantee designated by the Committee, as of the Grant Date of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan, the applicable Award Agreement, or any other agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

If the Grantee is a Disqualified Individual, then, notwithstanding any other provision of this Plan or of any Other Agreement, and notwithstanding any Benefit Arrangement, any right to exercise, vesting, payment or benefit to the Grantee under this Plan shall be reduced or eliminated:

(i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment or benefit to the Grantee under this Plan to be considered a Parachute Payment; and

(ii) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock, Restricted Stock Units, or Deferred Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16.	REQUIREMENTS OF LAW

16.1. General.

The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company, an Affiliate, or any other Person of any provision of the Company’s certificate of incorporation or bylaws or of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any Stock Exchange or Securities Market or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, sale, issuance, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, sold, or issued to the Grantee or any other Person under such Award, whether pursuant to the exercise of an Option, a SAR, or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other Person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination by the Committee in connection with the foregoing shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2. Rule 16b-3.

During any time when the Company has any class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by law and deemed advisable by the Board or Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of share or kind of Capital Stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in Capital Stock, or other increase or decrease in such Stock effected without receipt of consideration by the Company occurring after the Amendment Date, the number and kinds of shares of Capital Stock for which grants of Options and other Awards may be made under the Plan, including, without limitation, the Share Limit set forth in Section 4.1 and the individual limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of Capital Stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Exercise Price, as applicable. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee shall, in such manner as the Board or the Committee deems appropriate, adjust (i) the number and kind of shares of Capital Stock subject to outstanding Awards and/or (ii) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Exercise Price of outstanding Stock Appreciation Rights, as applicable, to reflect such distribution.

17.2. Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the Capital Stock to which a holder of the number of shares of Stock subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the per share Option Price and SAR Exercise Price so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares of Stock remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares of Capital Stock subject to such Award or received by the Grantee as a result of the reorganization, merger, or consolidation. In the event of a transaction described in this Section 17.2, Performance Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the Capital Stock that a holder of the number of shares of Stock subject to the Performance Awards would have been entitled to receive immediately following such reorganization, merger, or consolidation.

17.3. Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:

(i) Immediately prior to the occurrence of such Change in Control, in each case with the exception of any Performance Award, all outstanding shares of Restricted Stock and all Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights shall be deemed to have vested, and all shares of Stock and/or cash subject to such Awards shall be delivered; and

(ii) Either or both of the following two (2) actions shall be taken:

(a) At least fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days. Any exercise of an Option or SAR during this fifteen (15)-day period shall be conditioned upon the consummation of the Change in Control and shall be effective only immediately before the consummation thereof, and upon consummation of such Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate, with or without consideration (including, without limitation, consideration in accordance with clause (b) below) as determined by the Committee in its sole discretion. The Committee shall send notice of an event that shall result in such a termination to all Persons who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

or

(b) The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or Capital Stock having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR, multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Options or SARs.

(iii) Performance Awards shall be deemed to have vested as to the greater of (a) vesting as though target performance has been achieved or (b) vesting based on pro rata actual performance as of a date reasonably proximal to the date of consummation of the Change in Control, as determined by the Committee in its sole discretion, where that level of performance thus determined shall be treated as achieved immediately prior to the consummation of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Performance Awards shall be treated as though target performance has been achieved. After application of this Section 17.3(iii), if any Awards arise from application of this Section 17, such Awards shall be settled under the applicable provision of Section 17.3(i) and (ii).

(iv) Other-Equity Based Awards shall be governed by the terms of the applicable Award Agreement.

17.4. Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan, Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights, and Other Equity-Based Awards theretofore granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Awards theretofore granted, or for the substitution for such Awards for new stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, dividend equivalent rights, and other equity-based awards relating to the Capital Stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and exercise prices of options and stock appreciation rights.

17.5. Adjustments

Adjustments under this Section 17 related to shares of Stock or other Capital Stock of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the Award Agreement as of the Grant Date, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change in control events involving the Company that are not a Change in Control hereunder.

17.6. No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or to engage in any other transaction or activity.

18.	GENERAL PROVISIONS

18.1. Disclaimer of Rights.

No provision in the Plan, any Award, or any Award Agreement shall be construed (i) to confer upon any Person the right to remain in the Service of the Company or an Affiliate, (ii) to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any Person at any time, or (iii) to terminate any Service or other relationship between any Person and the Company or an Affiliate. In addition, notwithstanding any provision of the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board or the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board or the Committee in their discretion determines desirable.

18.3. Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or the issuance of any shares of Stock or cash upon the exercise of, settlement of, or otherwise with respect to, an Award. At the time of such vesting, lapse, exercise, settlement, or other payment, the Grantee shall pay in cash to the Company or such Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, however, that if there is a same day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day that the same day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligations, in whole or in part, (i) by causing the Company or an Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or an Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligations shall be determined by the Company or an Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligations only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award, or payment of shares of Stock pursuant to such Award, as applicable, cannot exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or an Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such vesting, lapse, exercise, settlement, or other payment.

18.4. Captions.

The use of captions in this Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5. Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.6. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8. Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9. Section 409A of the Code.

The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the Short-Term Deferral Period will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s Separation from Service will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier).

Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or the Committee will have any liability to any Grantee for such tax or penalty.

* * *

To record adoption of this amended and restated Plan by the Board as of March 31, 2015, and approval of this amended and restated Plan by the stockholders on June 4, 2015, the Company has caused its authorized officer to execute the Plan.

WALKER & DUNLOP, INC.

By:
Title:	Executive Vice President, General Counsel and Secretary

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern time, on June 3, 2015.
Vote by Internet
• Go to www.envisionreports.com/WD
• Or scan the QR code with your smartphone
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Vote by telephone
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommend a vote “FOR” each Director, “FOR” proposal 2 and “FOR” proposal 3.

1. Election of Directors:					+
Nominees:	01 Alan Bowers	02 Andrew Florance	03 Cynthia Hallenbeck	04 Michael Malone
	05 John Rice	06 Dana Schmaltz	07 Howard Smith	08 William Walker

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain	For	Against	Abstain
2. Ratification of the appointment of the independent registered public accounting firm.	☐	☐	☐

3. To: (i) approve adoption of the Company’s 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”), which constitutes an amendment to and restatement of the Company’s 2010 Equity Incentive Plan, as amended (the “2010 Equity Incentive Plan”) and that would increase the number of shares reserved under, modify individual limits of categories of awards under, add additional performance measures applicable to, extend the termination date of, and make certain other related technical amendments to, the 2010 Equity Incentive Plan, and (ii) re-approve certain material terms and conditions relating to performance-based compensation under the 2015 Equity Incentive Plan.

				☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2014 Annual Report to Stockholders are available at: www.envisionreports.com/wd

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Walker & Dunlop, Inc.

Annual Meeting of Stockholders – June 4, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints William Walker and Richard Lucas, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Walker & Dunlop, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held June 4, 2015 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” ITEMS 2 and 3 AS RECOMMENDED BY THE DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)